UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Shutterfly, Inc.

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LETTER FROM THE CEO

April 13, 2018

DEAR STOCKHOLDERS,

2017 was a pivotal year for Shutterfly. We’re proud of the results we delivered and the progress we made on a number of fronts, setting the company up well for 2018 and beyond.

Back in February of 2017, we shared our plans to restructure our Consumer business, consolidating and simplifying our brand portfolio, bringing the vast majority of our customers together on a single website, Shutterfly.com, and focusing our resources on our greatest opportunities. At the same time, we articulated four areas of strategic focus going forward: simplifying the process of creating and purchasing personalized products, expanding our range of products, pivoting to mobile, and leveraging our manufacturing platform to serve business customers.

I’m pleased to report that we succeeded against all of our major objectives for 2017. Even while shutting down brands and consolidating platforms, we retained the majority of revenue and customers from the migrating brands and shuttered websites. The core Shutterfly brand achieved healthy like-for-like growth of 6%, and we held overall Consumer revenue flat while reducing our marketing expenditure by 15% and eliminating around 250 positions. In our Enterprise segment, SBS revenues grew 41% year-over-year as we onboarded a major new program from a large technology client.

At Shutterfly, we believe that the surest path to long-term, profitable growth is through customer-facing innovation; that is, by continually improving and expanding our products and services. The evolution of our mobile app is a great example. Over the course of 2017, we shipped dozens of new app builds; added more than 40 new products, now covering every category; and created an elegantly simple product creation experience. As a result, app revenues more than doubled year-over-year in the fourth quarter and mobile is now an important contributor to our Consumer business.

Throughout this period of transition, we’ve continued to focus on financial discipline and cost control. We significantly improved profitability and quality of earnings in 2017. At the same time, we entered into a new credit facility with low-cost flexible debt, and returned $110 million to stockholders via share repurchases, following our capital allocation strategy.

Turning to 2018, we couldn’t be more excited about our transformational acquisition of Lifetouch, the leader in school photography. This acquisition brings together two uniquely complementary companies, gives Shutterfly access to more than 10 million highly desirable households, positioning Shutterfly to increase revenue and profitability.

Shutterfly and Lifetouch’s businesses are both built around helping consumers capture, preserve, and share images linked to important moments in their lives. This deep-seated and enduring human need is reflected in the large and stable demand for our products and services over many years to date and, we predict, for many years to come.

As a combined company, we’re able to serve our customers across all of the key milestones in the life of a family, helping them commemorate important moments starting at birth, and then throughout the school years from pre-school to graduation, and on to marriage and family holidays. And our combined scale will allow us to better serve our customers and to drive better financial results for investors, through our shared manufacturing platform and large customer base.

Even as we work to integrate Lifetouch into the Shutterfly family, we expect to make significant progress against our four areas of strategic focus. We’ll further simplify the creation and purchase of personalized products, improving targeting and personalization across the entire customer journey. We’ve announced two new categories, Kids and Pets, launching in Q3. We have ambitious plans for mobile, including adding more products and driving improved monetization. And in Enterprise, we’ll focus on gross margin improvements as we move into the second phase of the large deal signed in Q3 last year while expanding our sales pipeline and opening our manufacturing platform to a broader range of customer use-cases.

I want to share a few thoughts about where we are on our journey as a company. As of the end of 2017, we’ve completed the first phase of our transformation during which we simplified the Consumer business; articulated four areas of strategic focus; put in place the operational, process, and financial discipline to support our business as we scale; and delivered significant financial improvements.

As we enter the second phase between 2018 and 2020, we have three clear priorities:

1.	Successfully integrate Lifetouch while realizing significant cost and revenue synergies.
2.	Re-accelerate Shutterfly’s Consumer growth via simplification, range expansion, and mobile.

3.	Leverage our world-class digital manufacturing platform to capitalize on the secular shift from analog to digital manufacturing, serving a broader range of enterprise customers.

Looking further ahead, as we repay our acquisition debt, we’ll be in a powerful position to create further stockholder value by optimizing capital allocation across organic re-investment in the business, further M&A, and returning excess capital to stockholder. We expect to have compelling organic and inorganic opportunities, and will continue to be disciplined in considering these competing uses of capital.

In closing, I want to thank you for your continued support.

Sincerely,

CHRISTOPHER NORTH President and Chief Executive Officer

# WHO WE ARE

## CONSUMER

## SHUTTERFLY BUSINESS SOLUTIONS

Variable print-on-demand solutions for large enterprises.

TARGETED DIRECT MAIL

ENROLLMENT

JUST-IN-TIME, INVENTORY-FREE PRINTING

PERSONALIZED COMMUNICATION

## 2017 BY THE NUMBERS

**$1.2B** REVENUES

**40B+** HOSTED PHOTOS

**~$38** AVERAGE ORDER VALUE

**26M** ANNUAL ORDERS

**~75%** RETURNING CUSTOMERS

**10M** CUSTOMERS

**$190M+** ENTERPRISE REVENUE

## SHUTTERFLY PRODUCT CATEGORY EVOLUTION

PRINTS
CARDS
CALENDARS
PHOTO GIFTS
PHOTO BOOKS
CARDS EXPANSION
tinyprints
TINY PRINTS ACQUISITION
HOME DECOR / PHOTO GIFTS EXPANSION
STATEMENT GIFTS
TINY PRINTS BOUTIQUE
SHUTTERFLY WEDDING SHOP
Lifetouch
LIFETOUCH ACQUISITION
KIDS & PETS
1999
'00
'01
'02
'03
'04
'05
'06
'07
'08
'09
'10
'11
'12
'13
'14
'15
'16
'17
2018

CONSUMER The leading digital retailer and manufacturer of high-quality personalized products and services. The leading online cards and stationery boutique, offering stylish announcements, invitations and personal stationery for every occasion. Built on the tradition of “Picture Day,” Lifetouch captures smiling faces, preschool through high school graduation. Product lines include sports, events, seniors and yearbooks. Lifetouch also has a Specialty business which includes retail and church photography. The premier online marketplace for photographic and video equipment rentals. WHO WE ARE 2017 BY THE NUMBERS $1.2B 40B+ REVENUES HOSTED PHOTOS ~$38 26M AVERAGE ANNUAL ORDER VALUE ORDERS ~75% 10M RETURNING CUSTOMERS CUSTOMERS $190M+ ENTERPRISE REVENUE SHUTTERFLY BUSINESS SOLUTIONS Variable print-on-demand solutions for large enterprises. TARGETED DIRECT MAIL JUST-IN-TIME, INVENTORY-FREE PRINTING SHUTTERFLY PRODUCT CATEGORY EVOLUTION TINY PRINTS KIDS & PETS BOUTIQUE SHUTTERFLY WEDDING CARDS TINY PRINTS HOME DECOR / STATEMENT SHOP LIFETOUCH EXPANSION ACQUISITION PHOTO EXPANSION GIFTS GIFTS ACQUISITION 1999 ‘00 ‘01 ‘02 ‘03 ‘04 ‘05 ‘06 ‘07 ‘08 ‘09 ‘10 ‘11 ‘12 ‘13 ‘14 ‘15 ‘16 ‘17 2018

OUR STRATEGY

## PHASE 1: 2017

### WHAT WE DID

### WHAT HAPPENED

## PHASE 2: 2018 TO 2020

### 2018 FOCUS

MAKE PURCHASING PERSONALIZED PRODUCTS SIMPLE

OFFER A BROADER RANGE OF PRODUCTS

PIVOT TO MOBILE

SHUTTERFLY

LEVERAGE OUR MANUFACTURING PLATFORM

SHUTTERFLY INC
Leader in photo-based products

+

Lifetouch
Leader in school photography

=

WEDDING
BIRTH
HOLIDAYS & SEASONAL
Shutterfly
Lifetouch
GRADUATION
PRESCHOOL
K-12

**+12%** ADJUSTED EBITDA

**+49%** FREE CASH FLOW

### FREE CASH FLOW SUMMARY
($ in Millions)

$69
$74
$88
$114
$169
2013
2014
2015
2016
2017

### 2020 MINIMUM ADJUSTED EBITDA TARGET

$50m
Revenue & Cost Synergies
$270m**
Shutterfly
$450m
$37m*
Base Growth
$100m
Lifetouch

PHASE 1: 2017 WHAT WE DID Focus all of our resources on our largest opportunities. Brought the vast majority of Consumer customers and brands onto a single platform. WHAT HAPPENED Success of platform migration seen in Q4 results - retained majority of revenue and customers from migrating brands. Significant cost savings allow both reinvestment and improved bottom line. OUR STRATEGY PHASE 2: 2018 TO 2020 2018 FOCUS Launch Kids and Pets Increase personalization and targeting Drive mobile monetization Expand Enterprise gross margin and pipeline MAKE PURCHASING OFFER A PIVOT TO LEVERAGE OUR PERSONALIZED BROADER RANGE MOBILE MANUFACTURING PRODUCTS SIMPLE OF PRODUCTS PLATFORM WEDDING HOLIDAYS & BIRTH SEASONAL Leader in + Leader in photo-based products school photography GRADUATION PRESCHOOL K-12 +12% ADJUSTED EBITDA +49% FREE CASH FLOW FREE CASH FLOW SUMMARY ($ in Millions) $169 $88 $114 $74 $69 2013 2014 2015 2016 2017 2020 MINIMUM ADJUSTED EBITDA TARGET $50m $270m** Revenue & Shutterfly Cost Synergies $450m $37m* $100m Base Growth Lifetouch *Assumes minimum growth of 5%. ** Mid point of 2018 Shutterfly standalone guidance provided as of January 30, 2018

NON-GAAP FINANCIAL MEASURES

This Proxy Statement contains Non-GAAP financial measures. The following tables reconcile the Non-GAAP financial measures that the Company uses to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These Non-GAAP financial measures include Adjusted EBITDA and free cash flow. The method the Company uses to produce Non-GAAP financial measures is not computed according to GAAP and may differ from methods used by other companies.

To supplement the Company’s consolidated financial statements presented on a GAAP basis, we believe that these Non-GAAP measures provide useful information about the Company’s core operating results and thus are appropriate to enhance the overall understanding of the Company’s past financial performance and its prospects for the future. These adjustments to the Company’s GAAP results are made with the intent of providing both management and investors a more complete understanding of the Company’s underlying operational results and trends and performance. Management uses these Non-GAAP measures to evaluate the Company’s financial results, develop budgets, manage expenditures, and determine employee compensation. The presentation of additional information is not meant to be considered in isolation or as a substitute for or superior to gross margins, operating income (loss), net income (loss), or cash flows provided by (used in) operating activities determined in accordance with GAAP. For more information, please see Shutterfly’s SEC Filings, including the most recent Form 10-K and Form 10-Q, which are available on the Securities and Exchange Commission’s Web site at www.sec.gov.

We have provided a reconciliation of each Non-GAAP financial measure to the most directly comparable GAAP financial measure, where possible, except that we have not reconciled our 2020 Non-GAAP Adjusted EBITDA target of $450 million to comparable GAAP operating income at this stage of the process because it is unreasonably difficult to provide guidance for stock-based compensation expense, capitalization and amortization of internal-use software and charges related to the proposed acquisition, which are reconciling items between GAAP operating loss and Non-GAAP Adjusted EBITDA. The factors that may impact our future stock-based compensation expense and capitalization and amortization of internal-use software are out of our control and/or cannot be reasonably predicted, and therefore we are unable to provide such guidance without unreasonable effort. Factors include our market capitalization and related volatility of our stock price and our inability to project the cost or scope of internally produced software and charges related to the proposed acquisition during this time period.

RECONCILIATION OF NET INCOME (LOSS) TO NON-GAAP ADJUSTED EBITDA

(In Thousands)

	YEAR ENDED DECEMBER 31,
	2017	2016	2015	2014	2013
Net income (loss)	$30,085	$15,906	$(843)	$(7,860)	$9,285
Add back:
Interest expense	27,836	23,023	20,998	16,732	9,446
Interest and other income, net	(1,481)	(501)	(744)	(508)	(308)
Benefit from (provision for) income taxes	5,160	10,682	(1,146)	(2,119)	3,635
Depreciation and amortization	103,862	113,651	113,277	98,752	74,856
Stock-based compensation expense	43,573	45,692	60,458	61,762	53,528
Capital lease termination	8,098	—	—	—	—
Restructuring	16,966	—	—	—	—
Non-GAAP Adjusted EBITDA	$234,099	$208,453	$192,000	$166,759	$150,442

RECONCILIATION OF CASH FLOW FROM OPERATING ACTIVITIES TO NON-GAAP FREE CASH FLOW

(In Thousands)

	YEAR ENDED DECEMBER 31,
	2017	2016	2015	2014	2013
Net cash provided by operating activities	$239,524	$193,423	$165,037	$166,488	$147,268
Less: Capital expenditures [1]	70,751	79,860	76,669	92,201	78,342
Free Cash Flow	$168,773	$113,563	$88,368	$74,287	$68,926

[1]	Excludes purchase of printers of $9.8 million that we acquired and immediately sold during the second quarter of 2016

NOTICE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this Proxy Statement, including in the introduction and summary pages, other than purely historical information, are “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which involve risks and uncertainties. These forward-looking statements include estimates, projections, statements relating to our business plans, objectives, expected operating results and expected Adjusted EBITDA levels. Forward-looking statements may appear throughout this report, including without limitation, the “Compensation Discussion and Analysis.” You can identify these statements by the use of terminology such as “believe”, “expect”, “will”, “should,” “could”, “estimate”, “anticipate” or similar forward-looking terms. Factors that might contribute to such differences include, among others, the retention of Lifetouch employees and our ability to successfully integrate the Lifetouch businesses; risks inherent in the achievement of anticipated synergies and the timing thereof; and general economic conditions and changes in laws and regulations. You should not rely on these forward-looking statements as they involve risks and uncertainties that may cause actual results to vary materially from the forward-looking statements. For more information regarding the risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements, as well as risks relating to our business in general, we refer you to the “Risk Factors” section of our SEC filings, including our most recent Form 10-K and 10-Q, which are available on the Securities and Exchange Commission’s website at www.sec.gov. These forward-looking statements are based on current expectations and the Company assumes no obligation to update this information.

2018 PROXY STATEMENT

PROXY SUMMARY

YOUR VOTE MATTERS

This summary highlights information described in more detail elsewhere in this Proxy Statement. We recommend that you read the entire Proxy Statement carefully and consider all information before voting. Page references are supplied to help you find further information in this proxy statement.

VOTING MATTERS, VOTE RECOMMENDATIONS AND RATIONALE

PROPOSAL	BOARD RECOMMENDS

Proposal 1: Election of Directors (page 7)

The Corporate Governance Committee and the Board believe that the Director nominees and the entire Board provide Shutterfly with a diverse range of perspectives and business acumen and allow our Directors to effectively engage each other and management to effectively address our evolving needs and represent the best interests of our stockholders.

FOR Each Nominee

Proposal 2: Advisory Vote on Frequency of Vote on Compensation of Named Executive Officers (page 24)

As described in detail under the heading “Compensation Discussion and Analysis,” the objective of our executive compensation program is to attract, motivate and retain the exceptional leaders we need to drive stockholder value, fulfill our vision and mission, uphold our company values and achieve our corporate goals. We accomplish these goals in a manner consistent with our strategy, competitive practice, sound corporate governance principles, and stockholder interests and concerns. We believe the compensation program for the Named Executive Officers was strongly aligned with the long-term interests of our stockholders and was instrumental in helping us achieve strong financial performance in 2017.

FOR

Proposal 3: Amendment of 2016 Equity Incentive Plan (pages 50 to 58)

Our Board believes the Company’s success is due to its highly talented employee base and that future success depends on our ability to continue attracting and retaining high-caliber employees. Our operations are primarily located in Silicon Valley, where we compete with many technology companies, including high profile start-ups, for a limited pool of talented people. Our ability to grant equity awards is a necessary and powerful recruiting and retention tool to maintain and create stockholder value. Non-approval of the Plan Amendment may compel us to increase the cash component of employee compensation because the Company would need to replace components of compensation previously delivered in equity awards.

FOR

Proposal 4: Ratification of Selection of Independent Registered Public Accounting Firm (pages 59 to 60)

The Board and the Audit Committee believe that the continued retention of PricewaterhouseCoopers LLP for the fiscal year ending December 31, 2018 is in the best interests of the Company and its stockholders. As a matter of good corporate governance, stockholders are being asked to ratify the Audit Committee’s selection of the independent registered public accounting firm.

FOR

2018 PROXY STATEMENT SUMMARY	1

PROXY SUMMARY

BUSINESS STRATEGY UPDATE AND 2017 BUSINESS RESULTS

At the beginning of 2017, we refined our business strategy around four key areas of focus:

1)	simplifying the process of creating and purchasing personalized products

2)	expanding the range of products,

3)	pivoting to mobile, and

4) leveraging our manufacturing platform for business customers.

As the first step of our long-term strategy, we made the decision to restructure our Consumer business, simplifying our brand portfolio and shifting customers to our flagship Shutterfly.com website. We believed effectively executing our strategy would position the Company to deliver sustainable, profitable growth and create value for our stockholders. We delivered strong results during 2017, setting us up for success in 2018 and beyond (see “2017 Business Results”).

Under the leadership of our executive team, we exceeded our plan for 2017, delivering 5% growth in net revenues and 12% growth in Adjusted EBITDA. In addition, after the close of 2017, we announced our agreement to acquire Lifetouch, a national leader in school photography. We are targeting a minimum of $450 million in Adjusted EBITDA by 2020, through the strength of each other’s core businesses as well as our realization of unique revenue and cost synergies available from combining our two complementary companies. By executing our long-term strategy, we delivered strong financial performance and created value for our stockholders over the past year. Our 1-year total stockholder return (TSR) over calendar year 2017 was -0.9%. However, we believe it is also relevant to evaluate TSR from the day after the release of our 2016 Fourth Quarter Earnings (February 2, 2017) through the day after the release of our 2017 Fourth Quarter Earnings and Lifetouch acquisition announcement (January 31, 2018). Over this period reflecting when our 2017 financial results were publicly-disclosed, our total stockholder return was 55.9% compared to 16.0% for the Russell 2000 index. For additional information, see pages 25 to 27.

2

PROXY SUMMARY

DIRECTOR NOMINEES AND OTHER DIRECTORS

The following are the Class III Directors who are the nominees for the 2018 Annual Meeting. For additional information regarding the Shutterfly Board of Directors, please read their biographies which begin on page 9.

	AGE	TITLE	DIRECTOR SINCE	TERM EXPIRATION	INDEPENDENT	AUDIT	COMPENSATION	GOVERNANCE
Thomas D. Hughes	58	Director	2015	2018	Yes
Eva Manolis	54	Director	2016	2018	Yes
Elizabeth Sartain	63	Director	2016	2018	Yes
The following are the Class I and Class II Directors who will continue on the Board of Directors after the 2018 Annual Meeting.

	AGE	TITLE	DIRECTOR SINCE	TERM EXPIRATION	INDEPENDENT	AUDIT	COMPENSATION	GOVERNANCE

Christopher North	47	President and Chief Executive Officer, Director	2016	2019

William Lansing	59	Chairman of the Board, Director	2017	2019	Yes

Ann Mather	58	Director	2013	2020	Yes

Elizabeth S. Rafael	56	Director	2016	2019	Yes

H. Tayloe Stansbury	56	Director	2016	2020	Yes

Brian T. Swette	64	Director	2009	2020	Yes

Michael P. Zeisser	53	Director	2013	2019	Yes

– Chairperson              – Member

DIRECTOR DASHBOARD

2018 PROXY STATEMENT SUMMARY	3

PROXY SUMMARY

CORPORATE GOVERNANCE/DIRECTOR QUALIFICATIONS

The Corporate Governance at Shutterfly section beginning on page 16 describes our governance practices, which include the following highlights that our Governance Committee takes into consideration when determining whether to recommend a candidate for a position on the Shutterfly Board of Directors:

•	character,

•	integrity,

•	judgment,

•	skills,

•	business acumen,

•	experience,

•	commitment,

•	diligence,

•	conflicts of interest and the

•	ability to act in the interests of all stockholders.

COMPENSATION PROGRAM CHANGES

Our Compensation and Leadership Development Committee has taken steps to redesign our executive compensation program to support our business strategy and in response to ongoing dialogue with our stockholders. Over the last few years, we have undertaken a robust stockholder engagement program, speaking with stockholders representing over 50% of our outstanding common stock in the past year. These conversations have included our Chairman, CEO, other members of the Board, CFO and other members of senior management, and covered matters of importance to Shutterfly and our stockholders in a variety of areas, including our executive compensation program. We believe changes made to simplify our programs over the last two years have been effective in driving stockholder value creation. For additional information on key feedback and changes, refer to the section titled “Compensation Program Changes” which begins on page 26.

EXECUTIVE COMPENSATION HIGHLIGHTS

Our compensation philosophy provides the guiding principles for structuring our executive compensation program. The objective of our program is to attract, motivate and retain the key executives we need in order to drive stockholder value, fulfill our vision and mission, uphold our values and achieve our corporate objectives. Additional information can be found in the section entitled “Our Corporate Values, Compensation Philosophy, and Practices” which begins on page 29.

•	Compensation Should Reflect our Pay-for-Performance Culture. Pay should be directly linked to performance. Accordingly, a significant portion of executive compensation is contingent on, and varies based on, growth in stockholder value, achievement of our corporate performance goals and individual contributions to our success.

•	Compensation Should Align with Creation of Stockholder Value. Compensation should incentivize management to achieve short-term results in a manner that also supports our long-term strategic and financial goals. Performance-based cash bonuses create incentives for achieving results that enhance stockholder value in the short-term, while equity awards serve to align the interests of our executives with our stockholders over the long-term. Our compensation policies and practices are designed to balance short-term and long-term interests, and to prevent the opportunity for inappropriate risk-taking that would have a material adverse effect on us.

•	Compensation Level and Mix Should Reflect Responsibility and Accountability. Total compensation is higher for individuals with greater responsibility, greater ability to influence achievement of our corporate goals and greater accountability for those goals. Furthermore, as responsibility increases, a greater portion of the executive’s total compensation is performance-based pay and tied to long-term value creation for our stockholders.

Our Executive Compensation Practices

Our executive compensation policies and practices reinforce our pay for performance philosophy and align with sound governance principles. Our executive compensation program is composed of three primary elements: base salary; short-term incentive compensation in the form of quarterly performance-based cash bonuses; and long-term incentive compensation in the form of equity awards.

4

PROXY SUMMARY

Below are certain highlights of our fiscal 2017 executive compensation policies and practices. Additional information can be found in the section entitled “Our Corporate Values, Compensation Philosophy, and Practices” which begins on page 29.

WHAT WE DO	WHAT WE DON’T DO

•   Pay for Performance. Our program is designed to align executive pay with our financial performance and stockholder value.

•   Peer Group Analysis. The Committee reviews total direct compensation (base salary, annual cash incentive and long-term incentive awards) and the mix of the compensation components for our peer group as one of the factors in determining the compensation for our NEOs.

•   CEO Stock Ownership Guideline. Our CEO is required to hold four times his base salary in our stock, which must be achieved within five years of hire.

•   Use of Independent Compensation Consultant. The Committee is advised by an independent compensation consulting firm that provides no other services to us.

•   Clawback Policy. The Committee has adopted a clawback policy applicable to all incentive payments provided to executive officers.

•   No Single Trigger Change-in-Control Payments. No payments or benefits are payable solely on the occurrence of a change-in-control of the company.

•   No Tax Gross-Ups for Excise Taxes. Our NEOs are not entitled to any tax gross-up payments with respect to excise taxes that may be imposed on certain payments.

•   No Hedging, Speculative Trading, or Pledging. Our trading policies prohibit employees and directors from hedging, speculative trading or pledging of our stock.

2018 PROXY STATEMENT SUMMARY	5

NOTICE OF 2018 ANNUAL MEETING

Meeting Date & Time Wednesday, May 23, 2018 10:30 a.m. PST	Meeting Place Shutterfly, Inc. 2800 Bridge Parkway Redwood City, California 94065	Record Date March 26, 2018

DEAR STOCKHOLDER:

Notice is hereby given that the 2018 Annual Meeting of Stockholders (the “Annual Meeting”) of Shutterfly, Inc., a Delaware corporation (“we” or “our”), will be held at 2800 Bridge Parkway, Redwood City, California 94065, on May 23, 2018, at 10:30 a.m., Pacific Daylight Time, for the following purposes:

1. To elect three Class III directors to hold office until our 2021 Annual Meeting of Stockholders;

2. To approve, on an advisory basis, the compensation of our named executive officers;

3. To approve the amendment of our 2015 Equity Incentive Plan to increase the number of shares available for issuance thereunder by 900,000 shares;

4. To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2018; and

5. To conduct any other business properly brought before the Annual Meeting.

These items of business are more fully described in our Proxy Statement accompanying this Notice (the “Proxy Statement”).

Our Board of Directors recommends that you vote FOR the election of the director nominees named in Proposal No. 1; FOR the proposal regarding our advisory vote on the compensation of our named executive officers in Proposal No. 2; FOR the amendment of our 2015 Equity Incentive Plan as described in Proposal No. 3; and FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm as described in Proposal No. 4.

The Board of Directors of Shutterfly, Inc. (the “Board”) has fixed the close of business on March 26, 2018 as the record date for the meeting. Only holders of our common stock as of the record date are entitled to notice of and to vote at the meeting and at any adjournment or postponement of the Annual Meeting. Further information regarding voting rights and the matters to be voted upon is presented in this proxy statement.

In accordance with rules promulgated by the Securities and Exchange Commission, we have elected to use the Internet as our primary means of providing our proxy materials to stockholders. On or about April 13, 2018, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) with instructions for accessing the proxy materials online, including this Proxy Statement and our annual report, as well as for voting in person, by telephone, by mail or via the Internet. The Notice also provides information on how stockholders may obtain paper or email copies of our proxy materials free of charge, if they so choose. The electronic delivery of our proxy materials significantly reduces our printing and mailing costs and the environmental impact of distributing proxy materials.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we encourage you to read the accompanying Proxy Statement and to mark, date, sign and submit your proxy card or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail or, if you received printed proxy materials, on the enclosed proxy card.

By Order of the Board of Directors,

Christopher North

President and Chief Executive Officer

Redwood City, California

April 13, 2018

PROXY STATEMENT

2	QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

7	PROPOSAL NO. 1 ELECTION OF DIRECTORS
8	Board of Directors
13	Executive Officers

16	CORPORATE GOVERNANCE

21	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

23	SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

24	PROPOSAL NO. 2 ADVISORY VOTE TO APPROVE THE COMPANY’S EXECUTIVE COMPENSATION

25	COMPENSATION DISCUSSION AND ANALYSIS

38	REPORT OF THE COMPENSATION AND LEADERSHIP DEVELOPMENT COMMITTEE OF THE BOARD OF DIRECTORS

39	COMPENSATION TABLES
39	Summary Compensation Table
40	Grants of Plan-Based Awards
41	Outstanding Equity Awards at Year-End
42	Option Exercises and Stock Vested
42	CEO Pay Ratio
42	Potential Payments upon Termination or Change of Control

48	DIRECTOR COMPENSATION

50	PROPOSAL NO. 3 AMENDMENT OF 2015 EQUITY INCENTIVE PLAN

59	PROPOSAL NO. 4 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
59	Principal Accountant Fees and Services
59	Audit Fees
59	Audit Related Fees
59	Tax Fees
59	All Other Fees
60	Pre-Approval Policies and Procedures

61	REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

62	CERTAIN TRANSACTIONS

62	OTHER MATTERS

63	ANNUAL REPORT ON FORM 10-K

A-1	APPENDIX A SHUTTERFLY, INC. 2015 EQUITY INCENTIVE PLAN

2018 PROXY STATEMENT

SHUTTERFLY, INC.

2800 Bridge Parkway

Redwood City, California 94065

PROXY STATEMENT

The Board of Directors of Shutterfly, Inc. is soliciting your proxy to vote at the Annual Meeting of Stockholders to be held on May 23, 2018, at 10:30 a.m., Pacific Daylight Time, and any adjournment or postponement of that meeting (the “Annual Meeting”). The Annual Meeting will be held at 2800 Bridge Parkway, Redwood City, California 94065. This Proxy Statement and the accompanying Proxy Card, Notice of Meeting, and Annual Report to Stockholders was first sent or made available, on or about April 13, 2018, to stockholders of record as of the close of business on March 26, 2018 (the “Record Date”). For those stockholders receiving a Notice of Internet Availability of Proxy Materials, the Notice of Internet Availability of Proxy Materials was first mailed on or about April 13, 2018 to stockholders of record as of the close of business on the Record Date. The only voting securities of Shutterfly, Inc. are shares of Common Stock, $0.0001 par value per share (the “Common Stock”), of which there were 33,107,322 shares outstanding as of the Record Date (excluding any treasury shares). A majority of the shares of Common Stock outstanding on the Record Date must be present, in person or by proxy, to hold the Annual Meeting.

In this Proxy Statement, we refer to Shutterfly, Inc. as the “Company,” “Shutterfly,” “we,” “our” or “us,” and the Board of Directors as the “Board” or “Board of Directors.” When we refer to our “fiscal year,” or “fiscal” followed by a year, we mean the twelve-month period ending or ended December 31 of the stated year.

Our Annual Report to Stockholders, which contains consolidated financial statements for fiscal 2017, accompanies this Proxy Statement. You also may obtain a copy of our Annual Report on Form 10-K for fiscal 2017 that was filed with the Securities and Exchange Commission, without charge, by writing to our Investor Relations department at the above address. Our Annual Report on Form 10-K for fiscal 2017 is also available in the “Investor Relations” section of our website at ir.shutterfly.com.

2018 PROXY STATEMENT	1

THE PROXY PROCESS AND STOCKHOLDER VOTING

WHO CAN VOTE AT THE

ANNUAL MEETING?

Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were 33,107,322 shares of Common Stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If at the close of business on the Record Date your shares of Common Stock were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to complete, sign and return the accompanying proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If at the close of business on the Record Date, your shares of Common Stock were held in an account at a brokerage firm, bank or other agent rather than in your name, then you are the beneficial owner of shares of Common Stock held in “street name” and these proxy materials are being forwarded to you by your broker, bank or other agent. The broker, bank or other agent holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting.

As a beneficial owner, you have the right to instruct your broker, bank or other agent on how to vote the shares of Common Stock in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy issued in your name from your broker, bank or other agent.

WHAT AM I BEING ASKED TO

VOTE ON?

You are being asked to vote:

•	Proposal No. 1: FOR the election of three Class III directors to hold office until our 2021 Annual Meeting of Stockholders;

•	Proposal No. 2: FOR the approval, on an advisory basis, of the compensation of our named executive officers;

•	Proposal No. 3: FOR the amendment of our 2015 Equity Incentive Plan to increase the number of shares available for issuance thereunder by 900,000 shares; and

•	Proposal No. 4: FOR the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE SET OF MATERIALS?

This means you hold shares of Common Stock in more than one way. For example, you may own some shares of Common Stock directly as a “Registered Holder” and other shares of Common Stock through a broker or you may own shares of Common Stock through more than one broker. In these situations, you may receive multiple sets of proxy materials. In order to vote all of the shares of Common Stock you own, you must either sign and return all of the proxy cards or follow the instructions for any alternative voting procedure on each of the proxy cards you receive. Each proxy card you received came with its own prepaid return envelope. If you vote by mail, make sure you return each proxy card in the return envelope which accompanied that proxy card.

DOES MY VOTE MATTER?

YES! We are required to obtain stockholder approval for the election of directors and other important matters. Each share of Common Stock is entitled to one vote and every share voted has the same weight. In order for the Company to obtain the necessary stockholder approval of proposals, a “quorum” of stockholders (i.e., a majority of the shares entitled to vote at the Annual Meeting, excluding treasury shares) must be represented at the Annual Meeting in person or by proxy. If a quorum is not obtained, we must postpone the Annual Meeting and solicit additional proxies. This

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THE PROXY PROCESS AND STOCKHOLDER VOTING

is an expensive and time-consuming process that is not in the best interests of the Company or its stockholders. Since few stockholders can spend the time or money to attend stockholder meetings in person, voting by proxy is important to obtain a quorum and complete the stockholder vote.

WHAT IS THE QUORUM REQUIREMENT?

A quorum of stockholders is necessary to hold a valid Annual Meeting. A quorum will be present if at least a majority of the shares of Common Stock entitled to vote at the Annual Meeting, excluding treasury shares, as of the close of business on the Record Date are represented by stockholders present at the Annual Meeting or represented by proxy. At the close of business on the Record Date, there were 33,107,322 shares of Common Stock outstanding and entitled to vote. Therefore, in order for a quorum to exist, 16,553,662 shares of Common Stock must be represented by stockholders present at the meeting or by proxy. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank, or other nominee) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairperson of the Annual Meeting or the holders of a majority of the votes present at the Annual Meeting may adjourn the Annual Meeting to another date.

HOW DO I VOTE?

You may vote by mail or follow any alternative voting procedure described on the proxy card. To use an alternative voting procedure, follow the instructions on each proxy card or on the Notice of

Internet Availability of Proxy Materials that you receive.

For the election of directors, you may either vote “FOR” the three Class III nominees or you may “WITHHOLD” your vote for any nominee you specify. For the advisory vote on the compensation of our named executive officers, the approval of the amendment to our 2015 Equity Incentive Plan and the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018, you may vote “FOR” or “AGAINST” or abstain from voting. The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting. Alternatively, you may vote by proxy by using the accompanying proxy card, over the Internet or by telephone. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. Even if you have submitted a proxy before the Annual Meeting, you may still attend the Annual Meeting and vote in person. In such case, your previously submitted proxy will be disregarded.

•	To vote using the proxy card, simply complete, sign and date the accompanying proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•	To vote over the Internet, go to www.proxyvote.com and follow the instructions to obtain your records and to create an electronic voting instruction form.

•	To vote by telephone, call 1-800-690-6903 and follow the instructions to transmit your voting instructions.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

If you are a beneficial owner of shares of Common Stock registered in the name of your broker, bank or other agent, you should have received a voting instruction card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the voting instruction card to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

WHO COUNTS THE VOTES?

Broadridge Financial Services, Inc. (“Broadridge”) has been engaged as the tabulator of our stockholder votes. A representative of Broadridge will serve as the independent inspector of election to do the final tabulation and certification of stockholder votes.

HOW ARE VOTES COUNTED?

Brokers, banks or other agents who hold shares of Common Stock for the accounts of their clients may vote such shares of Common Stock either as

2018 PROXY STATEMENT	3

THE PROXY PROCESS AND STOCKHOLDER VOTING

instructed by their clients or in the absence of such instruction, in their own discretion if permitted by the stock exchange or other organization of which they are members. Members of the New York Stock Exchange are permitted to vote their clients’ proxies in their own discretion as to certain routine proposals, such as the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2018. If a broker votes shares of Common Stock that are not voted by its clients “For” or “Against” a routine proposal, those shares of Common Stock are considered present and entitled to vote at the Annual Meeting and will be counted toward determining whether or not a quorum is present. Those shares of Common Stock will also be taken into account in determining the outcome of all routine proposals.

Where a proposal is not routine, such as the election of our Class III directors, the advisory vote on the compensation of our named executive officers and the amendment of our 2015 Equity Incentive Plan, a broker does not have discretion to vote its clients’ uninstructed shares on such proposals. When a broker indicates on a proxy that it does not have discretionary authority to vote certain shares of Common Stock on a particular proposal, the missing votes are referred to as “Broker Non-votes.” Those shares of Common Stock are considered present for the purpose of determining whether or not a quorum is present, but are not considered shares of Common Stock entitled to vote or votes cast on a particular proposal, and are not taken into account in determining the outcome of non-routine proposals.

Because brokers cannot vote uninstructed shares on behalf of their customers for “non-routine”

matters, such as the election of our Class III directors, the advisory vote on the compensation of our named executive officers, and the amendment of our 2015 Equity Incentive Plan, it is more important than ever that stockholders vote their shares of Common Stock. If you do not vote your shares of Common Stock, you will not have a say in these important issues to be presented at the Annual Meeting.

Abstentions, or shares of Common Stock present at the Annual Meeting and voting “Abstain,” are counted for the purpose of determining whether a quorum is present, but are not considered votes cast for a particular proposal and are not taken into account in determining the outcome of the matters voted upon at the Annual Meeting.

WHAT ARE THE VOTING REQUIREMENTS TO ELECT THE DIRECTORS AND TO APPROVE EACH OF THE PROPOSALS DISCUSSED IN THIS PROXY STATEMENT?

Proposal No. 1—Election of Directors

Under our Restated Bylaws (“Bylaws”) and our Corporate Governance Principles, directors must be elected by a majority of the votes cast in uncontested elections. This means that the number of votes cast “For” a director nominee must exceed the number of votes cast “Against” that nominee. Abstentions and broker non-votes are not counted as votes “For” or “Against” a director nominee. In an uncontested election, any nominee who does not receive a majority of votes cast “For” his or her election is required to tender his or her resignation promptly following the failure to receive the required vote. Within 90 days following certification of the stockholder vote, the

Governance Committee of the Board is required to make a recommendation to the Board as to whether it should accept such resignation. Thereafter, the Board is required to decide whether to accept such resignation. In contested elections, the required vote would be a plurality of votes cast.

Proposal No. 2—Advisory Vote on Executive Compensation

Under our Bylaws, the votes cast “For” must exceed the votes cast “Against” to approve, on an advisory basis, the compensation of our named executive officers. Abstentions and broker non-votes are not counted as votes “For” or “Against” this proposal.

Proposal No. 3—Amendment of 2015 Equity Incentive Plan

Under our Bylaws, the votes cast “For” must exceed the votes cast “Against” to approve the amendment of our 2015 Equity Incentive Plan. Abstentions and broker non-votes are not counted as votes “For” or “Against” this proposal.

Proposal No. 4—Ratification of PricewaterhouseCoopers LLP

Under our Bylaws, the votes cast “For” must exceed the votes cast “Against” to approve the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2018. The vote to approve the ratification of our independent registered public accounting firm is considered a routine proposal, and therefore if your shares of Common Stock are held by your broker, bank or other agent and you do not provide voting instructions and the broker, bank or other agent has discretionary authority to vote

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THE PROXY PROCESS AND STOCKHOLDER VOTING

such shares of Common Stock, your shares of Common Stock may be voted at the discretion of the broker, bank or other agent. Abstentions are not counted as votes “For” or “Against” this proposal.

HOW DO I VOTE BY INTERNET OR TELEPHONE?

If you wish to vote by Internet, go to www.proxyvote.com and follow the instructions to obtain your records and to create an electronic voting instruction form. If you wish to vote by telephone, call 1-800-690-6903 and follow the instructions to transmit your voting instructions. Please have your proxy card in hand when you vote over the Internet or by telephone. The Internet and telephone voting availability will close at 11:59 p.m., Eastern Daylight Time on May 22, 2018. The giving of such a telephonic or Internet proxy will not affect your right to vote in person should you decide to attend the Annual Meeting.

The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly.

HOW MANY VOTES DO I HAVE?

On each matter to be voted upon, you have one vote for each share of Common Stock you owned as of the close of business on the Record Date.

WHAT IF I RETURN A PROXY CARD BUT DO NOT MAKE SPECIFIC CHOICES?

If you return a signed and dated proxy card but you do not indicate your voting preferences, your shares of Common Stock will be voted in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

CAN I CHANGE MY VOTE AFTER SUBMITTING MY PROXY?

Yes. You can revoke your proxy at any time before the applicable vote at the Annual Meeting. If you are the stockholder as of the close of business on the Record Date, you may revoke your proxy in any one of three ways:

•	you may submit another properly completed proxy with a later date;

•	you may send a written notice that you are revoking your proxy to our Corporate Secretary at 2800 Bridge Parkway, Redwood City, California 94065; or

•	you may attend the Annual Meeting and give notice to the Inspector of Election that you intend to vote your shares in person.

If you are the beneficial owner of shares of Common Stock held in street name by your broker, bank, or other agent, then you should follow the instructions they provide on how to vote the shares of Common Stock in your account.

WHO IS SOLICITING MY PROXY AND PAYING FOR THIS PROXY SOLICITATION?

Our Board of Directors is soliciting your proxy to vote. We will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials. We will also bear the cost of soliciting proxies on behalf of the Board. We have also retained MacKenzie Partners, Inc. to assist in the solicitation of proxies for a fee of up to $50,000 plus the reimbursement of out-of-pocket expenses incurred on behalf of Shutterfly.

We will provide copies of these proxy materials to banks, brokerage houses, fiduciaries, and custodians holding shares of our Common Stock beneficially owned by others in street name so that they may forward these proxy materials to the beneficial owners.

In addition to mailing proxy materials, our directors, officers and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors, officers and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares of Common Stock for their expenses in forwarding solicitation materials to such beneficial owners.

HOW CAN I FIND OUT THE RESULTS OF THE VOTING AT THE ANNUAL MEETING?

Voting results will be announced by the filing of a Current Report on Form 8-K within four business days after the day the Annual Meeting ends. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days after the day final results are available.

2018 PROXY STATEMENT	5

THE PROXY PROCESS AND STOCKHOLDER VOTING

WHEN ARE STOCKHOLDER PROPOSALS DUE FOR NEXT YEAR’S ANNUAL MEETING OF STOCKHOLDERS?

To be considered for inclusion in next year’s proxy materials, a stockholder proposal must be submitted in writing to our Corporate Secretary at 2800 Bridge Parkway, Redwood City, California 94065 no later than December 14, 2018. If you wish to submit a proposal for consideration at our 2018 Annual Meeting but not for inclusion in our proxy statement for that meeting, your proposal must be submitted in writing to the same address no earlier than February 7, 2019 and no later than March 10, 2019. Please review our Bylaws, which contain additional requirements regarding advance notice of stockholder proposals.

HOW DO I ATTEND THE ANNUAL MEETING AND VOTE IN PERSON?

You are cordially invited to attend the Annual Meeting to be held at 2800 Bridge Parkway, Redwood City, California 94065, on May 23, 2018, at 10:30 a.m., Pacific Daylight Time. Attendance at

the Annual Meeting will be limited to Shutterfly stockholders as of the close of business on the Record Date. It is important that you let us know in advance whether you plan to attend the Annual Meeting by marking the appropriate box on your proxy card if you requested to receive printed proxy materials, or, if you vote by telephone or Internet, indicating your plans when prompted. You will be required to check-in and register before being admitted to the Annual Meeting. Check-in and registration will begin promptly at 9:45 a.m., Pacific Daylight Time, at 2800 Bridge Parkway, Redwood City, California 94065. Admission will be on a first-come, first-served basis. Please allow ample time for check-in. Photography and video recording are prohibited at the Annual Meeting.

Each stockholder should be prepared to present valid photo identification, such as a driver’s license or passport and stockholders holding their shares of Common Stock through a broker, bank or other agent will need to bring proof of beneficial ownership as of the Record Date, such as their most recent account statement reflecting their Common Stock ownership prior to the Record Date, a copy of the voting instruction card provided by their broker, bank, or other agent, or similar evidence of ownership.

If you are a stockholder as of the close of business on the Record Date and wish to vote in person, we will provide you with a ballot to use to vote at the Annual Meeting. If you are a beneficial owner, like a vast majority of our stockholders, and hold shares of Common Stock through a broker, bank or other agent, you may not vote your shares of Common Stock in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, bank or other agent that holds your shares of Common Stock giving you the right to vote the shares of Common Stock at the Annual Meeting. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions as described in the Proxy Statement so that your vote will be counted if you later decide not to attend the Annual Meeting.

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PROPOSAL NO. 1 ELECTION OF DIRECTORS

Our Board of Directors is presently composed of ten members, nine of whom are currently independent directors within the meaning of the listing standards of the Nasdaq Stock Market (“Nasdaq”). Our Certificate of Incorporation and Bylaws provide for the Board to be divided into three classes. Each class serves for a three-year term. At the 2018 Annual Meeting of stockholders, three Class III directors are to be elected to serve until our 2021 annual meeting of stockholders, and until their successors are elected and qualified. The terms of our four Class 1 directors and three Class II directors expire at our 2019 and 2020 annual meetings of stockholders, respectively.

The three Class III director nominees are:

Thomas D. Hughes

Eva Manolis

Elizabeth (Libby) Sartain

Each of the nominees is currently a member of our Board. Mr. Hughes was previously elected at the 2015 annual meeting of stockholders. The Board appointed Ms. Manolis in October 2016 and Ms. Sartain in December 2016. Each of the nominees has been recommended by the Governance Committee of the Board (the “Governance Committee”) and was approved by the Board. In addition, each of the nominees has consented to serve as a nominee and to be named as a nominee in this Proxy Statement, and to serve as a director if elected.

Under our Bylaws and Corporate Governance Principles, a majority of votes cast is required for the election of directors in an uncontested election (which is the case for the election of directors at the Annual Meeting). A majority of the votes cast means that the number of votes cast “For” a director nominee must exceed the number of votes cast “Against” that nominee. In contested elections (an election in which the number of nominees for election as director is greater than the number of directors to be elected), the voting standard would be a plurality of the votes cast.

In accordance with our Corporate Governance Principles, the Board will nominate for election only candidates who agree, if elected, to tender, promptly following their failure to receive the required vote for election at the next annual meeting of stockholders at which they would stand for election, an irrevocable resignation that will be effective upon acceptance by the Board. In addition, the Board will fill director vacancies and new directorships only with candidates who agree to tender the same form of resignation promptly following their election to the Board.

If an incumbent director fails to receive the required vote for election, then, within 90 days following certification of the stockholder vote, the Governance Committee will act to determine whether to recommend acceptance of the director’s resignation and will submit the recommendation for prompt consideration by the

Board, and the Board will act on the Governance Committee’s recommendation.

Our Board is currently composed of a group of leaders with broad and diverse experience in many fields, including management of large global consumer brands, technology and innovation leadership, financial services, and corporate governance and compliance. In these positions, they have also gained significant and diverse management experience, including industry knowledge, strategic financial planning, public company financial reporting, compliance, risk management and leadership development. Many of the directors also have experience serving as executive officers, or on board of directors and board committees of other public companies, and have an understanding of corporate governance practices and trends. The biographies of the nominees describe the skills, qualities, attributes and experiences of each of the nominees that led to the Board to determine that it is appropriate to nominate these directors.

The Governance Committee and the Board believe the skills, qualities, attributes and experiences of its current directors and director nominees provide Shutterfly with a diverse range of perspectives and business acumen and allow our directors to effectively engage each other and management to effectively address our evolving needs and represent the best interests of our stockholders.

2018 PROXY STATEMENT	7

PROPOSAL NO. 1 ELECTION OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR

THE ELECTION OF EACH NOMINEE

BOARD OF DIRECTORS

The following is biographical information as of April 13, 2018 for each nominee for Class III, Thomas D. Hughes, Eva Manolis and Elizabeth Sartain, director and each person whose term of office as a Class I or II director will continue after the Annual Meeting.

	AGE	TITLE	INDEPENDENT	AUDIT	COMPENSATION	GOVERNANCE
Christopher North	47	President and Chief Executive Officer, Director
William Lansing	59	Chairman of the Board, Director	Yes
Thomas D. Hughes	58	Director	Yes
Eva Manolis	54	Director	Yes
Ann Mather	58	Director	Yes
Elizabeth S. Rafael	56	Director	Yes
Elizabeth Sartain	63	Director	Yes
H. Tayloe Stansbury	56	Director	Yes
Brian T. Swette	64	Director	Yes
Michael P. Zeisser	53	Director	Yes

= Chairperson              = Member

Below are certain key competencies and attributes represented on our Board. More details on each Director’s competencies are included in the Director profiles which follows.

KEY COMPETENCIES AND ATTRIBUTES

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Nominees for Election for a Three-year Term Expiring at the 2021 Annual Meeting of Stockholders	PROPOSAL NO. 1 ELECTION OF DIRECTORS

THOMAS D. HUGHES Age: 58 Director since: 2015

EXPERIENCE: Thomas D. Hughes has served on our Board of Directors since July 2015. Mr. Hughes currently serves as a Partner of Cedar Grove Investments, LLC, an early-stage venture firm. From September 2013 to October 2014, Mr. Hughes served as the Vice President of Yahoo, where he ran Flickr, an image hosting and video hosting website. From 1991 to 1998, Mr. Hughes founded and served as President of PhotoDisc, Inc. which was acquired by Getty Images, Inc. in 1998, he was employed by Getty Images through 1999. Prior to PhotoDisc, he served as President of Northshore Publishing Systems, Inc., a publishing industry systems Integrator from 1984 to 1991. Mr. Hughes previously served as a member of the Boards of Directors or as an advisor to the Boards of Directors of; Loudeye, Inc., an encoding company that was later sold to Nokia, from 1999 to 2001, Avenue A, Inc./aQuantive, an online advertising, planning and metrics-based media firm that was later sold to Microsoft Corp., from 1998 to 2001, Vacationspot.com, an ecommerce vacation-booking site, that was later sold to Expedia, from 1998 to 2001, Avolo.com, an aerospace industry exchange, from 2000 to 2003, and RPI Print Inc., a producer of on-demand private-label personalized photo books, greeting cards and stationery for retailers, from July 2011 to September 2013.

Marathon Partners L.P. (“Partners LP”) paid Mr. Hughes $10,000 in cash upon submission of his nomination to serve as a nominee to the Board of Directors and an additional $10,000 in cash upon the filing of a definitive proxy statement with the Securities and Exchange Commission by Partners LP relating to the solicitation of proxies or written consents for the election of Partners LP’s nominees to our Board of Directors at our 2015 annual meeting of stockholders. Pursuant to Mr. Hughes’ arrangement with Partners LP, Mr. Hughes agreed to use the after-tax proceeds from such compensation to acquire shares of our Common Stock at such time that Mr. Hughes shall determine, and Mr. Hughes agreed not to sell, transfer or otherwise dispose of any such shares within two years of his election as a director, except in accordance with the terms of a business combination.

QUALIFICATIONS: Mr. Hughes received a Bachelor of Arts in History from the University of Washington. Mr. Hughes brings experience from the photo and publishing industry providing important insights and guidance to our Board.

EVA MANOLIS Age: 54 Director since: 2016

EXPERIENCE: Eva Manolis has served on our Board of Directors since October 2016. For over ten years prior to joining our Board, Ms. Manolis served as Vice President of Consumer Shopping Experience at Amazon.com, Inc., an electronic commerce and cloud-computing company, where she led the worldwide development of core consumer-facing features, functionality and user interface designs across multiple websites, mobile apps, and business lines. She further led cross-company initiatives around customer experience, design and innovation. Prior to joining Amazon.com, Ms. Manolis was the co-founder and Senior Vice President of Products at Shutterfly. Ms. Manolis has also held roles at KeepMedia, LivePicture Inc. and Silicon Graphics. Ms. Manolis has served on the board of FICO, a data analytics company, since April 2018. She holds 22 patents issued in the areas of imaging, operating systems, and user interaction.

QUALIFICATIONS: Ms. Manolis brings to the Board more than 30 years of experience leading product and engineering teams, designing and building innovative customer products and services in the technology industry. Ms. Manolis earned a Bachelor of Science and Master of Science degrees in Electrical Engineering from Brown University.

ELIZABETH (LIBBY) SARTAIN Age: 63 Director since: 2016

EXPERIENCE: Elizabeth (Libby) Sartain has served on our Board of Directors since December 2016. Ms. Sartain has over 30 years of experience as a senior human resources leader in the technology, media, consumer products, professional services, and manufacturing industries. Since 2008, Ms. Sartain has served as a Principal at Libby Sartain LLC, an independent human resources advisory and consultancy firm. Ms. Sartain previously served as Chief People Officer at Yahoo! Inc., a multinational technology company, from 2001 to 2008, and as the Vice President of People at Southwest Airlines, an airline carrier, from 1988 until 2001 where she led all human resources functions including employment, development and training, benefits, compensation, and employee relations and compliance. Ms. Sartain has served on the board of directors of ManpowerGroup Inc., a multinational human resource consulting firm, since 2010 and AARP, Inc., a senior citizen advocacy group, since June 2014, and previously served on the board of directors of Peet’s Coffee & Tea, Inc. Ms. Sartain holds Master of Business Administration from the University of North Texas and a Bachelor of Business Administration from Southern Methodist University.

QUALIFICATIONS: Ms. Sartain brings to the Board significant and diverse human resources expertise and general business experience.

2018 PROXY STATEMENT	9

PROPOSAL NO. 1 ELECTION OF DIRECTORS	Directors Continuing in Office until the 2019 Annual Meeting of Stockholders

WILLIAM J. LANSING Age: 59 Director since: 2017

EXPERIENCE: William J. Lansing has served on our Board of Directors as the Chairman of the Board since February 2017. Mr. Lansing has more than 30 years of strategic and operational experience, helping technology and consumer businesses innovate and drive growth. Since 2012, Mr. Lansing has served as the Chief Executive Officer of FICO, a data analytics company, where he also served as a director since 2006. Previous to his role with FICO, Mr. Lansing served as Chief Executive Officer and President of InfoSpace, Inc. (now Blucora), an Internet search company, and ValueVision Media (now Evine), a broadcast television company. Mr. Lansing also served as a Partner of General Atlantic Partners, a global private equity investment firm. Prior to his work at General Atlantic Partners, Mr. Lansing served as Chief Executive Officer of NBC Internet, an integrated Internet media company. Mr. Lansing also held several leadership positions in organizations including Fingerhut Companies, General Electric, Prodigy and McKinsey & Company. Previously, Mr. Lansing served on the board of directors of Digital River, a payment services company, and RightNow Technologies, a CRM software company that was subsequently acquired by Oracle Corporation.

QUALIFICATIONS: Mr. Lansing received a Bachelor of Arts from Wesleyan University and a Juris Doctor from Georgetown University. Mr. Lansing brings to the Board extensive knowledge of operating a public company in the technology sector and diverse business experience.

CHRISTOPHER NORTH Age: 47 Director since: 2016

EXPERIENCE: Christopher North has served as our President and Chief Executive Officer and on our Board of Directors since May 2016. Mr. North was employed by Amazon.com, Inc. from 2006 to May 2016. Mr. North served as Amazon’s UK Country Manager from January 2011, initially as Managing Director of Amazon.co.uk Ltd. until May 2015 and then as UK Managing Director of Amazon EU Sarl until May 2016. Prior to January 2011, he served as Vice President, UK Media, and prior to that role, as Vice President, UK Books at Amazon. Prior to joining Amazon, Mr. North served as Managing Director of Phaidon Press Ltd., as Chief Operating Officer at HarperCollins Canada Ltd., as Vice President and General Manager, Electronic Publishing at HarperCollins Publishers, and as a management consultant at Booz Allen Hamilton.

QUALIFICATIONS: Mr. North received a Bachelor of Arts in Economics from Harvard College and a Master of Arts in Philosophy from New York University. Mr. North serves as our Chief Executive Officer and therefore brings to the Board his knowledge of all aspects of our business, as well as extensive experience in the publishing and e-commerce industries.

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Directors Continuing in Office until the 2019 Annual Meeting of Stockholders	PROPOSAL NO. 1 ELECTION OF DIRECTORS

ELIZABETH S. RAFAEL Age: 56 Director since: 2016

EXPERIENCE: Elizabeth S. Rafael has served on our Board of Directors since June 2016. Ms. Rafael served as Principal Accounting Officer of Apple Inc., a consumer technology company, from January 2008 to October 2012, and as its Vice President and Corporate Controller from August 2007 until October 2012. From April 2002 to September 2006, Ms. Rafael served as Vice President, Corporate Controller and Principal Accounting Officer of Cisco Systems, Inc., a multinational technology company, and subsequently held the position of Vice President, Corporate Finance from September 2006 to August 2007. From December 2000 to April 2002, Ms. Rafael was the Executive Vice President, Chief Financial Officer, and Chief Administrative Officer of Aspect Communications, Inc., a provider of customer relationship portals. From April 2000 to November 2000, Ms. Rafael was Senior Vice-President and CFO of Escalate, Inc., an enterprise e-commerce application service provider. From 1994 to 2000, Ms. Rafael held a number of senior positions at Silicon Graphics International Corp. (“SGI”), a computing solutions company, culminating her career at SGI as Senior Vice President and Chief Financial Officer. Prior to SGI, Ms. Rafael held senior management positions in finance with Sun Microsystems, Inc. and Apple Computers. Ms. Rafael began her career with Arthur Young & Company (now Ernst & Young). Ms. Rafael has served on the board of directors of Echelon Corporation, a control networking company, since November 2005, Autodesk, Inc., a multinational software company, since September 2013, and GoDaddy Inc., an Internet domain registrar and web hosting company, since March 2014, and previously served on the board of directors of PalmSource, Inc.

QUALIFICATIONS: Ms. Rafael holds a Bachelor of Science degree in accounting from Santa Clara University. Ms. Rafael brings over 30 years of financial experience and expertise to our Board and significant experience in the technology industry.

MICHAEL P. ZEISSER Age: 53 Director since: 2013

EXPERIENCE: Michael P. Zeisser has served on our Board of Directors since March 2013. Mr. Zeisser has served as Chairman, US Investments for Alibaba Group Holding Ltd., one of the largest Internet companies in the world, since October 2013. Prior to Alibaba, Mr. Zeisser served as Senior Vice President of Liberty Interactive Corporation (formerly known as Liberty Media Corporation), a digital media and Internet commerce company, from September 2003 to November 2012 where he oversaw consumer-facing Internet and e-commerce investments and companies. Prior to his tenure at Liberty, Mr. Zeisser was a partner at McKinsey & Company, a global management consulting firm, from December 1996 to September 2003. Mr. Zeisser currently serves on the board of directors of XO Group, Inc., a consumer Internet company. During the past five years Mr. Zeisser has served as a member of the boards of directors of Time, Inc., a media company, TripAdvisor, Inc., a travel website company, and IAC/Interactive Corp, a digital media and eCommerce company.

QUALIFICATIONS: Mr. Zeisser graduated from the University of Strasbourg, France and the J.L. Kellogg Graduate School of Management at Northwestern University. Mr. Zeisser is currently a member of the Media Advisory Group of the American Association for the Advancement of Science. Mr. Zeisser has extensive insight into, and unique and specialized experience regarding, the Internet and digital media. He also possesses significant experience with respect to international operations and business strategy.

2018 PROXY STATEMENT	11

PROPOSAL NO. 1 ELECTION OF DIRECTORS	Directors Continuing in Office until the 2020 Annual Meeting of Stockholders

ANN MATHER Age: 58 Director since: 2013

EXPERIENCE: Ann Mather has served on our Board of Directors since May 2013. Ms. Mather has been a director of Glu Mobile Inc., a mobile phone games publisher, since September 2005, Alphabet, Inc., a technology company, since November 2005, MGM Holdings Inc., a media production and distribution company, since December 2010, Netflix, Inc., a media company, since July 2010, and Arista Networks, Inc., a computer networking company, since June 2013. Since 2011, Ms. Mather has been an independent trustee to the Dodge & Cox Funds, a mutual fund company, board of trustees. Ms. Mather serves as the audit committee chair for Alphabet, Netflix and Arista Networks. From 1999 to 2004, Ms. Mather was Executive Vice President and Chief Financial Officer of Pixar, a computer animation studio where she was responsible for finance, administration, business affairs, investor relations and human resources. Prior to her service at Pixar, Ms. Mather was Executive Vice President and Chief Financial Officer at Village Roadshow Pictures, the film production division of Village Roadshow Limited. Ms. Mather also held a senior financial executive position with Disney, a multinational mass media and entertainment conglomerate.

QUALIFICATIONS: Ms. Mather holds a Master of Arts degree from Cambridge University. Ms. Mather brings executive and financial experience to our Board and her service on other public company boards provides considerable experience that contributes to our Board’s overall effectiveness.

H. TAYLOE STANSBURY Age: 56 Director since: 2016

EXPERIENCE: H. Tayloe Stansbury has served on our Board of Directors since December 2016. Mr. Stansbury has almost 35 years of experience at various technology companies. Mr. Stansbury currently serves as Executive Vice President and Chief Technology Officer at Intuit, a business and financial software company. He previously served as Chief Information Officer at VMware, Inc., which subsequently became a subsidiary of Dell Technologies. Mr. Stansbury previously was Executive Vice President of Ariba Inc., an information technology company, which was subsequently acquired by SAP, where he led product management, engineering, hosting and customer support. He has also previously held executive engineering and general management roles at Calico Commerce, Inc., which was ultimately acquired by Oracle Corporation, and Xerox Corporation. Mr. Stansbury serves on the board of directors of Coupa Software Inc., a cloud-based platform for business spend, since September 2015 and previously served on the board of directors for several nonprofit organizations.

QUALIFICATIONS: Mr. Stansbury holds an A.B. with honors in Applied Mathematics from Harvard University. Mr. Stansbury brings to the Board his experience building scalable technology platforms and large organizations at many companies.

BRIAN T. SWETTE Age: 64 Director since: 2009

EXPERIENCE: Brian T. Swette has served on our Board of Directors since September 2009 and as Interim Chairman of the Board from June 2016 through February 2017. Mr. Swette served as a director of Burger King Holdings, Inc., the world’s second largest fast food hamburger restaurant chain, from 2002 to 2011 and served as Burger King’s Non-Executive Chairman from 2006 to 2011. Previously, he served as the Chief Operating Officer of eBay Inc., an online commerce company, from 1998 to 2002. Prior to eBay, Mr. Swette was Executive Vice President and Chief Marketing Officer of Pepsi-Cola (now PepsiCo Inc.). Mr. Swette currently serves as the President of Sweet Earth Natural Foods, a food & beverage company that specializes in handcrafted vegetarian foods. Mr. Swette also currently serves on the board of directors of Care.com, Inc., an Internet care services company, as well as on the boards of directors of privately held companies. From 2006 to 2014, Mr. Swette previously served on the board of directors of Jamba, Inc., a retail beverage company. Mr. Swette holds a Bachelor of Science degree in Economics from Arizona State University.

QUALIFICATIONS: Mr. Swette brings to the Board his marketing, strategy and management experience as well as significant knowledge of Internet companies and consumer industries. In addition to his marketing skills, Mr. Swette’s experience building fast-growth e-commerce businesses brings a unique and relevant perspective to our Board and management.

There	are no family relationships among any of our directors and executive officers.

12

EXECUTIVE OFFICERS

EXECUTIVE OFFICERS

The following is biographical information for our executive officers, other than Mr. North, our Chief Executive Officer, as of April 13, 2018.

NAME	AGE	POSITION
Michele Anderson	52	Senior Vice President, Retail
Scott Arnold	54	Senior Vice President, Enterprise
Dwayne Black	50	Senior Vice President and Chief Operations Officer
Tracy Layney	45	Senior Vice President and Chief Human Resources Officer
Ishantha Lokuge	51	Senior Vice President and Chief Product Officer
Satish Menon	60	Senior Vice President and Chief Technical Officer
Michael Pope	51	Senior Vice President and Chief Financial Officer

MICHELE ANDERSON Age: 52 Executive Officer since: 2017

EXPERIENCE: Michele Anderson has served as our Senior Vice President, Retail since February 2017. Ms. Anderson joined Shutterfly from Activate Inc., a specialist advisory firm that develops and implements growth strategies and builds new digital-first businesses, where she served as Chief Operating Officer and Managing Director from 2010 to 2017. Prior to Activate, from 2003 to 2010, Ms. Anderson held the role of General Manager, North America, at Australian Vintage Ltd., an Australian wine company. Prior to Australian Vintage, Ms. Anderson held senior roles at iVillage Inc., a media company, and Booz Allen & Hamilton, a management consulting firm. Ms. Anderson serves on the board of directors of a private UK-based company.

Ms. Anderson has a Bachelor of Commerce and Bachelor of Law from the University of New South Wales and an M.B.A from the Wharton Business School.

SCOTT ARNOLD Age: 54 Executive Officer since: 2017

EXPERIENCE: Scott Arnold has served as our Senior Vice President, Enterprise since June 2017. Prior to Shutterfly, Mr. Arnold served from May 2013 to April 2016 as President and Chief Executive Officer at AppSense, a leading provider of user environment management solutions enabling a productive, secure workspace. Prior to AppSense, from July 2007 to August 2012, Mr. Arnold held the roles of Chief Operating Officer and then President and Chief Executive Officer of MarketTools, Inc., an internet-based market research company, and Chief Operating Officer and then Interim Chief Executive Officer of Borland Software, a software company that facilitates software deployment projects. Prior to his operating roles, Mr. Arnold was a partner at McKinsey & Company where he served clients across the technology and telecom industries and helped build the Firm’s practice in Silicon Valley. Mr. Arnold currently serves on the Board of Directors of MetricStream and on Duke University’s Pratt School of Engineering Board of Visitors.

Mr. Arnold has a Bachelor of Science in Electrical Engineering from Duke University and an M.B.A from the Stanford Graduate School of Business.

2018 PROXY STATEMENT	13

EXECUTIVE OFFICERS

DWAYNE BLACK Age: 50 Executive Officer since: 2007

EXPERIENCE: Dwayne Black has been with Shutterfly since February 2007 and is currently serving as our Senior Vice President, Chief Operations Officer. Prior to joining Shutterfly, Mr. Black held multiple positions at Banta Corporation, a leading provider of printing and digital imaging solutions to publishers and direct marketers owned by R.R. Donnelley and Sons Co., including Vice President of Operations, from 1994 to 2006.

Mr. Black attended the Engineering program at Purdue University.

TRACY LAYNEY Age: 45 Executive Officer since: 2015

EXPERIENCE: Tracy Layney joined Shutterfly in June 2015 as Senior Vice President and Chief Human Resources Officer and oversees the Shutterfly Foundation. Prior to joining Shutterfly, from 2004 to 2014, Ms. Layney held various HR roles at Gap Inc., a retail apparel company. Most recently, she served as Senior Vice President of Global Human Resources and Communications at Old Navy, and before that as Vice President of Global HR Strategy, Technology and Operations. From 2003 to 2004, Ms. Layney served as Senior Organization Readiness Manager at Levi Strauss & Company, a retail apparel company, and from 1999 to 2003, she served as a Principal Consultant in the Organization and Change Strategy practice at PricewaterhouseCoopers/IBM Business Consulting Services, the consulting division of IBM.

Ms. Layney holds a Bachelor of Arts degree in English from the University of Pennsylvania.

ISHANTHA LOKUGE Age: 51 Executive Officer: 2012

EXPERIENCE: Ishantha Lokuge has served as our Senior Vice President and Chief Product Officer since July 2012. Previously, Mr. Lokuge was Vice President of Product at Shutterfly. Mr. Lokuge joined Shutterfly in 2006 as Senior Director of User Experience. Prior to joining Shutterfly, from 2003 to 2006, Mr. Lokuge served as a Director at eBay, Inc. where he led the Selling Experience team. From 2000 to 2002, Mr. Lokuge served as Chief Executive Officer and cofounder of Urbanpixel, an integrated social networking company. From 1996 to 2000, Mr. Lokuge held operational roles at Healtheon/WebMD, an online medical information source, at Netscape, a computer services company, and Silicon Graphics, Inc., a computer hardware and software company.

Mr. Lokuge earned his Master of Media Arts and Sciences degree from the MIT Media Lab, a Master of Science degree in Computer Science from Tufts University, and a Bachelor of Arts degree in Computer Science from Brandeis University.

14

EXECUTIVE OFFICERS

SATISH MENON Age: 60 Executive Officer since: 2014

EXPERIENCE: Satish Menon has served as our Senior Vice President and Chief Technical Officer since November 2014. Mr. Menon joined Shutterfly from UV Labs, a technology incubator, where he served as Chief Executive Officer from December 2012 to October 2014. Prior to UV Labs, from 2009 to November 2012, Mr. Menon was the Senior Vice President and Chief Technical Officer of Apollo Education Group, Inc., an educational services and support company. From 2006 to 2009, Mr. Menon served as Vice President of the Consumer Platforms Group at Yahoo! Inc.. Mr. Menon also held technology leadership positions at Kasenna, Inc., a video on demand company, from 2000 to 2006 and Silicon Graphics, Inc. from 1994 to 2000. Mr. Menon has served on the Scientific Advisory Board of MedGenome Labs Pvt Ltd, a provider of clinical genomics solutions for personalized healthcare, since November 2012.

Mr. Menon holds a Ph.D. in Computer Science from Georgia Institute of Technology, Master of Science degrees in Computer Science and Mechanical Engineering from New Jersey Institute of Technology and a Bachelor of Science degree in Mechanical Engineering from the University of Calicut, India.

MICHAEL POPE Age: 51 Executive Officer since: 2015

EXPERIENCE: Michael Pope has served as our Senior Vice President and Chief Financial Officer since October 2015. Previously, from 2013 to 2015, Mr. Pope served as Chief Financial Officer of Clean Power Finance, a residential solar power financing company. From 2008 to 2012, Mr. Pope held the positions of Chief Operating Officer and Chief Financial Officer at MarketTools, Inc., an internet-based market research company. Prior to that he served in various positions, including Vice President at BearingPoint, a management and technology consulting firm, President and Chief Operating Officer at Network General, a packet-analysis technology company, President and Chief Executive Officer at DigitalThink, an e-learning enterprise solutions company, and Chief Financial Officer and Chairman of the Audit Committee at Dionex, a chemical systems company, which was subsequently acquired by Thermo Scientific.

Mr. Pope started his career in banking and earned a Bachelor of Arts from Stanford University and a Master of Business Administration degree from the Haas School of Business at the University of California, Berkeley.

2018 PROXY STATEMENT	15

CORPORATE GOVERNANCE

BOARD LEADERSHIP STRUCTURE

Our business is managed under the direction of the Board, whose members are elected by our stockholders. The basic responsibility of the Board is to lead the company by exercising its business judgment to act in what each director reasonably believes to be the best interests of Shutterfly and our stockholders. Leadership is important to facilitate the Board acting effectively as a working group so that Shutterfly and its financial and operational performance may benefit. The role of the Chairman of the Board includes leading the Board in its annual evaluation of the Chief Executive Officer (in conjunction with the recommendations of the Compensation and Leadership Development Committee of the Board), regularly attending each Committee meeting, providing continuous feedback on the direction, performance and strategy of the company, serving as Chair of regular and executive sessions of the Board, setting the Board’s agenda with the Chief Executive Officer, and leading the Board in anticipating and responding to crises. At this time, our Board is led by an independent Chairman, William J. Lansing. Our Chief Executive Officer, Mr. North, is the only member of the Board who is not an independent director. We believe that this leadership structure facilitates the accountability of our Chief Executive Officer to the Board and strengthens the Board’s independence from management. In addition, separating these roles allows our Chief Executive Officer to focus his efforts on running our business and managing the day-to-day company operations, while allowing our Chairman to lead the Board in its fundamental role of providing advice to, and independent oversight of, management.

INDEPENDENCE OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

The Nasdaq listing standards require a majority of the members of a listed company’s board of directors qualify as “independent,” as affirmatively determined by the company’s board of directors. Our Board consults with our legal counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in applicable Nasdaq listing standards and the rules and regulations of the Securities and Exchange Commission, as in effect from time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and Shutterfly, our senior management and PricewaterhouseCoopers LLP, our independent registered public accounting firm, our Board of Directors believes that each of our current directors, other than Mr. North, is independent as required by the Nasdaq listing standards.

As required under applicable Nasdaq listing standards, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. All of the committees of our Board of Directors are composed entirely of directors determined by the Board to be independent within the meaning of applicable Nasdaq listing standards and Securities and Exchange Commission rules and regulations.

BOARD MEETINGS AND COMMITTEES

During 2017, our Board of Directors and its committees held 27 meetings (including regularly scheduled and special meetings), and each current director attended at least 75% of the aggregate of (i) the total number of meetings our Board held during the period for which he or she served as a director and (ii) the total number of meetings held by all committees of our Board on which he or she served during the periods that he or she served.

It is the policy of our Board of Directors to regularly have separate meetings for independent directors, without management participating.

We do not have a formal policy regarding attendance by members of our Board at annual meetings of stockholders. Nonetheless, we encourage our directors to attend.

16

CORPORATE GOVERNANCE

Our Board of Directors has an Audit Committee, a Compensation and Leadership Development Committee and a Governance Committee. Each committee operates pursuant to a written charter that is available on our website at http://ir.shutterfly.com/corporate-governance/committee-composition. The following table presents committee memberships as of the date of this proxy statement:

NAME	AUDIT	COMPENSATION	GOVERNANCE
William Lansing
Thomas D. Hughes
Eva Manolis
Ann Mather
Elizabeth S. Rafael
Elizabeth Sartain
H. Tayloe Stansbury
Brian T. Swette
Michael P. Zeisser
Total meetings in 2017	7	7	5

= Chairperson              = Member

*	William J. Lansing, Ann Mather and Christopher North do not currently serve on any committee of the Board.

Audit Committee

The Audit Committee of the Board of Directors (the “Audit Committee”) oversees the integrity of our accounting and financial reporting process and the audits of our financial statements. Among other matters, the Audit Committee is directly responsible for the selection, retention and oversight of our independent registered public accounting firm, reviewing our independent registered public accounting firm’s continuing independence, approving the fees and other compensation to be paid to our independent registered public accounting firm, pre-approving all audit and non-audit related services provided by our independent registered public accounting firm, reviewing and discussing with management and our independent registered public accounting firm the quarterly and annual financial statements, reviewing and discussing with management and our independent registered public accounting firm our selection, application and disclosure of critical accounting policies, discussing with our independent registered public accounting firm both privately and with management the adequacy of our accounting and financial reporting processes and systems of internal control, reviewing any significant deficiencies and material weaknesses in the design or operation of our internal control over financial reporting, reviewing and discussing with management the Company’s program to identify, assess, manage, and monitor significant business risks of the Company, including financial, operational, privacy, cybersecurity and business continuity risks; and annually reviewing and evaluating the composition and performance of the Audit Committee, including the adequacy of the Audit Committee charter.

The Board has determined that each member of the Audit Committee is an independent director under applicable Securities and Exchange Commission and Nasdaq listing standards and meets the requirements for financial literacy under applicable Nasdaq listing standards. The Board has also determined that Ms. Rafael is an “audit committee financial expert” as that term is defined in applicable Securities and Exchange Commission rules and Nasdaq listing standards.

Compensation and Leadership Development Committee

At the January 23, 2018 meeting of the Board of Directors, the Board approved a revision to the name of the Shutterfly Compensation and Leadership Development Committee to the Compensation and Leadership Development Committee (the “Compensation and Leadership

2018 PROXY STATEMENT	17

CORPORATE GOVERNANCE

Development Committee”) as this name more accurately reflects the responsibilities of this Committee. The Compensation and Leadership Development Committee has principal responsibility to evaluate, recommend, approve and review executive officer and director compensation arrangements, plans, policies and programs we maintain, and to administer our cash-based and equity-based compensation plans. Among other matters, the Compensation and Leadership Development Committee is responsible for setting our overall compensation philosophy, reviewing and approving our compensation programs annually, including corporate goals and objectives relevant to the compensation of our chief executive officer and other executive officers, evaluating the performance of these officers in light of those goals and objectives and setting the compensation of these officers based on such evaluations, administering and interpreting our cash and equity-based compensation plans, annually reviewing and making recommendations to the Board with respect to all cash and equity-based incentive compensation plans and arrangements, and reviewing and evaluating the composition and performance of the Compensation and Leadership Development Committee on an annual basis, including the adequacy of the Compensation and Leadership Development Committee charter. The Compensation and Leadership Development Committee engages outside consultants to provide compensation data and consulting services. In 2017, the Compensation and Leadership Development Committee engaged Frederic W. Cook & Co., Inc. as an outside consultant. The Compensation and Leadership Development Committee has delegated authority to our Chief Executive Officer to grant equity awards annually to individual employees who are not our directors or executive officers.

The agenda for meetings of the Compensation and Leadership Development Committee is determined by its chair with the assistance of our Chief Executive Officer and Senior Vice President, Chief Human Resources Officer. Compensation and Leadership Development Committee meetings are regularly attended by the Chief Executive Officer and the Senior Vice President, Chief Human Resources Officer. The Compensation and Leadership Development Committee’s chair reports its recommendations on executive compensation to the Board. The Compensation and Leadership Development Committee reviews the total fees paid to outside consultants to ensure that the consultant maintains its objectivity and independence when rendering advice to the Compensation and Leadership Development Committee.

The Board has determined that each member of the Compensation and Leadership Development Committee is an independent director under Nasdaq listing standards, a non-employee director within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”), and an outside director, as that term is defined under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”).

Compensation and Leadership Development Committee Interlocks and Insider Participation

During fiscal 2017, the members of our Compensation and Leadership Development Committee were Thomas D. Hughes, Elizabeth Sartain and Michael P. Zeisser. None of the members of our Compensation and Leadership Development Committee in 2017 was at any time during 2017 or at any other time an officer or employee of Shutterfly or any of its subsidiaries, and none had or have any relationships with Shutterfly that are required to be disclosed under Item 404 of Regulation S-K. None of our executive officers has served as a member of our Board, or as a member of the Compensation and Leadership Development Committee or similar committee, of any entity that has one or more executive officers who served on our Board or Compensation and Leadership Development Committee during fiscal 2017.

Governance Committee

The Governance Committee of the Board of Directors (the “Governance Committee”) is responsible for making recommendations to the Board regarding director candidates and the structure and composition of our Board and committees of the Board. Among other things, the Governance Committee is responsible for identifying, evaluating and nominating candidates for appointment or election as members of our Board, developing, recommending and evaluating a code of conduct and ethics applicable to all of our employees, officers and directors, and a code applicable to our Chief Executive Officer and senior finance department personnel,

18

CORPORATE GOVERNANCE

recommending that our Board establish special committees as may be necessary or desirable from time to time, recommending policies and procedures for stockholder nomination of directors, and annually reviewing and evaluating the composition and performance of the Governance Committee, including the adequacy of the Governance Committee charter.

The Board has determined that each member of the Governance Committee is an independent director under Nasdaq listing standards.

BOARD OF DIRECTORS’ ROLE IN RISK OVERSIGHT

Together with the Board’s standing committees, the Board is responsible for ensuring that material risks are identified and managed appropriately. The Board and its committees regularly review material operational, financial, compensation and compliance risks with senior management. As part of its responsibilities as set forth in its charter, the Audit Committee is responsible for reviewing with management our major financial risk exposures, including reviewing and discussing with management of the Company’s program to identify, assess, manage, and monitor potential business risks such as financial, operational, privacy, cybersecurity and business continuity risks, and the steps management has taken to monitor such exposures, including our procedures and any related policies, with respect to risk assessment and risk management. For example, our Chief Financial Officer reports to the Audit Committee on a regular basis with respect to compliance with our risk management policies. The Audit Committee also performs a central oversight role with respect to financial and compliance risks, and reports on its findings at each regularly scheduled meeting of the Board. The Compensation and Leadership Development Committee considers risk in connection with its design of compensation programs for our executives. The Governance Committee annually reviews our corporate policies and their implementation. Each committee regularly reports to the Board.

CODE OF CONDUCT AND ETHICS

We have adopted a Code of Conduct and Ethics that applies to all of our officers, directors and employees. We have also adopted an additional written code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer, controller and other employees of the finance department designated by our Chief Financial Officer. These codes are available on our website at http://ir.shutterfly.com/essential-governance-documents. To satisfy the disclosure requirement under Item 5.05 of Form 8-K, any amendments to the codes or grant of any waiver from a provision of the codes to any executive officer or director, will be promptly disclosed on our website at the above-referenced address, as well as by any other means then required by Nasdaq rules or applicable law.

STOCKHOLDER NOMINATIONS TO THE BOARD OF DIRECTORS

The Governance Committee will consider director candidates recommended by stockholders in the same manner in which it evaluates candidates generally. Stockholders who wish to recommend individuals for consideration by the Governance Committee to become nominees for election to the Board at an annual meeting of stockholders must do so in accordance with the procedures set forth in our Bylaws. See “When are stockholder proposals due for next year’s annual meeting of stockholders?” above for additional information.

In general, each submission must set forth: (a) as to the stockholder (1) the name and address of the stockholder on whose behalf the submission is made; (2) the class and number of our shares that are directly or indirectly beneficially owned by such stockholder as of the date of the submission; (3) any derivative position in our securities beneficially held by such stockholder as of the date of the submission; (4) any performance-related fees that such stockholder is entitled to, based on any increase or decrease in the value of our shares or derivative position, if any, as of the date of the submission; and (5) a representation whether such stockholder intends to deliver a proxy statement and/or form of proxy to holders of a sufficient number of shares to elect the nominee or nominees submitted; and (b) as to each person whom the stockholder proposes to nominate for election (1) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, including such person’s written consent to being named in such proxy statement as a nominee and to serving as a director if elected; and (2) a statement whether such person, if elected, intends to tender, promptly following such person’s election, an irrevocable resignation effective upon such person’s failure to receive the required vote for re-election at the next meeting at which such person would face re-election and upon acceptance of such resignation by the Board of Directors, in accordance with our Corporate

2018 PROXY STATEMENT	19

CORPORATE GOVERNANCE

Governance Principles. Stockholder nominations of directors must be addressed to our Corporate Secretary, at 2800 Bridge Parkway, Redwood City, CA 94065.

DIRECTOR QUALIFICATIONS

In considering whether to recommend any candidate for inclusion in the Board’s slate of recommended director nominees, including candidates recommended by stockholders, the Board considers the Board’s diversity. The Board seeks nominees with a broad diversity of experience, professions, skills, geographic representation and backgrounds. Nominees for directors are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis proscribed by law. Other characteristics considered by our Governance Committee include the candidate’s character, integrity, judgment, skills, business acumen, experience, commitment, diligence, conflicts of interest and the ability to act in the interests of all stockholders.

Our Board and each of its committees engage in an annual self-evaluation process. As part of that process, directors provide feedback on, among other things, whether the Board has the right set of skills, experience and expertise. This evaluation encompasses a consideration of diversity as described above.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Should stockholders wish to communicate with the Board, such correspondence should be sent to the attention of our Corporate Secretary, at 2800 Bridge Parkway, Redwood City, California 94065. Our Corporate Secretary will forward the communication to our Board members.

20

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information as to the beneficial ownership of our Common Stock as of March 26, 2018 for:

•	each stockholder known by us to be the beneficial owner of more than 5% of our Common Stock;

•	each of our directors or director nominees;
•	each Named Executive Officer (as defined below in Compensation Discussion and Analysis) as set forth in the summary compensation table below; and

•	all current executive officers and directors as a group.

Percentage ownership of our Common Stock in the table is based on 33,107,322 shares of our Common Stock outstanding as of March 26, 2018. In accordance with Securities and Exchange Commission rules and regulations, shares of our Common Stock subject to equity awards that are currently vested or will vest within 60 days of March 26, 2018 (i.e., by May 25, 2018) are deemed to be beneficially owned by the holder of the equity award for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each person named below is c/o Shutterfly, Inc., 2800 Bridge Parkway, Redwood City, California 94065.

	SHARES OF COMMON STOCK BENEFICIALLY OWNED
NAME OF BENEFICIAL OWNER	NUMBER	PERCENTAGE
5% Stockholders
Primecap Management Company (1)	5,059,482	15.3%
BlackRock, Inc. (2)	4,127,633	12.5%
The Vanguard Group (3)	3,009,168	9.1%
Park West Asset Management, LLC (4)	1,811,637	5.5%
Thomas D. Hughes (5)	8,565	•
William Lansing (6)	27,124	•
Eva Manolis (7)	6,986	•
Ann Mather (8)	7,868	•
Christopher North (9)	249,685	•
Elizabeth S. Rafael (10)	8,615	•
Elizabeth Sartain (11)	6,627	•
H. Tayloe Stansbury (12)	6,025	•
Brian T. Swette (13)	27,765	•
Michael P. Zeisser (14)	20,161	•
Michele Anderson (15)	6,020	•

2018 PROXY STATEMENT	21

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

	SHARES OF COMMON STOCK BENEFICIALLY OWNED
NAME OF BENEFICIAL OWNER	NUMBER	PERCENTAGE
Scott Arnold (16)	—	•
Dwayne A. Black (17)	22,886	•
Tracy Layney (18)	2,095	•
Ishantha Lokuge (19)	2,513	•
Satish Menon (20)	3,980	•
Michael Pope (21)	24,616	•
All current directors and executive officers as a group (17 persons)		1.3%

•	Represents beneficial ownership of less than 1% of the outstanding shares of common stock.

(1)	PRIMECAP Management Company stated in its Schedule 13G/A filed with the SEC on February 27, 2018 that, of the 5,059,482 shares beneficially owned by it, it has (a) sole voting power over 4,375,427 shares, and (b) sole dispositive power over 5,059,482 shares. According to the 13G/A filing, the address of the principal office of PRIMECAP Management Company is 177 E. Colorado Blvd., 11th Floor, Pasadena, CA 91105.

(2)	BlackRock, Inc. stated in its Schedule 13G/A filed with the SEC on January 19, 2018 that, of the 4,127,633 shares beneficially owned by it, it has (a) sole voting power over 4,052,276 shares and (b) sole dispositive power over 4,127,633 shares. According to the 13G/A filing, the address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(3)	The Vanguard Group Inc. stated in its Schedule 13G/A filed with the SEC on February 12, 2018 that, of the 3,009,168 shares beneficially owned by it, it has (a) sole voting power over 64,604 shares, (b) shared voting power over 4,518 shares, (c) sole dispositive power over 2,942,846 shares, and (d) shared dispositive power over 66,322 shares. According to the Schedule13G/A filing, the address of The Vanguard Group Inc. is 100 Vanguard Blvd., Malvern, PA 19355.

(4)	Based solely on Schedule 13G/A filed with the SEC on February 14, 2018, reporting beneficial ownership as of December 31, 2017, Park West Asset Management, LLC. and Peter S. Park, as the sole member and manager of Park West Asset Management, LLC, reported beneficial ownership of the 1,811,637 shares. Of the 1,811,637 beneficially owned shares, it has (a) shared voting power over 1,811,637 shares and (b) shared dispositive power over 1,811,637 shares. According to the 13G/A filing, the address of Park West Asset Management, LLC. is 900 Larkspur Landing Circle, Suite 165, Larkspur, California 94939.

(5)	Consists of 4,625 shares of common stock over which Mr. Hughes has sole voting and dispositive power and 3,940 RSUs eligible for vesting within 60 days of March 26, 2018.

(6)	Consists of 21,510 shares of common stock over which Mr. Lansing has sole voting and dispositive power and 5,614 RSUs eligible for vesting within 60 days of March 26, 2018.

(7)	Consists of 3,046 shares of common stock over which Ms. Manolis has sole voting and dispositive power and 3,940 RSUs eligible for vesting within 60 days of March 26, 2018.

(8)	Consists of 3,928 shares of common stock over which Ms. Mather has sole voting and dispositive power and 3,940 RSUs eligible for vesting within 60 days of March 26, 2018.
(9)	Consists of 12,394 shares of common stock over which Mr. North has sole voting and dispositive power and 237,291 shares subject to options that are exercisable within 60 days of March 26, 2018.

(10)	Consists of 3,986 shares of common stock over which Ms. Rafael has sole voting and dispositive power and 4,629 RSUs eligible for vesting within 60 days of March 26, 2018.

(11)	Consists of 2,293 shares of common stock over which Ms. Sartain has sole voting and dispositive power and 4,334 RSUs eligible for vesting within 60 days of March 26, 2018.

(12)	Consists of 2,085 shares of common stock over which Mr. Stansbury has sole voting and dispositive power and 3,940 RSUs eligible for vesting within 60 days of March 26, 2018.

(13)	Consists of 23,825 shares of common stock over which Mr. Swette has sole voting and dispositive power and 3,940 RSUs eligible for vesting within 60 days of March 26, 2018.

(14)	Consists of 16,221 shares of common stock over which Mr. Zeisser has sole voting and dispositive power and 3,940 RSUs eligible for vesting within 60 days of March 26, 2018.

(15)	Consists of 6,020 shares subject to options that are exercisable within 60 days of March 26, 2018. Ms. Anderson joined Shutterfly on February 27, 2017.

(16)	Mr. Arnold joined Shutterfly on June 30, 2017.

(17)	Consists of 19,535 shares of common stock over which Mr. Black has sole voting and dispositive power and 3,351 shares subject to options that are exercisable within 60 days of March 26, 2018.

(18)	Consists of 2,095 shares subject to options that are exercisable within 60 days of March 26, 2018.

(19)	Consists of 2,513 shares subject to options that are exercisable within 60 days of March 26, 2018.

(20)	Consists of 3,980 shares subject to options that are exercisable within 60 days of March 26, 2018.

(21)	Consists of 24,616 shares subject to options that are exercisable within 60 days of March 26, 2018.

22

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires our directors and executive officers, and persons who own more than 10 percent of a registered class of our equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our Common Stock and other equity securities. Officers, directors and greater than 10 percent stockholders are required by Securities Exchange Commission regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during fiscal 2017, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10 percent beneficial owners were timely met except that the following forms were inadvertently filed late: Form 4s for Lisa Blackwood-Kapral to report a new grant of RSUs; and a Form 4 for William Lansing to report the purchase of common stock.

2018 PROXY STATEMENT	23

PROPOSAL NO. 2 ADVISORY VOTE TO APPROVE THE COMPANY’S EXECUTIVE COMPENSATION

In accordance with Section 14A of the Securities Exchange Act, we are including in this Proxy Statement the opportunity for our stockholders to vote to approve, on a non-binding, advisory basis, the compensation of our Named Executive Officers (as defined below in “Compensation Discussion and Analysis”) as disclosed in this Proxy Statement.

As described in detail under the heading “Compensation Discussion and Analysis,” the objective of our executive compensation program is to attract, motivate and retain the exceptional leaders we need to drive stockholder value, fulfill our vision and mission, uphold our company values and achieve our corporate goals. We accomplish these goals in a manner consistent with our strategy, competitive practice, sound corporate governance principles, and stockholder interests and concerns. We believe the compensation program for the Named Executive Officers was strongly aligned with the long-term interests of our stockholders and was instrumental in helping us achieve strong financial performance in 2017.

Accordingly, we are asking you to approve, on an advisory basis, the compensation of our Named Executive Officers, as described in this Proxy Statement, pursuant to Securities and Exchange Commission compensation disclosure rules, including the “Compensation Discussion and Analysis” below and the related compensation tables and other narrative executive compensation disclosure contained herein.

The following resolution is hereby submitted for a stockholder vote at the Annual Meeting:

“RESOLVED, that the stockholders of Shutterfly approve, on an advisory basis, the compensation of Shutterfly’s Named Executive Officers, as disclosed in the “Compensation Discussion and Analysis,” the compensation tables and the related narrative discussion of the Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission.”

Although the advisory vote is non-binding, the Compensation and Leadership Development Committee and the Board will review the results of the vote. The Compensation and Leadership Development Committee will consider our stockholders’ concerns to the extent there is any significant vote against the compensation of our Named Executive Officers as disclosed in this Proxy Statement and take them into account in future determinations concerning our executive compensation program. The Board therefore recommends that you indicate your support for the compensation of the Named Executive Officers, as described in this Proxy Statement, and recommends that our stockholders should cast an advisory vote on the compensation of our Named Executive Officers on an annual basis as was approved by the stockholders in a non-binding advisory vote at the 2017 Annual Meeting. Our next advisory vote on the compensation of our Named Executive Officers will be at the 2019 Annual Meeting of Stockholders.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE, ON AN ADVISORY BASIS, “FOR” THE APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS’ DESCRIBED IN THE COMPENSATION DISCUSSION AND ANALYSIS, THE COMPENSATION TABLES AND THE RELATED NARRATIVE DISCUSSION OF THIS PROXY STATEMENT.

24

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) provides a detailed description of our compensation philosophy, practices, and the factors and process used in making compensation decisions with respect to our named executive officers for the year ended December 31, 2017 (“NEOs”). Our NEOs are:

•   Christopher North, President and Chief Executive Officer (“CEO”);

•   Michael Pope, Senior Vice President and Chief Financial Officer (“CFO”);

•   Michele Anderson, Senior Vice President, Retail;

•   Scott Arnold, Senior Vice President, Enterprise; and

•   Satish Menon, Senior Vice President and Chief Technology Officer.

EXECUTIVE SUMMARY

Overview. As the leading provider and online retailer of high-quality personalized products and services offered through our lifestyle brands, we operate in numerous dynamic and competitive market segments. The market in which we compete for skilled executive management talent is highly competitive. Our executive compensation program is designed to attract, motivate, and retain the key executives who drive success for our stockholders, customers, and employees. Compensation that reflects performance and aligns with the long-term interests of our stockholders is fundamental to our compensation program design and decisions.

Business Strategy Update. At the beginning of 2017, we refined our business strategy around four key areas of focus: 1) simplifying the process of creating and purchasing personalized products, 2) expanding the range of products, 3) pivoting to mobile, and 4) leveraging our manufacturing platform for business customers. As the first step of our long-term strategy, we made the decision to restructure our Consumer business, simplifying our brand portfolio and shifting customers to our flagship Shutterfly.com website. We believed effectively executing our strategy would position the Company to deliver sustainable, profitable growth and create value for our stockholders. We delivered strong results during 2017, setting us up for success in 2018 and beyond (see “2017 Business Results”).

25	COMPENSATION DISCUSSION AND ANALYSIS
38	Report of the Compensation and Leadership Development Committee of the Board of Directors
39	Summary Compensation Table
40	Grants of Plan-Based Awards
41	Outstanding Equity Awards at Year-End
42	Option Exercises and Stock Vested
42	CEO Pay Ratio
42	Potential Payments upon Termination or Change of Control

2018 PROXY STATEMENT	25

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Program Changes. Our Compensation and Leadership Development Committee (“Committee”) has taken steps to redesign our executive compensation program to support our business strategy and in response to ongoing dialogue with our stockholders. Over the last few years, we have undertaken a robust stockholder engagement program, speaking with stockholders representing over 50% of our outstanding common stock in the past year. These conversations have included our Chairman, CEO, other members of the Board, CFO and other members of senior management, and covered matters of importance to Shutterfly and our stockholders in a variety of areas, including our executive compensation program. We believe changes made to simplify our programs over the last two years have been effective in driving stockholder value creation. Below is a summary of key feedback and changes:

WHAT WE HEARD:

1.	IMPROVE QUALITY OF EARNINGS AND DELIVER PROFITABLE GROWTH

WHAT WE DID:

 Changed our bonus plan for 2017 to be based only on Adjusted EBITDA, which now provides clarity of focus on profitability for the executive team and our broader employee base

 Carefully managed our overall equity compensation program, reducing stock-based compensation expense by 27% from 2015 to 2017

 Outside of the compensation program, we have also focused on financial discipline and become more strategic in our investments on high-value initiatives, reducing capital expenditures as a percent of revenue by 20% over the last two years

WHAT WE HEARD:

2.	TIE LONG-TERM INCENTIVES TO VALUE CREATION FOR STOCKHOLDERS

WHAT WE DID:

 Changed the performance-based component of our long-term incentive program from RSUs tied to 1-year Adjusted EBITDA goals to stock options, first with our CEO’s 2016 hiring award and then for our other NEOs in their 2017 annual grants. Our Board, as well as several key stockholders, views stock options as an effective, performance-based long-term incentive vehicle. Our overall compensation program emphasizes a long-term orientation with near-term financial and operational discipline.

26

COMPENSATION DISCUSSION AND ANALYSIS

2017 Business Results. Under the leadership of our executive team, we exceeded our plan for 2017, delivering 5% growth in net revenues and 12% growth in Adjusted EBITDA. In addition, after the close of 2017, we announced our agreement to acquire Lifetouch, a national leader in school photography. We are targeting a minimum of $450 million in Adjusted EBITDA by 2020, through the strength of each other’s core businesses as well as our realization of unique revenue and cost synergies available from combining our two complementary companies. By executing our long-term strategy, we delivered strong financial performance and created value for our stockholders over the past year. Our 1-year total stockholder return (TSR) over calendar year 2017 was -0.9%. However, we believe it is also relevant to evaluate TSR from the day after the release of our 2016 Fourth Quarter Earnings (February 2, 2017) through the day after the release of our 2017 Fourth Quarter Earnings and Lifetouch acquisition announcement (January 31, 2018). Over this period reflecting when our 2017 financial results were publicly-disclosed, our total stockholder return was 55.9% compared to 16.0% for the Russell 2000 index.

Net Revenue ($ Millions)	Adjusted EBITDA ($ Millions)	Total Stockholder Return

Key 2017 Decisions and Pay Outcomes. Our executive compensation program for 2017 reflects a simplified program consisting principally of base salaries, short-term cash incentives, and long-term incentives:

•	Base Salary: The Committee awarded no base salary increases for incumbent NEOs. Salaries for our two new-hire NEOs were set in connection with their hire based on arms-length negotiation and consideration of market data and internal equitability.

•	Short-Term Incentive Compensation: For 2017, the Committee set our Adjusted EBITDA goal at $230 million, which represented a 10.3% increase over 2016 results. We exceed our goal and NEO bonuses were earned at 122% of target.

•	Long-term Incentive Compensation: The Committee balanced performance-based and fixed-awards by granting annual awards to our NEOs as approximately 50% stock options and 50% RSUs. No award was granted to our CEO because he was provided a multi-year grant upon hire. One other NEO, Mr. Menon, was also provided a retention RSU award in addition to his annual award of stock options and RSUs.

Our Corporate Values, Compensation Philosophy, and Practices

Our Values. Our vision and values shape our strategy and corporate goals, which are supported by the design of our compensation program:

•	Our Vision: Our two-part vision describes our intention to be the leader in our field in both the consumer and enterprise sides of our business. On the consumer side, we aim to help people share life’s joy by being the leading online retailer and provider of high-quality personalized products, complemented by our enterprise vision to be the leading digital manufacturing platform for business.

2018 PROXY STATEMENT	27

COMPENSATION DISCUSSION AND ANALYSIS

•	Our Values: We act as owners. We invest in the long-term while delivering results today. We use data and insights to inform decisions. We passionately innovate on behalf of our customers. We inspire customers through creativity and beautiful design. We do the right thing for customers. We are warm, inclusive, and collaborative. We invest in great talent. We debate the most important decisions, then fully commit. We share life’s joy.

•	Our Strategies: We have articulated four primary strategies for the next three to five years that support our long-term vision: (1) making purchasing personalized products simple; (2) offering customers a broader range of products; (3) pivoting towards mobile; and (4) leveraging our manufacturing platform.

•	Our Corporate Goals: Informed by our long-term vision and strategies, each year, we establish overall corporate financial and non-financial goals as an integral part of our strategy to improve corporate performance and increase stockholder value. Our executive compensation program, policies and practices are designed to create incentives for outstanding execution and to reward our employees, including our NEOs, for their contributions towards achieving such goals.

Our Compensation Philosophy. Our compensation philosophy provides the guiding principles for structuring our executive compensation program. The objective of our program is to attract, motivate and retain the key executives we need in order to drive stockholder value, fulfill our vision and mission, uphold our values and achieve our corporate objectives.

•	Compensation Should Reflect our Pay-for-Performance Culture. Pay should be directly linked to performance. Accordingly, a significant portion of executive compensation is contingent on, and varies based on, growth in stockholder value, achievement of our corporate performance goals and individual contributions to our success.

•	Compensation Should Align with Creation of Stockholder Value. Compensation should incentivize management to achieve short-term results in a manner that also supports our long-term strategic and financial goals. Performance-based cash bonuses create incentives for achieving results that enhance stockholder value in the short-term, while equity awards serve to align the interests of our executives with our stockholders over the long-term. Our compensation policies and practices are designed to balance short-term and long-term interests, and to prevent the opportunity for inappropriate risk-taking that would have a material adverse effect on us.

•	Compensation Level and Mix Should Reflect Responsibility and Accountability. Total compensation is higher for individuals with greater responsibility, greater ability to influence achievement of our corporate goals and greater accountability for those goals. Furthermore, as responsibility increases, a greater portion of the executive’s total compensation is performance-based pay and tied to long-term value creation for our stockholders.

Over the last two years, the Committee reviewed how our executive compensation program aligns with the foregoing philosophy, including the selection of performance metrics in annual and long-term incentive compensation programs. In the compensation package for our CEO, the Committee focused on aligning compensation with stock price growth instead of a specific financial measure to directly link compensation value with increases in stockholder value. This was carried through to the equity awards for the rest of our NEOs in 2017.

28

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE COMPENSATION PROGRAM HIGHLIGHTS

WHAT WE DO	WHAT WE DON’T DO

•   Pay for Performance. Our program is designed to align executive pay with our financial performance and stockholder value.

•   Peer Group Analysis. The Committee reviews total direct compensation (base salary, annual cash incentive and long-term incentive awards) and the mix of the compensation components for our peer group as one of the factors in determining the compensation for our NEOs.

•   CEO Stock Ownership Guideline. Our CEO is required to hold four times his base salary in our stock, which must be achieved within five years of hire.

•   Use of Independent Compensation Consultant. The Committee is advised by an independent compensation consulting firm that provides no other services to us.

•   Clawback Policy. The Committee has adopted a clawback policy applicable to all incentive payments provided to executive officers.

•   No Single Trigger Change-in-Control Payments. No payments or benefits are payable solely on the occurrence of a change-in-control of the company.

•   No Tax Gross-Ups for Excise Taxes. Our NEOs are not entitled to any tax gross-up payments with respect to excise taxes that may be imposed on certain payments.

•   No Hedging, Speculative Trading, or Pledging. Our trading policies prohibit employees and directors from hedging, speculative trading or pledging of our stock.

EXECUTIVE COMPENSATION PROCESS

Role of the Compensation and Leadership Development Committee. The Committee establishes our overall compensation philosophy and reviews and approves our executive compensation program, including the specific compensation of our NEOs. The Committee relies on its compensation consultant and legal counsel, as well as our CEO, our Chief Human Resources Officer and our executive compensation staff to formulate recommendations with respect to specific compensation actions. During its discussions, the Committee met in executive session without our CEO or other management present. The Committee made all relevant decisions for 2017 compensation for our NEOs. The Committee reviews compensation for our NEOs at least annually.

The factors considered by the Committee in determining the compensation of our NEOs for 2017 included:

•	Shutterfly’s performance and the NEOs individual performance;

•	Market data on compensation at comparable companies;

•	Recommendations of our CEO (except with respect to his own compensation);

•	Expected future contribution of the individual NEO;

•	Retention;

•	Compensation levels of executives with similar responsibilities (“internal pay equity”); and

•	Feedback from our stockholders.

The Committee did not weigh these factors in any predetermined manner, nor did it apply any formulas in making its decisions. Instead, the Committee considers this information in light of its knowledge of Shutterfly, knowledge of each executive officer, and using its business judgment in making executive compensation decisions.

Role of Management. Our CEO annually evaluates the performance of each of our executive officers, including the other NEOs, based on one or more individual performance objectives established at the beginning of the year. Using his subjective evaluation of each executive officer’s performance, accomplishments during the year and areas of strength and areas for development, and taking into consideration our corporate and financial performance during the preceding year, he then makes recommendations to the

2018 PROXY STATEMENT	29

COMPENSATION DISCUSSION AND ANALYSIS

Committee regarding base salary and target bonus adjustments for the current year, as well as equity awards for each of our executive officers (other than himself). The Committee considers these recommendations, as well as the competitive market analysis prepared by its compensation consultant, in order to determine the individual compensation elements for our NEOs (other than our CEO). While the Committee considers these recommendations and other factors described above, they are only two of several factors that the Committee considers in making its decisions with respect to the compensation of our NEOs. No executive officer participates in the determination of the amounts or elements of their own compensation.

Role of Compensation Consultants. Pursuant to its charter, the Committee has the authority to engage its own legal counsel and other advisors, including compensation consultants, to assist it in carrying out its responsibilities. During 2017, the Committee retained Frederic W. Cook & Co., Inc. (“FW Cook”), a national executive compensation consulting firm, as its independent compensation consultant. FW Cook provided the Committee with support regarding the amount and types of compensation that we provide to our executive officers, how these amounts and types of compensation compare to the compensation practices of other companies and advice regarding other compensation-related matters, such as emerging market best practices and regulatory developments. The Committee assessed the independence of FW Cook and determined that no conflicts of interests existed.

Stockholder “Say on Pay” Vote. We hold an annual “Say on Pay” vote for our stockholders to affirm our executive compensation program. At our 2017 Annual Meeting of Stockholders, stockholders representing only 53.4% of the votes cast supported our annual “Say on Pay” resolution. Leading up to and following this vote, we have undertaken extensive stockholder outreach to discuss the pay-for-performance nature of our executive compensation program, as well as to gain a better understanding of our stockholders’ views. These discussions highlighted the multi-year nature of our CEO’s 2016 new-hire equity award. Based on our ongoing stockholder engagement and review of our compensation policies and decisions, we believe the structure of our executive compensation program effectively aligns the interests of our NEOs with our long-term goals. The Committee will continue to consider the outcome of our “Say on Pay” votes and our stockholders’ views when making future compensation decisions for our NEOs.

Use of Market Data; Compensation Peer Group. To assess the competitiveness of our executive compensation program, the Committee considers the compensation practices of a peer group of high-growth technology companies of reasonably similar size to us. The Committee periodically reviews and approves changes to the peer group based on the recommendation of its independent compensation consultant. The Committee considers the compensation practices of the peer group companies as one factor in its compensation deliberations, but does not “benchmark” compensation at a specific level as compared to our peer group.

30

COMPENSATION DISCUSSION AND ANALYSIS

In late 2016, the Committee approved changes to the peer group to reposition Shutterfly near the median of our peer group by revenue and market cap. The peer group for 2017 was comprised of companies similar to Shutterfly on the basis of revenue, market capitalization, industry (focused on e-commerce, Internet, and software companies), and geography (focused on the San Francisco Bay Area and other major metropolitan markets). This data is supplemented with data from a survey of executive compensation by Radford Associates, a unit of Aon Hewitt, representing both public and private technology companies that are of similar size with revenues between $500 million and $3 billion. Our peer group for 2017 was comprised of the following companies:

2017 PEER GROUP

1-800-Flowers.com, Inc.	Groupon, Inc.	Shutterstock, Inc.	WebMD Health Corp

Box, Inc.	GrubHub Inc.	Stamps.com Inc.	Yelp Inc.

Cimpress N.V.	Match Group, Inc.	TripAdvisor, Inc.	Zillow Group, Inc.

Etsy, Inc.	Pandora Media, Inc.	TrueCar, Inc.	Zynga, Inc.

GoDaddy Inc.	Quotient Technology Inc.	Wayfair Inc.

The table below shows how Shutterfly compares to the peer group used in 2017:

	REVENUE – LATEST DISCLOSED FOUR QUARTERS AS OF 12/31/2017(1)	MARKET CAPITALIZATION AS OF 12/31/2017(1)
75th Percentile	$1,556	$6,375
Median	$861	$3,382
25th Percentile	$479	$1,419
Shutterfly	$1,190	$1,633
(1)	Expressed in millions.

Compensation Program Elements

Our executive compensation program is composed of three primary elements:

•	Base salary;
•	Short-term incentive compensation in the form of quarterly performance-based cash bonuses; and

•	Long-term incentive compensation in the form of equity awards.

Other elements include employment agreements, severance and change-in-control arrangements, retirement, health and welfare benefits, and limited perquisites with a sound business purpose.

2018 PROXY STATEMENT	31

COMPENSATION DISCUSSION AND ANALYSIS

Base Salary. We provide base salaries to provide executives with a competitive level of fixed, short-term compensation. The Committee sets the annual base salaries of our NEOs at levels it believes will enable us to hire and retain individuals in a competitive environment and to reward individual performance and contribution to our overall corporate goals. In determining base salaries, the Committee takes into account each NEO’s qualifications and experience, position and scope of responsibilities, external pay benchmarks, internal pay equity, and job performance. Salary reviews are conducted annually; however, individual salaries are not necessarily adjusted each year. For 2017, salaries for incumbent NEOs (Messrs. North, Pope and Menon) were maintained at 2016 levels. The salaries for Ms. Anderson and Mr. Arnold were set at the time of their hire.

NEO	2016 BASE SALARY	2017 BASE SALARY	PERCENTAGE ADJUSTMENT
Mr. North	$700,000	$700,000	0.0%
Mr. Pope	415,000	415,000	0.0%
Ms. Anderson	N/A	350,000	N/A
Mr. Arnold	N/A	350,000	N/A
Mr. Menon	375,000	375,000	0.0%

Short-term Performance-based Incentive Program. We use cash bonuses to reward the performance of executive officers, including our NEOs, for their contributions to our overall corporate financial and operational performance for the current fiscal year. We evaluate and reward the performance of our executive officers based on quarterly performance periods because the Committee has determined this is the most efficient method to set rigorous goals in the face of significant seasonality on our business.

For 2017, we redesigned and simplified our short-term incentive plan to be based solely on Adjusted EBITDA to encourage a singular focus on increasing profitability as we undertook initiatives to consolidate our consumer brands and position the Company for profitable growth.

	2016 PLAN	2017 PLAN
Goal Setting	Quarterly	Annual
Performance Period	Quarterly	Quarterly
Financial Metrics	Adjusted EBITDA (threshold), Revenue	Adjusted EBITDA
Individual Performance	Modifier up to +/- 50%	No adjustment for individual performance

Individual Bonus Targets

Under the 2017 Bonus Plan, the annual target cash bonus opportunities were set at 100% of base salary for our CEO and 40% of base salary for the other NEOs. Bonus opportunities for Ms. Anderson and Mr. Arnold were pro-rated as of their hire date. In addition, the annual target cash bonus opportunities for all participants were weighted by fiscal quarter at 20% of the target annual cash bonus opportunity for each of the first three fiscal quarters of 2017, and 40% for the fourth fiscal quarter to reflect the proportional weight of our quarterly financial target levels relative to our annual revenue and profits.

Individual awards under the 2017 Bonus Plan could range from 0% to 200% of the target award in total, but payouts during the first three quarters were capped at 100% of target with above-target amounts held-back and contingent on exceeding the full-year plan.

32

COMPENSATION DISCUSSION AND ANALYSIS

Financial Metrics

The 2017 performance goals for Adjusted EBITDA were developed based on recent historical financial performance, planned strategic initiatives, and the then-existing economic environment. The 2017 Bonus Plan was structured so that if we missed our Adjusted EBITDA goal, then bonuses would be reduced potentially all the way to a zero payout. The Committee believed that this design would help ensure that any bonus payments made under the 2017 Bonus Plan would be made only if warranted by our actual financial and operational performance, consistent with our pay-for-performance philosophy.

The sum of the quarterly Adjusted EBITDA goals for 2017 represents an aggregate 10% increase from 2016. The Adjusted EBITDA threshold performance levels set by the Committee under the 2017 Bonus Plans are detailed below (amounts shown in millions):

PERIOD	PERIOD WEIGHTING	2016 ACTUAL ADJUSTED EBITDA ($ MIL.)		2017 ADJUSTED EBITDA GOAL ($ MIL.)		2017 ACTUAL ADJUSTED EBITDA ($ MIL.) (1)		2017 BONUS FUNDING
First Quarter	20%	-$	2.6	-$	4.4	-$	1.9	100	%(2)
Second Quarter	20%		18.2		17.4		17.4	98%
Third Quarter	20%		-2.0		3.0		3.0	100%
Fourth Quarter	40%		194.8		$214.0		215.6	156	%(2)
Total			$208.5		$230.0		$234.1	122%

(1)	Excludes $17 million of restructuring charges relating to our single platform migration and capital lease termination charges related to the HP printer upgrade of $8.1 million.

(2)	First quarter payout was capped at 100% with earnout for overachievement paid as part of the fourth quarter bonus, once full-year results were determined.

Bonus Decisions

At each of its quarterly meetings where it reviewed our financial results for purposes of the 2017 Bonus Plan, the Committee considered the potential bonus payments for each of our executive officers, including our NEOs. The following table presents the quarterly bonus payments that were made to the NEOs under the 2017 Bonus Plan.

NEO	Q1		Q2	Q3	Q4	TOTAL	% SAL.	% TARGET
Mr. North	$140,000		$137,200	$140,000	$439,600	$856,800	122%	122%
Mr. Pope	33,200		32,536	33,200	104,248	203,184	49%	122%
Ms. Anderson	10,360	(1)	27,440	28,000	87,920	153,720	44%	122%
Mr. Arnold	N/A		N/A	28,000	87,920	115,920	33%	122%
Mr. Menon	30,000		29,400	30,000	94,200	183,600	49%	122%

(1)	Pro-rated to Ms. Anderson’s start date.

Long-term Incentive Compensation. We use long-term incentive compensation in the form of equity awards to motivate our executive officers, including our NEOs, by providing them with the opportunity to build an equity interest in

Shutterfly and to share in the potential appreciation of the value of our common stock. In 2015 and 2016, the Committee undertook a comprehensive review of our long-term incentive program and approved changes that were reflected in both 2016 and 2017 compensation decisions. The primary change was to replace our performance-based RSU awards (“PBRSU”) with grants of stock options, first in the 2016 new-hire package for our CEO, and then in 2017 annual

2018 PROXY STATEMENT	33

COMPENSATION DISCUSSION AND ANALYSIS

equity awards for our other NEOs. In approving the change, the Committee determined that options provide an excellent compensation mechanism for motivating our NEOs to create sustainable long-term stockholder value (and conversely, no reward if we do not create value for stockholders). The Committee considers options to be inherently performance-based because our NEOs will only realize value if our share price increases and they continue to serve through the vesting period applicable to the stock option grants. The decision to replace PBRSUs with stock options was based in part on the Committee’s review of long-term incentive practices within our peer group and feedback we received from our stockholders during outreach meetings.

In determining the amount of the long-term incentive compensation awards the Committee considers a number of reference points, including the NEO’s performance, the NEO’s then-current total direct compensation (i.e., the sum of base salary, target cash bonuses and the annualized value of equity awards), the compensation paid to such executive’s peers within Shutterfly, the compensation paid to executives in comparable positions at other companies within our peer group, the remaining vesting period and expected value (and thus, retention value) of the NEO’s outstanding equity awards, and the NEO’s ability to affect profitability and stockholder value. In making equity award decisions, the Committee’s primary objectives are to reward long-term performance, align the long-term incentive compensation of our NEOs with stockholder interests, and maximize executive retention. The Committee does not place any specific weight on these factors, nor does it apply a formula to determine the amounts awarded.

2017 Equity Awards

In February 2017, the Committee approved annual equity awards for our incumbent NEOs other than our CEO. These equity awards consisted of stock option and RSU awards. The award mix was set at approximately 50% stock options and 50% RSUs by value, to balance increases for growth with ongoing retention. Additionally, in February 2017, the Committee approved a supplemental RSU grant for Mr. Menon for retention purposes.

In connection with their hires, Ms. Anderson and Mr. Arnold were provided hiring awards, also in an approximate value mix of 50% stock options and 50% RSUs.

The equity awards granted to the NEOs were as follows:

NEO	ANNUAL / NEW HIRE SHARE TOTALS		RETENTION RSU AWARDS (NO.)	AGGREGATE GRANT DATE FAIR VALUE OF EQUITY AWARDS ($)
	STOCK OPTION AWARDS (NO.)	RSU AWARDS (NO.)
Mr. North	—	—	—	—
Mr. Pope	78,771	23,500	—	1,994,908
Ms. Anderson	144,483	48,161	—	3,996,140
Mr. Arnold	157,894	50,170	—	4,392,544
Mr. Menon	63,687	19,000	10,000	2,060,402

The stock option awards were granted with exercise price equal to the closing price on the date of grant, have a seven-year term, and are subject to a four-year vesting schedule with 25% vesting on the first anniversary of the grant date and in equal monthly installments thereafter. The annual and new-hire RSU awards vest over four years in 25% installments on each anniversary of the grant date. The retention RSU award provided to Mr. Menon vests 100% on the 2nd anniversary of the grant date.

OTHER COMPENSATION ELEMENTS

Health and Welfare Benefits. Our NEOs participate in our retirement, health, and welfare benefits on the same basis as all our full-time employees. We maintain a tax-qualified Section 401(k) retirement plan for all employees who satisfy certain eligibility requirements, including requirements relating to age and length of service. We do not currently provide Company matching contributions to our 401(k) retirement plan. In addition, we also offer medical, dental and vision benefits, medical and dependent care flexible

34

COMPENSATION DISCUSSION AND ANALYSIS

spending accounts, short-term and long-term disability insurance, accidental death and dismemberment insurance, and basic life insurance coverage.

Perquisites and Other Personal Benefits. We do not provide perquisites to our executive officers, including the NEOs, except in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make our executive officers more efficient and effective, and for recruitment and retention purposes. Mr. North is eligible to be reimbursed for up to $15,000 annually in tax planning expenses through his third year of employment.

Sign-On Transition Bonuses. In connection with their hires and as an inducement to join the Company, Ms. Anderson and Mr. Arnold were provided sign-on bonuses of $500,000. Ms. Anderson’s sign-on bonus was to be paid 50% following her start date, then in equal monthly installments during her second year of employment. Mr. Arnold’s sign-on bonus was to be paid in 50% installments following his start date and on the first anniversary of his start date. The bonuses are subject to pro-rata repayment upon resignation or termination for cause during the first two years of employment.

TERMINATION AND CHANGE IN CONTROL ARRANGEMENTS

To enable us to attract talented executives, as well as ensure ongoing retention when considering potential corporate transactions that may create uncertainty as to future employment, we offer certain post-employment payments and benefits to our NEOs. These benefits are generally standard for NEOs other than the CEO and included in each executive’s Retention Agreement and Amended Retention Agreements (each as defined under the heading “Executive Compensation Tables—Potential Payments upon Termination or Change in

Control”); the CEO’s benefits were negotiated at the time of hire. We believe these arrangements reinforce the commitment of our executives to pursue increased stockholder value amid personal uncertainties that may arise during times of transition, including in a transaction setting, and serve as an important retentive tool to promote stability in our management team through the completion of any such period. Payment of any severance benefits requires termination of employment (i.e., we have no “single-trigger” severance or equity vesting provisions that are contingent solely on occurrence of a change in control (“CIC”)). In addition, we do not provide 280G excise tax gross-up payments. For a summary of the material terms and conditions of the severance and change in control agreements in effect as of December 31, 2017, see the information under the heading “Executive Compensation Tables—Potential Payments upon Termination or Change in Control”.

OTHER POLICIES

Stock Ownership Policy. Our stock ownership guidelines are designed to encourage our CEO and Board to achieve and maintain a significant equity stake in Shutterfly and more closely align their interests with those of our stockholders. The current ownership levels are as follows:

INDIVIDUAL SUBJECT TO STOCK OWNERSHIP POLICY	MINIMUM REQUIRED LEVEL OF STOCK OWNERSHIP
Chief Executive Officer	Four times current annual base salary
Non-Employee Members of our Board of Directors	$200,000

Owned shares and vested RSUs are included for purposes of calculating ownership. The minimum level of ownership is expected to be achieved within five years of hire for the CEO and within two years of appointment for a non-employee director. During these grace periods, we have established policies to ensure that covered individuals are on track to meet the minimum level of ownership within the required time periods. As of December 31, 2017, the Committee was satisfied that all covered individuals were on track to do so.

Compensation Recovery Policy. We maintain an Executive Officer Recoupment Policy that provides for the recovery of annual incentive compensation from any of our executive officers, including the NEOs, in the event of a substantial financial restatement resulting from the fraud or intentional misconduct of any executive officer.

2018 PROXY STATEMENT	35

COMPENSATION DISCUSSION AND ANALYSIS

This policy would enable the Committee to seek recoupment of the incremental portion of bonuses paid to executive officers in excess of the awards that would have been paid based on the restated financial statements. We intend to update this policy, to the extent necessary, once the SEC adopts final rules implementing Section 954 of the Dodd-Frank Act.

Anti-Hedging Policy. Under our stock ownership policy, our CEO and the members of our Board are prohibited from speculating in our equity securities, including the use of short sales, “sales against the box,” or any equivalent transaction involving our equity securities. In addition, they may not engage in any other hedging transactions, such as “cashless” collars, forward sales, equity swaps and other similar or related arrangements, with respect to the securities that they hold. Under our insider trading policy, no employee, officer or member of our Board may acquire, sell or trade in any interest or position relating to the future price of our equity securities.

TAX CONSIDERATIONS

The accounting impact of our compensation programs and the tax deductibility of our compensation programs are each one of many factors that are considered in determining the size and structure of our programs, so that we can ensure that our compensation programs are reasonable and in the best interests of our stockholders. Section 162(m) of the Code generally disallows the deductibility by any publicly held corporation of individual compensation expenses in excess of $1 million paid to certain executive officers within a taxable year. Recent changes to Section 162(m) in connection with the passage of the Tax Cuts and

Jobs Act repealed exceptions to the deductibility limit that were previously available for “qualified performance-based compensation,” including stock option grants, effective for taxable years after December 31, 2017. As a result, any compensation paid to certain of our executive officers in excess of $1 million will be non-deductible unless it qualifies for transition relief afforded to compensation payable pursuant to certain binding arrangements in effect on November 2, 2017. We believe that compensation expense incurred in respect of our stock options granted prior to November 2, 2017, will be deductible pursuant to this transition rule. However, because of uncertainties in the interpretation and implementation of the changes to Section 162(m), including the scope of the transition relief, we can offer no assurance of such deductibility. All other cash and equity compensation in excess of $1 million paid to certain executive officers will not be deductible.

The Compensation and Leadership Development Committee seeks to balance the cost and benefit of tax deductibility with our executive compensation goals designed to promote long-term stockholder interests, and continues to reserve discretion to approve new compensation or modify existing compensation arrangements that result in a loss of deductibility when it believes that such payments are appropriate to attract and retain executive talent. Accordingly, we expect that a portion of our future cash compensation and equity awards to executive officers will not be deductible under Section 162(m).

RISK CONSIDERATIONS

Our Committee regularly considers potential risks when reviewing and approving our compensation programs, including our executive compensation program, and our Committee does not believe that our compensation programs encourage excessive or inappropriate risk taking. As described in further detail in this “Compensation Discussion and Analysis,” we structure our programs with specific features to address potential risks while rewarding employees for achieving our financial and strategic objectives through prudent business judgment and appropriate risk taking. In 2018, the Committee and management considered whether our compensation programs for employees created incentives for employees to take excessive or unreasonable risks that could materially harm Shutterfly. The Committee believes that our compensation plans are typical for companies in our industry and that the risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on Shutterfly.

36

COMPENSATION DISCUSSION AND ANALYSIS

NON-GAAP FINANCIAL MEASURE

Regulation G, conditions for use of Non-GAAP financial measures, and other Securities Exchange Commission regulations define and prescribe the conditions for use of certain Non-GAAP financial information. We closely monitor Adjusted EBITDA, which meets the definition of a Non-GAAP financial measure. We define “Adjusted EBITDA” as earnings before interest, taxes, depreciation, amortization, and stock-based compensation.

We have not reconciled our combined company non-GAAP Adjusted EBITDA target of $450 million for 2020 to comparable GAAP operating income at this stage of the process because it is unreasonably difficult to provide guidance for stock-based compensation expense, capitalization and amortization of internal-use software and charges related to the proposed acquisition, which are reconciling items between GAAP operating loss and non-GAAP Adjusted EBITDA.

The factors that may impact our future stock-based compensation expense and capitalization and amortization of internal-use software are out of our control and/or cannot be reasonably predicted, and therefore we are unable to provide such guidance without unreasonable effort. Factors include our market capitalization and related volatility of our stock price and our inability to project the cost or scope of internally-produced software and charges related to the proposed acquisition during this time period.

To supplement our consolidated financial statements presented on a GAAP basis, we believe that Non-GAAP measures, including Adjusted EBITDA, provide useful information about our core operating results and thus are appropriate to enhance the overall understanding of our past financial performance and our prospects for the future. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of our underlying operational results and trends and performance. Management uses Non-GAAP measures to evaluate our financial results, develop budgets, manage expenditures, and determine employee compensation. The presentation of additional information is not meant to be considered in isolation or as a substitute for or superior to net income (loss) or net income (loss) per share determined in accordance with GAAP. Management strongly encourages stockholders to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

The following is a reconciliation of Adjusted EBITDA for the years ended December 31, 2017 and 2016 (in thousands):

RECONCILIATION OF NET INCOME (LOSS) TO NON-GAAP ADJUSTED EBITDA

	YEAR ENDED DECEMBER 31,
	2017	2016
Net income (loss)	$30,085	$15,906
Add back:
Interest expense	27,836	23,023
Interest and other income, net	(1,481)	(501)
Tax expense	5,160	10,682
Depreciation and amortization	103,862	113,651
Stock-based compensation expense	43,573	45,692
Capital lease termination	8,098	—
Restructuring	16,966	—
Non-GAAP Adjusted EBITDA	$234,099	$208,453

2018 PROXY STATEMENT	37

REPORT OF THE COMPENSATION AND LEADERSHIP DEVELOPMENT COMMITTEE OF THE BOARD OF DIRECTORS

The material in this report is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission, and is not to be incorporated by reference into any filing of Shutterfly under the Securities Act of 1933, as amended, or the Securities Exchange Act.

The Compensation and Leadership Development Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation and Leadership Development Committee recommended to the Board of Directors that the Compensation

Discussion and Analysis be included in this Proxy Statement.

Compensation and Leadership Development Committee

Elizabeth Sartain, Chair

Thomas D. Hughes

Michael P. Zeisser

38

COMPENSATION TABLES

SUMMARY COMPENSATION TABLE

The following table presents compensation information for each NEO for the year ended December 31, 2017, and, to the extent required by the Securities and Exchange Commission compensation disclosure rules, the years ended December 31, 2016 and 2015. The table does not include columns for “Change in Pension Value and Nonqualified Deferred Compensation Earnings” because there were no amounts to report for the years presented.

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)(1)	BONUS ($)(2)	STOCK AWARDS ($)(3)	OPTION AWARDS ($)(4)	NON EQUITY INCENTIVE PLAN COMPENSATION ($)(5)	ALL OTHER COMPENSATION		TOTAL ($)

Christopher North	2017	700,000	—	—	—	856,800	—		1,556,800
President and Chief	2016	411,202	1,972,450	7,245,000	11,475,000	—	354,333	(6)	21,457,985
Executive Officer	2015	—	—	—	—	—	—		—

Michael Pope	2017	415,000	—	1,051,625	943,283	203,184	—		2,613,092
Senior Vice President,	2016	415,000	—	—	—	105,450	—		520,450
Chief Financial Officer	2015	75,551	—	5,651,875	—	46,800	—		5,774,226

Michele Anderson	2017	296,154	—	2,199,994	1,766,146	153,720	—		4,416,014
Senior Vice President,	2016	—	—	—	—	—	—		—
Retail	2015	—	—	—	—	—	—		—

Scott Arnold	2017	176,346	—	2,383,075	2,009,470	115,920	—		4,684,811
Senior Vice President,	2016	—	—	—	—	—	—		—
Enterprise	2015	—	—	—	—	—	—		—

Satish Menon	2017	375,000	—	1,297,750	762,652	183,600	—		2,619,002
Senior Vice President,	2016	374,180	—	1,899,993	—	85,350	—		2,359,523
Chief Technical Officer	2015	369,333	—	336,075	—	150,190	—		855,598

(1)	The amount in this column reflects a pro-rated base salary for Mr. North in 2016 and his annual base salary in 2017; a pro-rated base salary for Mr. Pope in 2015 and his annual base salary in 2016 and 2017; a pro-rated base salary for Ms. Anderson and Mr. Arnold in 2017; and a pro-rated base salary for Mr. Menon in 2015 and 2016 and his annual base salary in 2017.

(2)	Mr. North became our President and Chief Executive Officer on May 31, 2016. As part of Mr. North’s offer letter, he received a $1,500,000 sign in bonus and a contractually committed 2016 bonus of $472,450 as an inducement to join the Company. Going forward, Mr. North has no guaranteed bonus payments.

(3)	The amounts reported in this column represent the aggregate grant date fair value of RSUs and PBRSUs awarded to each NEO in the respective years computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation—Stock Compensation. The grant date fair value for time-based RSUs is determined using the closing fair market value of our common stock on the date of grant. The grant date fair value of PBRSUs was calculated based on the probable outcome of the performance measures on the date of grant. For information regarding the assumptions used to calculate grant date fair value, see note 8 of the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017. The amounts reported in this column reflect stock-based compensation expense for these equity awards, and do not correspond to the actual value that may be recognized by each NEO.

(4)	The amount reported in this column represents the aggregate grant date fair value of stock options awarded to each NEO in 2016 and 2017. We estimated the fair value of each stock option award on the date of grant using the Black-Scholes option-pricing model and assumptions are included in our Annual Report on Form 10-K for the year ended December 31, 2017.

(5)	The amounts reported in this column represent cash awards earned by each NEO under our 2015, 2016 and 2017 Quarterly Bonus Plans for executive staff. The 2017 Quarterly Bonus Plan is described in greater detail in “Compensation Discussion and Analysis”

(6)	As part of Mr. North’s offer letter, he received $354,333 in relocation-related expenses which are included in the “All Other Compensation” column.

2018 PROXY STATEMENT	39

COMPENSATION TABLES

GRANTS OF PLAN-BASED AWARDS

The following table provides information on incentive awards granted to each NEO during the year ended December 31, 2017.

			ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS			ESTIMATED FUTURE PAYMENTS UNDER EQUITY INCENTIVE PLAN AWARDS			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (#)	GRANT DATE FAIR VALUE OF STOCK AND OPTIONS AWARDS ($)(1)
NAME	TYPE OF AWARD	GRANT DATE	MINIMUM ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)
Christopher North	Cash (2)	—	—	700,000	1,400,000	—	—	—	—	—

Michael Pope	Cash (2)	—	—	166,000	332,000	—	—	—	—	—
	RSU (3)	2/14/2017	—	—	—	—	—	—	23,500	1,051,625
	Option (4)	2/14/2017	—	—	—	—	—	—	78,771	943,283
Michele Anderson	Cash (2)	—	—	105,000	210,000	—	—	—	—	—
	RSU (3)	2/27/2017	—	—	—	—	—	—	48,161	2,199,994
	Option (4)	2/27/2017	—	—	—	—	—	—	144,483	1,766,146
Scott Arnold	Cash (2)	—	—	70,000	140,000	—	—	—	—	—
	RSU (3)	6/30/2017	—	—	—	—	—	—	50,170	2,383,075
	Option (4)	6/30/2017	—	—	—	—	—	—	157,894	2,009,470
Satish Menon	Cash (2)	—	—	150,000	300,000	—	—	—	—	—
	RSU (3)	2/14/2017	—	—	—	—	—	—	19,000	850,250
	RSU (3)	2/14/2017	—	—	—	—	—	—	10,000	447,500
	Option (4)	2/14/2017	—	—	—	—	—	—	63,687	762,652

(1)	The amounts reported in this column represent the grant date fair value of each equity award computed in accordance with FASB ASC Topic 718. The grant date fair value for time-based RSUs is determined using the closing fair market value of the Company’s common stock on the date of grant. The grant date fair value of stock options was calculated using the Black-Scholes option-pricing model. For information regarding the assumptions used to calculate grant date fair value, see note 8 of the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017. These amounts reflect our stock-based compensation expense for these awards, and do not correspond to the actual value that may be recognized by the NEOs.

(2)	The amounts reported represent possible aggregate annual cash awards payable to each NEO under our 2017 Quarterly Bonus Plan for executive staff. Each NEO could earn a range from 0% to
200% of the target award (but subject to the overall pool funding cap of 125% of target). Actual payouts under the 2017 Bonus Plan were approved by the Compensation and Leadership Development Committee on a quarterly basis based on our actual performance. The 2017 Quarterly Bonus Plan is described in greater detail in “Compensation Discussion and Analysis”.

(3)	The amounts reported represent RSUs subject to time-based vesting requirements granted under the 2015 Plan or pursuant to an inducement award agreement between the NEO and Shutterfly entered into during 2017.

(4)	The amounts reported represent stock options subject to time-based vesting requirements granted under the 2015 Plan or pursuant to an inducement award agreement between the NEO and Shutterfly entered into during 2017.

The material terms of our 2017 Quarterly Bonus Plan necessary to an understanding of the possible aggregate cash awards payable to our NEOs, including the quarterly corporate performance measures under the plan, are described in “Compensation Discussion and Analysis” above under “Compensation Program Elements—Short-term Performance-based Incentive Program.”

The material terms of the RSUs and stock options awarded to NEOs during 2017, including the vesting schedules applicable to the RSUs and stock options are described in “Compensation Discussion and Analysis.”

40

COMPENSATION TABLES

OUTSTANDING EQUITY AWARDS AT YEAR-END

The following table provides information regarding equity awards held by each NEO as of December 31, 2017. No NEO has any other outstanding form of equity award.

NAME	GRANT DATE		NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)(1)	EQUITY INCENTIVE PLAN AWARDS NUMBER OF UNEARNED SHARES OR OTHER RIGHTS THAT HAVE NOT VESTED (#)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS, OR OTHER RIGHTS THAT HAVE NOT VESTED ($)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS EXERCISABLE (#)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS UNEXERCISABLE (#)	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE

Christopher North	5/31/2016	(2)	110,000	5,472,500	—	—	—	—	—	—
	5/31/2016	(3)	—	—	—	—	336,458	513,542	48.30	5/30/2023

Michael Pope	10/27/2015	(4)	35,000	1,741,250	—	—	—	—	—	—
	10/27/2015	(4)	35,000	1,741,250	—	—	—	—	—	—
	2/14/2017	(4)	23,500	1,169,125	—	—	—	—	—	—
	2/14/2017	(3)	—	—	—	—	—	78,771	44.75	2/13/2024

Michele Anderson	2/27/2017	(4)	48,161	2,396,010	—	—	—	—	—	—
	2/27/2017	(3)	—	—	—	—	—	144,483	45.68	2/26/2024

Scott Arnold	6/30/2017	(4)	50,170	2,495,958	—	—	—	—	—	—
	6/30/2017	(3)	—	—	—	—	—	157,894	47.50	6/30/2024

Satish Menon	11/3/2014	(4)	12,500	621,875	—	—	—	—	—	—
	11/3/2014	(4)	12,500	621,875	—	—	—	—	—	—
	2/10/2016	(4)	18,642	927,440	—	—	—	—	—	—
	2/10/2016	(4)	18,642	927,440	—	—	—	—	—	—
	2/14/2017	(4)	19,000	945,250	—	—	—	—	—	—
	2/14/2017	(5)	10,000	497,500	—	—	—	—	—	—
	2/14/2017	(3)	—	—	—	—	—	63,687	44.75	2/13/2024

(1)	Value is calculated by multiplying the number of RSUs that have not vested by the closing market price of our stock ($49.75) on December 29, 2017, the last trading day of 2017.

(2)	The shares subject to this RSU will vested as follows: (i) 50,000 shares on May 31, 2018, and (ii) 60,000 shares on May 31, 2019, provided the NEO is still employed by us on each such vesting date.

(3)	The shares subject to this option grant will vest over four years, with 25% of such shares vesting one year after the grant date, and 1/48th of such shares to vest monthly thereafter, provided the NEO is still employed by us on each such vesting date.
(4)	The shares subject to this RSU vested or will vest in four equal annual installments on the anniversary of the grant date each year following the year of grant, provided the NEO is still employed by us on each such vesting date.

(5)	The shares subject to this RSU will 100% vest on February 14, 2019 provided the NEO is still employed by us on such vesting date.

2018 PROXY STATEMENT	41

COMPENSATION TABLES

OPTION EXERCISES AND STOCK VESTED

The following table provides information regarding stock option exercises by our NEOs during the year ended December 31, 2017, and the number of shares issued to each NEO upon vesting of RSUs during 2017. No options were exercised by any of our NEOs during 2017. Value realized on vesting of RSUs is based on the fair market value of our Common Stock on the vesting date multiplied by the number of shares vested and does not necessarily reflect proceeds received by the NEO.

	OPTION AWARDS		STOCK AWARDS
NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE	VALUE REALIZED ON EXERCISE ($)	NUMBER OF SHARES ACQUIRED ON VESTING	VALUE REALIZED ON VESTING ($)

Christopher North	—	—	40,000	1,979,600

Michael Pope	—	—	35,000	1,465,100

Michele Anderson	—	—	—	—

Scott Arnold	—	—	—	—

Satish Menon	—	—	37,428	1,587,832

CEO PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are required to disclose the median of the annual total compensation of our employees (excluding our chief executive officer), the annual total compensation of our chief executive officer, Mr. North, and the ratio of these two amounts.

We have determined the median of the total compensation of our employees to be $77,446. The total 2017 compensation of Mr. North, as reported in the Summary Compensation Table above, was $1,556,800. Accordingly, the ratio of the 2017 annual total compensation of Mr. North to the median of the 2017 annual total compensation of our employees was approximately 20 to 1.

We identified the median of the total compensation of our employees by identifying the median employee, by examining taxable earnings from January 1, 2017 through October 31, 2017, as reported on W-2 forms, or the foreign equivalent, for all individuals employed by us as of October 31, 2017, other than our chief executive officer. We included all employees, whether employed on a full-time, part-time, or seasonal basis, and we did not annualize the compensation of any full-time employees who were employed for less than the full calendar year. For purposes of identifying the median employee, we converted amounts paid in foreign currencies to U.S. dollars based on the applicable foreign exchange rate as of October 31, 2017.

We believe that the pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

We have entered into termination of employment and change-in-control arrangements with our Named Executive Officers as summarized below:

Offer Letters and Potential Payments: CEO

Christopher North. Mr. North’s offer letter with Shutterfly provides that if Mr. North’s employment with Shutterfly is terminated without cause (as defined in the offer letter) or he resigns his employment for good reason (as defined in the offer letter), whether or not in connection with a change in control (as defined in the offer letter) of Shutterfly, then Mr. North will be entitled to receive, conditioned on execution by Mr. North of a release of claims in favor of Shutterfly:

•	A lump sum cash payment equal to 12 months of his then-current base salary;

42

COMPENSATION TABLES

•	A lump sum payment equal to 100% of his target bonus (assuming target achievement for the then-current fiscal year);

•	Waiver of the obligation to repay any portion of (x) $1,000,000 of the transition bonus that remains subject to the repayment provision (as described above) if the termination occurs during the first year of employment or (y) $500,000 of the transition bonus that remains subject to the repayment provision (as described above) if the termination occurs during the second year of employment;

•	A lump sum payment equal to the applicable COBRA payments for 18 months;

•	Acceleration of all then-unvested shares subject to the RSU granted to Mr. North pursuant to the terms of his offer letter; and
•	If the termination occurs after the first anniversary of his employment with Shutterfly, acceleration of the number of then-unvested shares subject to the option granted to Mr. North pursuant to the terms of his offer letter (the “North Option”) that would have vested during the next 12 months.

If Mr. North’s employment with Shutterfly is terminated without cause (as defined in the offer letter) or he resigns his employment for good reason (as defined in the offer letter) within 90 days before or 12 months of a change in control (as defined in the offer letter) of Shutterfly, then Mr. North will be entitled to receive the same benefits as described above plus (i) a 12 month period in which to exercise any vested portion of the North Option and (ii) if the termination occurs (x) after May 31, 2017, acceleration of the number of then-unvested shares subject to the “North

Option” that would have vested during the next 12 months or (y) after May 31, 2018, acceleration of all then-unvested shares subject to the North Option. Receipt of these severance benefits is conditioned on execution by Mr. North of a release of claims in favor of the Company.

In connection with Mr. North’s termination of employment for any reason, Mr. North’s offer letter also provides for payment of any earned but unpaid base salary, the amount of any Actual Bonus (as defined in Mr. North’s offer letter) earned and payable from a prior bonus period which remains unpaid by Shutterfly as of the date of the termination (except in the case of termination for cause), other unpaid and then-vested amounts, and reimbursement for all reasonable and necessary expenses incurred in connection with his performance of services on behalf Shutterfly.

The following table summarizes the potential payments and benefits payable to Mr. North upon termination of employment or a qualifying termination in connection with a change in control under each situation listed below, modeling, in each situation, that Mr. North was terminated on December 31, 2017.

				FOLLOWING A CHANGE IN CONTROL
EXECUTIVE BENEFITS AND PAYMENTS UPON TERMINATION	VOLUNTARY TERMINATION FOR CAUSE	INVOLUNTARY TERMINATION NOT FOR CAUSE	TERMINATION FOR GOOD REASON	INVOLUNTARY TERMINATION NOT FOR CAUSE	TERMINATION FOR GOOD REASON

Base Salary	$—	$700,000	$700,000	$700,000	$700,000

Bonus	—	—	—	—	—

Health Benefits (1)	—	50,359	50,359	50,359	50,359

Value of Accelerated Stock Options	—	308,125	308,125	308,125	308,125

Value of Accelerated Restricted Stock Units	—	5,472,500	5,472,500	5,472,500	5,472,500
(1)	This amount reflects our maximum 18 month obligation. If Mr. North became covered by another employer’s health plan during such 18 months period, then our obligation to pay Mr. North’s health plan coverage shall cease.

2018 PROXY STATEMENT	43

COMPENSATION TABLES

Amended and Restated Executive Retention Agreements: Other NEOs

In February 2017, the Board approved management to negotiate and prepare new amended and restated retention agreements for our NEOs other than our current Chief Executive Officer (the “Amended Retention Agreements”), to provide him or her with certain severance benefits in the event that his or her employment is terminated under specified circumstances, as set forth in the Amended Retention Agreements. Additionally, each Amended Retention Agreement supersedes in full the terms and provisions of the offer letters, as amended, of the NEOs (other than our Chief Executive Officer) as it relates to certain terms and benefits resulting from a change in control of Shutterfly. The Amended Retention Agreements because effective (1) with respect to any CIC Qualifying Termination (as defined in the Amended Retention Agreement), the date in 2017 on which the NEO signed the Amended Retention Agreement and (b) with respect to any Qualifying Termination (as defined in the Amended Retention Agreement), January 1, 2018.

The Amended Retention Agreements will terminate on the earlier of:

•	The third anniversary of the CIC Qualifying Termination Effective Date (the “Expiration Date”); or

•	The date the NEO’s employment with the Company terminates for a reason other than a Qualifying Termination or CIC Qualifying Termination; provided however, that if a definitive agreement relating to a change in control (as defined in the Amended Retention Agreement) has been signed Shutterfly on or before the Expiration Date, then the Amended Retention Agreement will remain in effect through the earlier of:

•	The date the NEO’s employment with Shutterfly terminates for a reason other than a Qualifying Termination or CIC Qualifying Termination; or

•	The date Shutterfly or its successor has met all of its obligations under the Amended Retention Agreement following a termination of the NEO’s employment with Shutterfly due to a Qualifying Termination or CIC Qualifying Termination.

The Amended Retention Agreements will renew automatically and continue in effect for three year periods measured from the initial Expiration Date and each subsequent Expiration Date unless the Company provides the NEO notice of non-renewal at least three months prior to the date on which the Amended Retention Agreement would otherwise renew.

Termination Not in Connection with a Change in Control

If the NEO’s service had been terminated by Shutterfly without cause or by the NEO for good reason prior to January 1, 2018 (other than within 12 months following a Change in Control (as defined in the Amended Retention Agreements)), the Company’s original retention agreements for our NEOs (the “Retention Agreements”) will govern. Pursuant to the terms of the Retention

Agreement, the NEO is entitled to receive the following benefits, subject to a general release of claims:

•	Lump sum cash payment equal to 12 months of the NEO’s monthly base salary for the year during which the termination occurs; and

•	Acceleration of that number of the NEO’s Equity Awards (as defined in the Retention Agreement) that would have vested had the executive completed an additional 12 months of service, including any performance-based awards (subject to achievement of the applicable performance criteria); and

•	Continued employee benefits whereby Shutterfly will pay the NEO’s COBRA premiums for continuation of all health, dental and vision plans for the executive and his/her dependents for 12 months (or cash equivalent).

The Retention Agreements also provide for payment of any accrued but unpaid base salary and other vested but unpaid cash entitlements and any other vested benefits earned by the executive for the period through and including the termination date under any of our other benefit plans and arrangements.

If the NEO’s service is terminated by Shutterfly without cause or by the NEO for good reason on or after January 1, 2018 (other than within 12 months following a Change in Control) and during the term of the Amended Retention Agreement, the Amended Retention Agreement will govern. Pursuant to the terms of the Amended Retention Agreement, the NEO is entitled to receive the following benefits, subject to a general release of claims:

44

COMPENSATION TABLES

•	Lump sum cash severance payment equal to 6 months of the NEO’s base salary for the year during which the termination occurs;

•	Acceleration of that number of the NEO’s Equity Awards (as defined in the Amended Retention Agreement) equal to a number of shares subject to each equity award calculated by multiplying 50% by the number of shares subject to such Equity Award that would have vested had the NEO completed an additional 12 months of service following the termination date, including any performance-based awards (subject to achievement of the applicable performance criteria); and
•	Continued employee benefits whereby Shutterfly will pay the NEO’s COBRA premiums for continuation of all health, dental and vision plans for the NEO and his/her dependents for 6 months (or cash equivalent).

Termination in Connection with a Change in Control

If within 12 months following the consummation of a Change in Control (as defined in the Amended Retention Agreement), the NEO’s service is terminated by the Company or its successor without Cause (as defined in the Amended Retention Agreement) or by the NEO for Good Reason (as defined in the Retention Agreement), the NEO is entitled to receive the following benefits, subject to the NEO’s execution of a general release of claims:

•	Lump sum cash severance payment equal to 12 months’ base salary for the year during which the termination occurs;

•	Acceleration of 100% of the NEO’s unvested Equity Awards (as defined in the Amended Retention Agreement), including any performance-based awards (measured at 100% of target); and

•	Continued employee benefits whereby Shutterfly or its successor will pay the NEO’s COBRA premiums for continuation of all health, dental and vision plans for 12 months.

Michael Pope. The following table summarizes the potential payments and benefits payable to Mr. Pope upon termination of employment or a qualifying termination in connection with a change in control under each situation listed below, modeling, in each situation that Mr. Pope was terminated on December 31, 2017. The table is pursuant to the terms set forth in Mr. Pope’s offer letter, the Retention Agreement and the Amended and Restated Retention Agreement, as applicable (each as set forth above).

				FOLLOWING A CHANGE IN CONTROL
EXECUTIVE BENEFITS AND PAYMENTS UPON TERMINATION	VOLUNTARY TERMINATION FOR CAUSE	INVOLUNTARY TERMINATION NOT FOR CAUSE	TERMINATION FOR GOOD REASON	INVOLUNTARY TERMINATION NOT FOR CAUSE	TERMINATION FOR GOOD REASON

Base Salary	$—	$415,000	$415,000	$415,000	$415,000

Bonus	—	—	—	—	—

Health Benefits (1)	—	33,572	33,572	33,572	33,572

Value of Accelerated Stock Options	—	98,465	98,465	393,855	393,855

Value of Accelerated Restricted Stock Units	—	2,033,531	2,033,531	4,651,625	4,651,625

(1)	This amount reflects our maximum 12 month obligation. If Mr. Pope became covered by another employer’s health plan during such 12 month period, then our obligation to pay Mr. Pope’s health plan coverage shall cease.

2018 PROXY STATEMENT	45

COMPENSATION TABLES

Michele Anderson. The following table summarizes the potential payments and benefits payable to Ms. Anderson upon termination of employment or a qualifying termination in connection with a change in control under each situation listed below, modeling, in each situation that Ms. Anderson was terminated on December 31, 2017. The table is pursuant to the terms set forth in Ms. Anderson’s offer letter, the Retention Agreement and the Amended and Restated Retention Agreement, as applicable (each as set forth above).

				FOLLOWING A CHANGE IN CONTROL
EXECUTIVE BENEFITS AND PAYMENTS UPON TERMINATION	VOLUNTARY TERMINATION FOR CAUSE	INVOLUNTARY TERMINATION NOT FOR CAUSE	TERMINATION FOR GOOD REASON	INVOLUNTARY TERMINATION NOT FOR CAUSE	TERMINATION FOR GOOD REASON

Base Salary	$—	$350,000	$350,000	$350,000	$350,000

Bonus	—	—	—	—	—

Health Benefits (1)	—	22,026	22,026	22,026	22,026

Value of Accelerated Stock Options	—	147,012	147,012	588,046	588,046

Value of Accelerated Restricted Stock Units	—	599,040	599,040	2,396,010	2,396,010

(1)	This amount reflects our maximum 12 month obligation. If Ms. Anderson became covered by another employer’s health plan during such 12 month period, then our obligation to pay Ms. Anderson’s health plan coverage shall cease.

46

COMPENSATION TABLES

Scott Arnold. The following table summarizes the potential payments and benefits payable to Mr. Arnold upon termination of employment or a qualifying termination in connection with a change in control under each situation listed below, modeling, in each situation that Mr. Arnold was terminated on December 31, 2017. The table is pursuant to the terms set forth in Mr. Arnold’s offer letter, the Retention Agreement and the Amended and Restated Retention Agreement, as applicable (each as set forth above).

				FOLLOWING A CHANGE IN CONTROL
EXECUTIVE BENEFITS AND PAYMENTS UPON TERMINATION	VOLUNTARY TERMINATION FOR CAUSE	INVOLUNTARY TERMINATION NOT FOR CAUSE	TERMINATION FOR GOOD REASON	INVOLUNTARY TERMINATION NOT FOR CAUSE	TERMINATION FOR GOOD REASON

Base Salary	$—	$350,000	$350,000	$350,000	$350,000

Bonus	—	—	—	—	—

Health Benefits (1)	—	33,572	33,572	33,572	33,572

Value of Accelerated Stock Options	—	88,817	88,817	355,262	355,262

Value of Accelerated Restricted Stock Units	—	624,014	624,014	2,495,958	2,495,958

(1)	This amount reflects our maximum 12 month obligation. If Mr. Arnold became covered by another employer’s health plan during such 12 month period, then our obligation to pay Mr. Arnold’s health plan coverage shall cease.

Satish Menon. The following table summarizes the potential payments and benefits payable to Mr. Menon upon termination of employment or a qualifying termination in connection with a change in control under each situation listed below, modeling, in each situation that Mr. Menon was terminated on December 31, 2017. The table is pursuant to the terms set forth in Mr. Menon’s offer letter, the Retention Agreement and the Amended and Restated Retention Agreement, as applicable (each as set forth above).

				FOLLOWING A CHANGE IN CONTROL
EXECUTIVE BENEFITS AND PAYMENTS UPON TERMINATION	VOLUNTARY TERMINATION FOR CAUSE	INVOLUNTARY TERMINATION NOT FOR CAUSE	TERMINATION FOR GOOD REASON	INVOLUNTARY TERMINATION NOT FOR CAUSE	TERMINATION FOR GOOD REASON

Base Salary	$—	$375,000	$375,000	$375,000	$375,000

Bonus	—	—	—	—	—

Health Benefits (1)	—	33,572	33,572	33,572	33,572

Value of Accelerated Stock Options	—	79,610	79,610	318,435	318,435

Value of Accelerated Restricted Stock Units	—	2,098,356	2,098,356	4,541,379	4,541,379

(1)	This amount reflects our maximum 12 month obligation. If Mr. Menon became covered by another employer’s health plan during such 12 month period, then our obligation to pay Mr. Menon’s health plan coverage shall cease.

2018 PROXY STATEMENT	47

DIRECTOR COMPENSATION

The following table provides compensation information for each person who served as a director during fiscal 2017, except for Mr. North who did not receive any compensation for his service as a member of the Board. North’s compensation is summarized in the “Compensation Discussion and Analysis” and “Compensation Tables” above.

	YEAR ENDED DECEMBER 31, 2017
NAME	FEES EARNED OR PAID IN CASH ($)	STOCK AWARDS ($)(1)	TOTAL ($)
Thomas D. Hughes	—	199,994	199,994
William J. Lansing (2)	36,597	356,208	392,805
Eva Manolis	—	199,994	199,994
Ann Mather	—	199,994	199,994
Elizabeth S. Rafael (3)	15,000	234,968	249,968
Elizabeth Sartain (4)	10,000	219,994	229,994
H. Tayloe Stansbury	—	199,994	199,994
Brian T. Swette (5)	15,903	199,994	215,897
Michael P. Zeisser	—	199,994	199,994

(1)	The amount in this column represents the aggregate grant date fair value of stock awards granted to each director during 2017 computed in accordance with Financial Accounting Standards Bulletin Accounting Standards Codification Topic 718. For more information regarding the assumptions used to calculate grant date fair value, see note 8 of our notes to consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017. These amounts reflect our stock-based compensation expense for these awards, and do not correspond to the actual value that may be recognized by each director. As of December 31, 2017, the above-listed directors held outstanding unvested shares of common stock subject to RSU awards under which the following shares of our Common Stock are issuable: Mr. Hughes (5,375); Mr. Lansing (5,614); Ms. Manolis (3,940); Ms. Mather (5,375); Ms. Rafael (4,629); Ms. Sartain (4,334); Mr. Stansbury (3,940); Mr. Swette (5,375); Mr. Zeisser (5,375).

(2)	Mr. Lansing was appointed to the Board in February 2017 and received a pro rata payment of $36,597 for his service as chairperson of the Board in 2017.

(3)	Ms. Rafael received $15,000 for her service as chairperson of the Audit Committee.

(4)	Ms. Sartain received $10,000 for her service as chairperson of the Compensation and Leadership Development Committee.

(5)	Mr. Swette received a pro rata payment of $15,903 for his services as interim chairperson of the Board and chairperson of the Governance Committee.

48

DIRECTOR COMPENSATION

Cash Compensation. Each of our independent directors who is not affiliated with one of our major stockholders who serves as a chairperson of a Board committee receives the following annual cash retainer, paid in quarterly installments, for each year of such service: for service as the chairperson of the Audit Committee, $15,000; for chairperson of the Compensation and Leadership Development Committee, $10,000; for chairperson of the Governance Committee, $10,000. The Chairman of the Board of Directors receives an annual cash retainer of $42,500.

Restricted Stock Unit Awards. Each of our independent directors receives an annual restricted stock unit (“RSU”) award worth $200,000 as determined based on the closing price of our Common Stock on the date of the Annual Meeting. In addition, the Chairman of the

Board is entitled to an additional annual RSU award worth $85,000, the chair of the Audit Committee is entitled to an additional annual RSU award worth $35,000, and the chair of the Compensation and Leadership Development Committee is entitled to an additional restricted stock unit award worth $20,000, each as determined based on the closing price of our Common Stock on the date of the Annual Meeting. Both the annual awards and the additional awards for chair positions are subject to annual vesting over a one-year period from the date of grant. Based on a May to May term cycle for all directors, if a new Board member is appointed at any other time during the year, the annual restricted stock awards will be prorated based on the term of service for that year.

Following the 2017 Annual Meeting held on May 24, 2017, we granted each independent director an annual RSU award for his or her service as a director of the Company valued at $200,000. In each such case, the RSU awards were valued based on the closing price of our Common Stock on May 24, 2017 of $50.76 and granted pursuant to the terms and conditions of our 2015 Plan. Consistent with our policy for partial year service, we also granted pro rata RSU awards to Mr. Lansing relating to his appointment to the Board in 2017.

Other. In addition, to encourage our board members to experience, test and become familiar with the Company’s products, our board members receive the same merchandise discount codes as our employees.

2018 PROXY STATEMENT	49

PROPOSAL NO. 3 AMENDMENT OF 2015 EQUITY INCENTIVE PLAN

We are asking stockholders to approve an amendment to our 2015 Equity Incentive Plan (the “2015 Plan”) to add 900,000 shares of our common stock to the total number of shares reserved for issuance under the 2015 Plan (the “2015 Plan Amendment”). Our Board recommends stockholders approve the amendment to the 2015 Plan to promote our long-term growth and profitability by aligning the interests of our key employees with those of other stockholders and providing additional incentives to enhance stockholder value.

Our Board believes the company’s success is due to its highly talented employee base and that future success depends on our ability to continue attracting and retaining high-caliber employees. Our operations are primarily located in Silicon Valley, where we compete with many technology companies, including high profile start-ups, for a limited pool of talented people. Our ability to grant equity awards is a necessary and powerful recruiting and retention tool to maintain and create stockholder value. Non-approval of the Plan Amendment may compel us to increase the cash component of employee compensation because the Company would need to replace components of compensation previously delivered in equity awards.

We designed the 2015 Plan with the intent to exhibit best practices in equity compensation plans. The 2015 Plan was initially approved by stockholders on December 18, 2015 and reserved a total of 1,400,000 shares of Common Stock thereunder, and replaced our prior 2006 Equity Incentive Plan. Our Board and stockholders approved an increase to the shares reserved under the 2015 Plan by 1,300,000 shares in April, 2017 and May 2017, respectively. The 2015 Plan includes features designed to address stockholder concerns related to equity incentive plans such as prohibiting repricing, eliminating “evergreen” share replenishment features, no single trigger vesting acceleration, and establishing an annual limit on non-employee director compensation.

The 2015 Plan is our only active employee equity plan. As of March 26, 2018, we anticipate that the 900,000 shares requested under the 2015 Plan Amendment, plus approximately 630,000 shares available for issuance under the 2015 Plan prior to amendment will enable the Company to fund equity compensation program through the date of our 2019 Annual Meeting, accommodating anticipated grants relating to the hiring, retention and promotion of employees. The proposed increase represents approximately 2.7% of the total shares of common stock outstanding as of the record date.

Our Compensation and Leadership Development Committee (which administers our equity plans) recognizes its responsibility to strike a balance between the potential dilutive effect of equity awards and the ability to attract, retain and reward employees whose contributions are critical to the long-term success of the company. In administering our equity compensation program, the Compensation and Leadership Development Committee considers our annual “stockholder value transfer” or “SVT.” We define SVT as the aggregate grant date fair value of equity compensation awards granted during the year divided by the weighted average market capitalization at the time of grant.

We have actively managed our annual stockholder value transfer lower over the prior three years to a level that we believe is competitive with our peer group of technology companies, even while recruiting a new CEO, CFO, SVP of Enterprise and SVP of Retail over the last three years. We anticipate that our 2018 SVT will be 2.78% compared to an average of 4.69% over 2015-2017. We recognize that proxy advisory groups use the broad retail sector for assessing our equity compensation practices. Although Shutterfly is classified in a narrow sub-industry within this sector (Internet and Catalog Retail), we do not believe the retail sector is the appropriate frame of reference for evaluating our equity compensation program. Retail companies tend to place more emphasis on cash compensation and grant to a smaller portion of their employees than technology companies like Shutterfly, and therefore exhibit lower use of equity compensation. We continually evaluate the competitiveness of our compensation programs on a holistic basis and believe our use of equity compensation is competitive with the companies with which we compete for talent.

50

PROPOSAL NO. 3 AMENDMENT OF 2015 EQUITY INCENTIVE PLAN

SHUTTERFLY SVT: ACTUAL 2017 AND EXPECTED 2017

SHUTTERFLY STOCKHOLDER VALUE TRANSFER (“SVT”)
	ACTUAL				PROJECTED 2018
	2014	2015	2016	2017
(a) RSUs/PBRSUs Granted	1,889,000	2,412,000	1,312,000	821,000	823,366
(b) Stock Options Granted	—	—	850,000	614,000	312,293
(c) Option Black-Scholes %	—	—	28.0%	27.0%	31.0%
(d) Avg. Common Shares Outstanding	38,452,000	36,761,000	34,097,000	33,113,000	33,107,321
(e) SVT ((a + b x c) ÷ d)	4.91%	6.56%	4.54%	2.98%	2.78%

SHUTTERFLY SVT VS. PEERS

3-YEAR AVERAGE SVT
Peer 75th Percentile	4.79%
Peer Median	3.21%
Peer 25th Percentile	2.26%
Shutterfly (2015-2017)	4.69%
Shutterfly Expected 2018	2.78%

We also note that our active share repurchase program has elevated our “burn rate” percentage reported by proxy advisory groups in recent years. Over the course of fiscal 2016 and 2017, we have repurchased approximately 4.9 million shares of our common stock from the market (not counting shares delivered by employees in satisfaction of tax withholding obligations). Importantly, these shares repurchases have returned value to our stockholders and have mitigated the dilutive effect of our equity grants. However, the repurchases have caused our total number of shares outstanding during this period to decrease by approximately 13.9%. We believe that the benefits of our share repurchase program outweigh any impact the lower number of shares outstanding may have on “burn rate” or similar calculations.

Our Board adopted the 2015 Plan Amendment on April 12, 2018, subject to approval by stockholders. If stockholders do not approve the 2015 Plan Amendment, no shares will be added to the number of shares reserved for issuance under the 2015 Plan and no other amendment described above will take effect.

A summary of the principal provisions of the 2015 Plan is set forth below. The summary is qualified by reference to the full text of the 2015 Plan, a copy of which is attached as Appendix A to this Proxy Statement.

SUMMARY OF THE 2015 PLAN

Purpose. The purpose of the 2015 Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of Shutterfly, and any parents and subsidiaries that exist now or in the future, by offering them an opportunity to participate in Shutterfly’s future performance through the grant of awards under the 2015 Plan.

Shares Reserved for Issuance Under the 2015 Plan. As of the date the 2015 Plan Amendment is approved by Shutterfly’s stockholders, the total number of shares reserved for issuance under the 2015 Plan will be 13,310,777 shares (and will increase to 14,210,777 if the Plan Amendment is approved). No more than 2,700,000 shares may currently be issued pursuant to the exercise of incentive stock options; this number would

2018 PROXY STATEMENT	51

PROPOSAL NO. 3 AMENDMENT OF 2015 EQUITY INCENTIVE PLAN

increase to 3,600,000 if the Plan Amendment is approved by stockholders. The shares may be authorized but unissued or reacquired shares.

In addition, shares will again be available for grant and issuance under our 2015 Plan that are subject to (i) issuance upon exercise of any option or SAR granted under our 2015 Plan or 2006 Plan and that cease to be subject to the option or SAR for any reason other than exercise of the option or the SAR, (ii) an award granted under our 2015 Plan or 2006 Plan that is subsequently forfeited or repurchased by us at the original issue price, or (iii) an award granted under our 2015 Plan that otherwise terminates without shares being issued.

Awards issued as an option or SAR will reduce the number of shares available for issuance by the number of shares underlying the award, regardless of the number of shares actually issued upon exercise of the award. The following shares will not again be made available for future grant under the 2015 Plan: shares that are withheld to pay the exercise or purchase price of an award or to satisfy any tax withholding obligations in connection with an option or SAR, shares not issued or delivered as a result of the net settlement of an outstanding option or SAR, or shares of Shutterfly’s common stock repurchased on the open market with the proceeds of an option exercise price. Shutterfly may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either granting an award under the 2015 Plan in substitution of such other company’s award or assuming such award as if it had been granted under the 2015 Plan. Substitute awards will not reduce the number of shares authorized for grant under the 2015 Plan or authorized for grant to a participant in any calendar year.

As of March 26, 2018, approximately 1,000 employees and 9 non-employee directors will be eligible to participate in the 2015 Plan under our current participation guidelines. As of March 26, 2018, the closing price of our common stock was $83.25 per share.

Equitable Adjustments. As is typical in equity plans, the Compensation and Leadership Development Committee retains the discretion to make certain equitable adjustments. If the number of outstanding shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of Shutterfly, without consideration, then (i) the number of shares reserved for issuance and future grant under the 2015 Plan, (ii) the exercise prices of and number of shares subject to outstanding options and SARs, (iii) the number of shares subject to other outstanding awards, (iv) the maximum number of shares that may be issued as incentive stock options, and (v) the maximum number of shares that may be issued to an individual in any one calendar year, shall be proportionately adjusted, subject to any required action by the Board or the stockholders of Shutterfly.

Plan Administration. The 2015 Plan is administered by our Compensation and Leadership Development Committee, all of the members of which are non-employee directors under applicable federal securities laws and outside directors as defined under applicable federal tax laws. However, the Board will establish the terms for the grant of an award to non-employee directors. The Compensation and Leadership Development Committee has the authority to construe and interpret the 2015 Plan, grant awards and make all other determinations necessary or advisable for the administration of the 2015 Plan.

Eligibility. Employees, officers, directors, consultants, independent contractors and advisors of Shutterfly or any parent or subsidiary of Shutterfly are eligible to receive awards. Only our employees and those of any parent or subsidiary of Shutterfly, including officers and directors who are also employees, are eligible to receive incentive stock options.

Awards. The 2015 Plan authorizes the award of stock options, restricted stock awards, stock appreciation rights, restricted stock units, stock bonuses and performance awards (which may consist of performance shares, performance units, or performance cash). The terms of an award will be set forth in an individual award agreement, which may be in electronic form.

Annual Limits. No participant will be eligible for the grant of more than 1,000,000 shares in any calendar year under the 2015 Plan except that new employees are eligible for the grant of up to a maximum of 2,000,000 shares in the calendar year in which they commence their employment. No participant will be eligible for the grant of more than $10,000,000 in performance awards denominated in cash in any calendar year under the 2015 Plan. In addition, presuming our

52

PROPOSAL NO. 3 AMENDMENT OF 2015 EQUITY INCENTIVE PLAN

stockholders approve the 2015 Plan Amendment, the aggregate value of cash and equity compensation granted to a non-employee director in any calendar year will not, pursuant to Section 12 of the 2015 Plan, exceed $750,000.

Code Section 162(m). The 2015 Plan is intended to enable us to provide certain forms of performance-based compensation to certain of our executive officers that will meet the requirements for tax deductibility under Section 162(m).

Performance Factors. The vesting of awards granted under the 2015 Plan may be subject to performance factors. Performance factors means the factors selected by the Compensation and Leadership Development Committee from among the following measures, either individually or in any combination, applied to Shutterfly as a whole or any business unit or subsidiary, on a GAAP or non-GAAP basis, and measured, to the extent applicable, on an absolute basis or relative to a pre-established target, index, or other companies, to determine whether the performance goals established by the Compensation and Leadership Development Committee with respect to applicable awards have been satisfied:

Profit Before Tax; Sales; Expenses; Billings; Revenue; Net revenue; Earnings (which may include earnings before interest and taxes, earnings before taxes, net earnings, stock-based compensation expenses, depreciation and amortization); Operating income; Operating margin; Operating profit; Controllable operating profit, or net operating profit; Net Profit; Gross margin; Operating expenses or operating expenses as a percentage of revenue; Net income; Earnings per share; Total stockholder return; Market share; Return on assets or net assets; Shutterfly’s stock price; Growth in stockholder value relative to a pre-determined index; Return on equity; Return on invested capital; Cash Flow (including free cash flow or operating cash flows); Balance of cash, cash equivalents and marketable securities; Cash conversion cycle; Economic value added; Individual confidential business objectives; Contract awards or backlog; Overhead or other expense reduction; Credit rating; Completion of an identified special project; Completion of a joint venture or other corporate transaction; Strategic plan development and implementation; Succession plan development and implementation; Improvement in workforce diversity; Employee satisfaction; Employee retention; Customer indicators and satisfaction; New product invention or innovation; Research and development expenses; Attainment of research and development milestones; Improvements in productivity; Bookings; Working-capital targets and changes in working capital; and Attainment of objective operating goals and employee metrics.

The Compensation and Leadership Development Committee may, in recognition of unusual or non-recurring items such as acquisition-related activities or changes in applicable accounting rules, provide for one or more equitable adjustments (based on objective standards) to the performance factors to preserve the Compensation and Leadership Development Committee’s original intent regarding the performance factors at the time of the initial award grant. It is within the sole discretion of the Compensation and Leadership Development Committee to make or not make any such equitable adjustments.

Transferability. Generally, awards granted under the 2015 Plan may not be transferred.

Prohibition on Repricing. Other than pursuant to section 2.4 of the 2015 Plan that addresses equitable adjustments, the Compensation and Leadership Development Committee will not without the approval of Shutterfly’s stockholders, (i) lower the exercise price per share of an option or SAR after it is granted, (ii) cancel an option or SAR when the exercise price per share exceeds the fair market value of one share in exchange for cash or another award (other than in connection with a corporate transaction pursuant to section 21 of the 2015 Plan), or (iii) take any other action with respect to an option or SAR that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the shares are listed.

Insider Trading; Clawback Policy. Each participant who receives an award will comply with any policy adopted by Shutterfly from time to time covering transactions in Shutterfly’s securities by employees, officers and/or directors of Shutterfly. All awards will be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Board or required by law during the term of the participant’s employment or other service with Shutterfly, and in addition to any other remedies available under such policy and applicable law, may require the cancellation of outstanding

2018 PROXY STATEMENT	53

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awards and the recoupment of any gains realized with respect to awards.

Amendment or Termination. Our Board may at any time terminate or amend the 2015 Plan in any respect, including, without limitation, amendment of any form of award agreement or instrument to be executed pursuant to the 2015 Plan; provided, however, that the Board will not, without the approval of our stockholders, amend the 2015 Plan in any manner that requires stockholder approval; and provided, further, that awards will be governed by the version of the 2015 Plan then in effect at the time such award was granted. Unless earlier terminated, the 2015 Plan will terminate ten years from the date it was adopted by the Board, that is on November 17, 2025.

Stock Options. The 2015 Plan provides for the grant of nonqualified stock options as well as incentive stock options, which qualify under Section 422 of the Internal Revenue Code and may be granted only to our employees or employees of any parent or subsidiary of ours. The grant date of an option is the date on which the Compensation and Leadership Development Committee makes the determination to grant the option or a specified future date. The exercise price of incentive stock options and nonqualified stock options will not be less than 100% of the fair market value of our shares of common stock on the date of grant; provided, however that the exercise price of incentive stock options granted to 10% stockholders must be at least equal to 110% of the fair market value of our shares of common stock on the date of grant. The maximum term of options granted under our 2015 Plan is ten years and the maximum term of incentive stock options granted to 10% stockholders is five years.

Except as may be set forth in an award agreement, vesting ceases upon termination, and the exercise of an option will be subject to the following:

•	If the participant is terminated for any reason except for cause, death or disability, then the participant may exercise options to the extent that such options would have been exercisable on the termination date no later than three months following termination, but in any event no later than the expiration date of the options.

•	If the participant is terminated due to death (or the participant dies within three months after a termination other than for cause or disability), then the participant’s options may be exercised only to the extent that such options would have been exercisable on the termination date and must be exercised by the participant’s legal representative, or authorized assignee, no later than twelve months after termination, but in any event no later than the expiration date of the options.

•	If the participant is terminated due to disability, then the participant’s options may be exercised only to the extent that such options would have been exercisable on the termination date and must be exercised by the participant (or legal representative or authorized assignee) no later than twelve months after termination date, but in any event no later than the expiration date of the options.

•	If the participant is terminated for cause, the participant’s options will expire upon termination.

Restricted Stock Awards. A restricted stock award is an offer by us to sell shares of our common stock subject to restrictions (which may be service and/or performance based). The price of a restricted stock award will be determined by the Compensation and Leadership Development Committee and may be less than fair market value on the date of grant. Unless otherwise determined by the Compensation and Leadership Development Committee, vesting ceases on the date the participant no longer provides service to us and unvested shares are forfeited.

Stock Bonus Awards. Stock bonus awards are granted as additional compensation for service and/or performance. The Compensation and Leadership Development Committee will determine the number of shares to be awarded to the participant under a stock bonus award and any applicable restrictions. Except as may be set forth in the participant’s award agreement, vesting ceases upon termination.

Stock Appreciation Rights. Stock appreciation rights provide for a payment, or payments, in cash or shares of common stock, to the participant based upon the difference between the fair market value of our common stock on the date of exercise over the stated exercise price up to a maximum amount of cash or number of shares. The exercise price of a SAR may not be less than the fair market value of our shares of common stock on the date of grant. Stock appreciation rights may vest based on time or achievement of performance conditions and have a maximum term of ten years.

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PROPOSAL NO. 3 AMENDMENT OF 2015 EQUITY INCENTIVE PLAN

Restricted Stock Units. A restricted stock unit is an award denominated in shares that may be settled in shares, cash, or a combination of shares and cash, upon vesting. Restricted stock units may be subject to service and/or performance based vesting conditions. Except as may be set forth in the participant’s award agreement, vesting ceases upon termination.

Performance Awards. Performance awards include performance shares, performance units, and cash-based awards. Performance shares and units may be settled in shares, cash, or a combination of shares and cash. After the applicable performance period has ended, the holder of a performance award will be entitled to receive a payout of the number of shares or amount of cash earned over the performance period, to be determined as a function of the extent to which the corresponding performance factors or other vesting provisions have been achieved.

Non-Employee Director Awards. Awards granted to non-employee directors under the 2015 Plan may be automatically made pursuant to a policy adopted by the Board, or made from time to time as determined in the discretion of the Board. A non-employee director may elect to receive his or her annual retainer payments and/or meeting fees from Shutterfly in the form of cash or awards or a combination thereof, as determined by the Compensation and Leadership Development Committee. Such awards will be issued under the 2015 Plan.

Restrictions on Dividends and Dividend Equivalents. Notwithstanding anything to the contrary in the 2015 Plan, cash dividends, stock and any other property (other than cash) distributed as a dividend or otherwise with respect to any award that vests based on achievement of performance goals will either (i) not be paid or credited or (ii) be accumulated, and will be subject to restrictions and risk of forfeiture to the same extent as the underlying award and will be paid at the time such restrictions and risk of forfeiture lapse.

Effect of Corporate Transaction. In the event of a “corporate transaction” (as defined in the 2015 Plan), all shares acquired under the 2015 Plan and all awards will be subject to the agreement governing such corporate transaction. Such agreement need not treat all awards in an identical manner, and it will provide for one or more of the following with respect to each award: (i) the continuation of the award by Shutterfly (if Shutterfly is the surviving corporation); (ii) the assumption or substitution of the award by the surviving corporation or its parent; (iii) full or partial acceleration of exercisability or vesting and accelerated expiration of an outstanding award; (iv) payment to the participant equal to the excess of the fair market value of the shares subject to the award as of the effective date of such corporate transaction over the exercise price or purchase price of shares, which payment may be made in installments and may be deferred until the date or dates when the award would have become exercisable or such shares would have vested; and/or (v) the cancellation of outstanding awards in exchange for no consideration. In the event such successor or acquiring corporation refuses to assume, convert, replace or substitute awards, as provided above, the Compensation and Leadership Development Committee will notify the participant that such award will be exercisable for a specified period of time, and such award will terminate upon the expiration of such period.

Foreign Award Recipients. In order to comply with the laws in other countries in which Shutterfly and its subsidiaries and affiliates operate or have employees or other individuals eligible for awards, the Compensation and Leadership Development Committee will have the power and authority to modify the terms and conditions of any award granted to individuals outside the United States to comply with applicable foreign laws, establish subplans and modify exercise procedures and other terms and procedures, and take any action that the Compensation and Leadership Development Committee determines to be necessary or advisable to comply with any local governmental regulatory exemptions or approvals.

U.S. FEDERAL INCOME TAX CONSEQUENCES

The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the 2015 Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

Incentive Stock Options. An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the

2018 PROXY STATEMENT	55

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option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

Nonqualified Stock Options. An optionee does not recognize any taxable income at the time he or she is granted a nonqualified stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by our employee is subject to tax withholding by us. We are generally entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee’s exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

Restricted Stock. A participant acquiring restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the date our right of repurchase lapses (i.e. the date the award vests). If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The participant may elect, pursuant to Section 83(b) of the Code, to include in income the value of the shares on acquisition of the shares, provided such election is made no later than 30 days after the participant acquires the shares. Upon the sale of shares acquired pursuant to a restricted stock award pursuant to which an election pursuant to Section 83(b) of the Code has been made, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as short term or long term capital gain or loss, depending on the holding period. Any taxable income recognized in connection with the grant of restricted stock by our employee is subject to tax withholding by us. Shutterfly generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant.

Stock Appreciation Rights. No taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of the shares received, and if granted to an employee, tax withholding is generally due. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss, depending on the holding period. Shutterfly generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant.

Stock Bonuses. A participant generally will recognize ordinary income upon the grant of a stock bonus equal to the fair market value of our shares on the date of grant. Such ordinary income generally is subject to withholding by us. Shutterfly generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant.

Restricted Stock Units and Performance Shares. A participant generally will recognize no income upon the grant of a restricted stock unit or performance share. Upon the settlement and/or payment of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any nonrestricted shares received. If the participant is an employee, such ordinary income generally is subject to withholding taxes. If the participant receives shares of restricted stock, the participant generally will be taxed in the same manner as described above (see discussion under “Restricted Stock”). Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value will be taxed as capital gain or loss, depending on the holding period. Shutterfly generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant.

The foregoing is only a summary of the effect of federal income taxation upon award recipients and us with respect to the grant and exercise of options, restricted stock units, stock appreciation rights, and the grant of stock awards under the 2015 Plan. Reference should be made to the applicable provisions of the Internal Revenue Code. In addition, the summary does not purport to be complete, and does not discuss the tax consequences of the 2015 Plan

56

PROPOSAL NO. 3 AMENDMENT OF 2015 EQUITY INCENTIVE PLAN

participant’s death or the provisions of the income tax laws of any municipality, state or foreign country in which the 2015 Plan participant may reside.

PLAN BENEFITS

The future grant of options and restricted stock units under the 2015 Plan to our CEO, our other Named Executive Officers, all current executive officers as a group and all current employees (excluding executive officers) as a group is not determinable in advance because these grants are subject to the discretion of the Compensation and Leadership Development Committee. As discussed in “Director Compensation” above, each non-employee director of our Board is entitled to an annual restricted stock unit grant valued at $200,000 face value as determined by the closing price on the date of the Annual Meeting. The Chairman of the Board is entitled to an additional annual restricted stock unit grant valued at $85,000 face value based on the closing price on the date of the Annual Meeting. The Chairman of the Audit Committee is entitled to an additional annual restricted stock unit grant valued at $35,000 face value based on the closing price on the date of the Annual Meeting. The Chairman of the Compensation and Leadership Development Committee is entitled to an additional annual restricted stock unit grant valued at $20,000 face value based on the closing price on the date of the Annual Meeting.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2017.

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, AWARDS, WARRANTS AND RIGHTS(A)	WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, AWARDS, WARRANTS AND RIGHTS(B)		NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN(A))(C)
Equity Compensation Plans Approved by Stockholders (1)(2)	2,582,794	$10.48	(3)	1,765,468
Equity Compensation Plans Not Approved by Stockholders (4)	1,239,750	35.85	(5)	—
Total	3,822,544	—		1,765,468

(1)	Includes the 1999 Stock Plan, which was terminated in connection with our initial public offering, the 2006 Stock Plan (the “2006 Plan”) which became effective as of the date of our initial public offering, and the 2015 Equity Incentive Plan (the “2015 Plan”) which became effective on December 30, 2015. The 2006 Plan was terminated upon stockholder approval of the 2015 Plan at the special meeting of stockholders held in December 2015 (the “Special Meeting”).

(2)	The 2006 Plan previously contained an “evergreen” provision that was approved by our stockholders at the 2010 annual meeting of stockholders, pursuant to which the number of shares of Common Stock reserved for issuance under the 2006 Plan was increased on each of January 1, 2011, 2012 and 2013 by 3.5%, 3.3%, and 3.1%, respectively, of the number of shares of our Common Stock issued and outstanding as of the immediately preceding December 31, provided that no more than 7,000,000 shares of Common Stock be issued pursuant to the exercise of incentive stock options granted under the 2006 Plan. Additionally, at the 2013 annual meeting of stockholders, our stockholders approved of increasing the number of shares of Common Stock reserved for issuance under the 2006 Plan by 1,200,000 shares on each of January 1, 2014 and 2015. At the Special Meeting, our stockholders approved the 2015 Plan, authorizing 1,400,000 new shares of Common Stock for grants to service providers. At our annual meeting of stockholders on May 24, 2017, our stockholders approved of increasing the number of shares of Common Stock reserved for issuance under the 2015 Plan, by 1,300,000 shares.

(3)	The weighted-average exercise price takes into account 1,978,034 shares of Common Stock under stockholder approved plans issuable upon vesting of outstanding restricted stock units (“RSUs”), which have no exercise price. The weighted-average exercise price for options only with respect to the stockholder approved plans is $44.75.

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(4)	Includes 74,339 shares of our common stock subject to stock options outstanding under inducement stock option grant and 48,161 shares outstanding under inducement RSUs grant to Ms. Anderson in 2017; 850,000 shares of our common stock subject to stock options outstanding under inducement stock option grant and 110,000 shares outstanding under inducement RSUs grant to a Named Executive Officer (Mr. North) in 2016, 70,000 shares outstanding under inducement RSUs grants to a Named Executive Officer (Mr. Pope) in 2015; 43,500 shares outstanding under inducement RSUs grants to an executive officer (Ms.Layney) in 2015; 18,750 shares outstanding under inducement RSU grants to certain employees of an acquired company (Mobixon) received on the date of the acquisition in 2015;
25,000 shares outstanding under inducement RSUs grants to a Named Executive Officer (Mr. Menon) in 2014. All of these grants were made outside of a stockholder approved plan, pursuant to the exemption for inducement grants under the listing rules of the Nasdaq Stock Market, and have the same material terms as the RSUs granted under our 2015 Plan and our prior 2006 Plan.

(5)	The weighted-average exercise price takes into account 315,411 shares of Common Stock under non-stockholder approved plans issuable upon vesting of outstanding RSUs, which have no exercise price. The weighted-average exercise price for options only with respect to the non-stockholder approved plans is $48.09.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE AMENDMENT OF OUR 2015 EQUITY INCENTIVE PLAN.

58

PROPOSAL NO. 4 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has engaged PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2018, and is seeking ratification of such selection by our stockholders at the Annual Meeting. PricewaterhouseCoopers LLP has audited our financial statements since 2001. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law requires stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of PricewaterhouseCoopers LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers LLP. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of Shutterfly and our stockholders.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table provides information regarding the fees by PricewaterhouseCoopers LLP during the years ended December 31, 2017 and 2016. All fees described below were approved by the Audit Committee.

	YEAR ENDED DECEMBER 31,
	2017	2016
Audit Fees	$2,310,300	$2,273,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	233,939	1,800
Total Fees	$2,544,239	$2,274,800

AUDIT FEES

Audit fees of PricewaterhouseCoopers LLP during 2017 and 2016 include the aggregate fees incurred for the audits of our annual consolidated financial statements and the reviews of each of the quarterly consolidated financial statements included in our Quarterly Reports on Form 10-Q. The audit fees also included the audit of the effectiveness of our internal controls pursuant to Section 404 of the Sarbanes-Oxley Act.

AUDIT-RELATED FEES

Audit-related fees primarily consist of due diligence services to support our periodic mergers and acquisitions activities.

TAX FEES

Tax fees include the aggregate fees billed for services rendered for tax compliance, research and development, tax advice, and tax planning.

ALL OTHER FEES

Other fees include the aggregate fees for compliance-related services and access to online accounting and tax research software applications.

2018 PROXY STATEMENT	59

PROPOSAL NO. 4 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee pre-approves all audit and non-audit services provided by its independent registered public accounting firm. This policy is set forth in the charter of the Audit Committee and available at http://ir.shutterfly.com/essential-governance-documents.

The Audit Committee considered whether the non-audit services rendered by PricewaterhouseCoopers LLP were compatible with maintaining PricewaterhouseCoopers LLP’s independence as the independent registered public accounting firm of our consolidated financial statements and concluded they were.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2017.

60

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The material in this report is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission, and is not to be incorporated by reference into any filing of Shutterfly under the Securities Act of 1933, as amended, or the Securities Exchange Act.

The primary purpose of the Audit Committee is to oversee our financial reporting processes on behalf of our Board of Directors. The Audit Committee’s functions are more fully described in its charter, which is available on our website at http://ir.shutterfly.com/essential-governance-documents. Management has the primary responsibility for our financial statements and reporting processes, including our systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management our audited financial statements as of and for the year ended December 31, 2017.

The Audit Committee reviewed with PricewaterhouseCoopers LLP such matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including the matters required to be discussed by Auditing Standard No. 1301, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board (“PCAOB”). In addition, the Audit Committee discussed with PricewaterhouseCoopers LLP their independence, and received from PricewaterhouseCoopers LLP the written disclosures and the letter required by Ethics and Independence Rule 3526 of the PCAOB. Finally, the Audit Committee discussed with PricewaterhouseCoopers LLP, with and without management present, the scope and results of PricewaterhouseCoopers LLP’s audit of such financial statements.

Based on these reviews and discussions, the Audit Committee has recommended to our Board of Directors that such audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2017 for filing with the Securities and Exchange Commission. The Audit Committee also has engaged PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2017 and is seeking ratification of such selection by the stockholders.

Audit Committee

Elizabeth S. Rafael, Chair

H. Tayloe Stansbury

Brian T. Swette

2018 PROXY STATEMENT	61

CERTAIN TRANSACTIONS

From January 1, 2017 to the present, there have been no (and there are no currently proposed) transactions in which the amount involved exceeded $120,000 to which the Company was (or is to be) a party and in which any executive officer, director, 5% beneficial owner of our Common Stock or member of the immediate family of any of the foregoing persons had (or will have) a direct or indirect material interest.

Our Audit Committee reviews the fairness and approval of any proposed transaction between management and other related parties of the Company (other than transactions that are subject to review by the Compensation and Leadership Development Committee) that are brought to the attention of the Audit Committee. In addition, our Code of Conduct and Ethics sets forth factors that should be considered in determining whether there may be a direct or 2017 indirect material interest, such as the size and nature of the person’s interest, the nature of the Company’s relationship with the other entity, whether the person has access to our confidential information, and whether the person has an ability to influence our decisions that would affect the other entity.

OTHER MATTERS

Our Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

ANNUAL REPORT

Our 2017 Annual Report to Stockholders is part of the proxy materials being distributed to our stockholders in connection with the Annual Meeting. This Proxy Statement and our 2017 Annual Report can be accessed at http://ir.shutterfly.com/annual- reports-and-proxies which does not have “cookies” that identify visitors to the site. The 2017 Annual Report contains our consolidated financial statements for fiscal 2017.

62

ANNUAL REPORT ON FORM 10-K

We have filed our Annual Report on Form 10-K for fiscal 2017 with the Securities and Exchange Commission. It is available free of charge at the Securities and Exchange Commission’s website at www.sec.gov and also available on the “Investor Relations” section of our website at http://ir.shutterfly.com/annual-reports-and-proxie. Upon written request (analystinquiries@shutterfly.com) or telephone request (650-632-2310) by a Shutterfly stockholder, we will mail without charge a copy of our Annual Report on Form 10-K for fiscal 2017, including the financial statements and financial statement schedules, but excluding exhibits to the Annual Report on Form 10-K for fiscal 2017. Exhibits to the Annual Report on Form 10-K for fiscal 2017 are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit(s). All requests should be directed to Investor Relations, Shutterfly, Inc., 2800 Bridge Parkway, Redwood City, California 94065.

By Order of the Board of Directors
Christopher North
President and Chief Executive Officer

Redwood City, California

April 13, 2018

2018 PROXY STATEMENT	63

APPENDIX A

SHUTTERFLY, INC.

2015 EQUITY INCENTIVE PLAN

(adopted by the Board on November 17, 2015)

(amended and restated through April 12, 2018)

1. PURPOSE. The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, and any Parents, Subsidiaries and Affiliates that exist now or in the future, by offering them an opportunity to participate in the Company’s future performance through the grant of Awards. Capitalized terms not defined elsewhere in the text are defined in Section 27.

2. SHARES SUBJECT TO THE PLAN.

2.1 Number of Shares Available. Subject to Sections 2.4 and 21 and any other applicable provisions hereof, the total number of Shares reserved and available for grant and issuance pursuant to this Plan is 3.600,000 Shares, plus (i) any reserved shares not issued or subject to outstanding grants under the Company’s 2006 Equity Incentive Plan (the “Prior Plan”) on the Effective Date (as defined below), (ii) shares that are subject to options or other awards granted under the Prior Plan that cease to be subject to Awards by forfeiture or otherwise after the Effective Date for any reason; (iii) shares issued under the Prior Plan before or after the Effective Date pursuant to the exercise of options or stock appreciation rights that are, after the Effective Date, forfeited, (iv) shares issued under the Prior

Plan that are repurchased by the Company at the original issue price; and (v) shares that are subject to options or other awards granted under the Prior Plan that otherwise terminate without Shares being issued. Awards issued as an Option or a SAR shall reduce the number of Shares available for issuance by the number of Shares underlying the Award, regardless of the number of Shares actually issued upon exercise of the Award. The Company may issue Shares that are authorized but unissued shares pursuant to the Awards granted under the Plan. The Company will reserve and keep available a sufficient number of Shares to satisfy the requirements of all outstanding Awards granted under the Plan.

2.2 Lapsed, Returned Awards. Shares subject to Awards, and Shares issued under the Plan under any Award, will again be available for grant and issuance in connection with subsequent Awards under this Plan to the extent such Shares: (a) are subject to issuance upon exercise of an Option or SAR granted under this Plan but which cease to be subject to the Option or SAR for any reason other than exercise of the Option or SAR; (b) are subject to Awards granted under this Plan that are forfeited or are repurchased by the Company at the original issue price; or (c) are subject to Awards granted under this Plan that otherwise terminate without such Shares being issued. The following Shares may not again be made available for future grant and issuance as Awards under the Plan: (i) Shares that are withheld to pay the exercise or purchase price of an Award or to satisfy any tax withholding obligations in connection with an Option or SAR, (ii) Shares not issued or delivered as a result of the net settlement of an outstanding Option or SAR or (iii) shares of the Company’s Common Stock repurchased on the open market with the proceeds of an Option exercise price. To the extent that a Performance Award in the form of a cash bonus has been made, such Award will not reduce the number of Shares available for issuance under the Plan. For the avoidance of doubt, Shares that otherwise become available for grant and issuance because of the provisions of this Section 2.2 shall not include Shares subject to Awards that initially became available because of the substitution clause in Section 21.2 hereof.

2.3 Limitations. No more than 3,600,000 Shares shall be issued pursuant to the exercise of ISOs.

2.4 Adjustment of Shares. If the number of outstanding Shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital

2018 PROXY STATEMENT	A-1

APPENDIX A

structure of the Company, without consideration, then (a) the number of Shares reserved for issuance and future grant under the Plan set forth in Sections 2.1 or 2.2, (b) the Exercise Prices of and number of Shares subject to outstanding Options and SARs, (c) the number of Shares subject to other outstanding Awards, (d) the maximum number of shares that may be issued as ISOs set forth in Section 2.3, and (e) the maximum number of Shares that may be issued to an individual or to a new Employee in any one calendar year set forth in Section 3, shall be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and in compliance with applicable securities laws; provided that fractions of a Share will not be issued.

3. ELIGIBILITY. ISOs may be granted only to Employees. All other Awards may be granted to Employees, Consultants, Directors and Non-Employee Directors; provided such Consultants, Directors and Non-Employee Directors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. No Participant will be eligible for the grant of more than one million (1,000,000) Shares in any calendar year under this Plan pursuant to the grant of Awards.

4. ADMINISTRATION.

4.1 Committee Composition; Authority. This Plan will be administered by the Committee or by the Board acting as the Committee. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan, except, however, the Board shall establish the terms for the grant of an Award to Non-Employee Directors. The Committee will have the authority to:

(a) construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

(b) prescribe, amend and rescind rules and regulations relating to this Plan or any Award;

(c) select persons to receive Awards;

(d) determine the form, terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may vest and be exercised (which may be based on performance criteria) or settled, any vesting acceleration or waiver of forfeiture restrictions, the method to satisfy tax withholding obligations or any other tax or similar liability legally due and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Committee will determine;

(e) determine the number of Shares or other consideration subject to Awards;

(f) determine the Fair Market Value in good faith and interpret the applicable provisions of this Plan and the definition of Fair Market Value in connection with circumstances that impact the Fair Market Value, if necessary;

(g) determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent or Subsidiary of the Company;

(h) grant waivers of Plan or Award conditions;

(i) determine the vesting, exercisability and payment of Awards;

(j) correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;

(k) determine whether an Award has been earned;

(l) reduce or waive any criteria with respect to Performance Factors;

(m) adjust Performance Factors to take into account changes in law and accounting or tax rules as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships provided that such adjustments are consistent with the regulations promulgated under Section 162(m) of the Code with respect to persons whose compensation is subject to Section 162(m) of the Code;

(n) Adopt rules and/or procedures (including the adoption of any subplan under this Plan) relating to the operation and administration of the Plan to accommodate requirements of local law and procedures outside of the United States;

(o) make all other determinations necessary or advisable for the administration of this Plan;

(p) delegate any of the foregoing to a subcommittee consisting of one or more executive officers pursuant to a specific delegation as permitted by applicable law, including Section 157(c) of the Delaware General Corporation Law, in which case references to “Committee” in this Section 4.1 will refer to such delegate(s), except with respect to Insiders; and

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(q) to exercise negative discretion on Performance Awards, reducing or eliminating the amount to be paid to Participants.

4.2 Committee Interpretation and Discretion. Any determination made by the Committee with respect to any Award shall be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time, and such determination shall be final and binding on the Company and all persons having an interest in any Award under the Plan. Any dispute regarding the interpretation of the Plan or any Award Agreement shall be submitted by the Participant or the Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and the Participant. The Committee may delegate to one or more executive officers the authority to review and resolve disputes with respect to Awards held by Participants who are not Insiders, and such resolution shall be final and binding on the Company and the Participant.

4.3 Section 162(m) of the Code and Section 16 of the Exchange Act. When necessary or desirable for an Award to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee administering the Plan in accordance with the requirements of Rule 16b-3 and Section 162(m) of the Code shall consist of at least two individuals, each of whom qualifies as (a) a Non-Employee Director under Rule 16b-3, and (b) an “outside director” pursuant to Code Section 162(m) and the regulations issued thereunder. At least two (or a majority if more than two then serve on the Committee) such

“outside directors” shall approve the grant of such Award and timely determine (as applicable) the Performance Period and any Performance Factors upon which vesting or settlement of any portion of such Award is to be subject. When required by Section 162(m) of the Code, prior to settlement of any such Award at least two (or a majority if more than two then serve on the Committee) such “outside directors” then serving on the Committee shall determine and certify in writing the extent to which such Performance Factors have been timely achieved and the extent to which the Shares subject to such Award have thereby been earned. Awards granted to Participants who are subject to Section 16 of the Exchange Act must be approved by two or more “non-employee directors” (as defined in the regulations promulgated under Section 16 of the Exchange Act). With respect to Participants whose compensation is subject to Section 162(m) of the Code, and provided that such adjustments are consistent with the regulations promulgated under Section 162(m) of the Code, the Committee may adjust the performance goals to account for changes in law and accounting and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships, including without limitation (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (c) a change in accounting standards required by generally accepted accounting principles.

4.4 Documentation. The Award Agreement for a given Award, the Plan and any other documents may be delivered to, and accepted by, a Participant or any other person in any manner (including electronic distribution or posting) that meets applicable legal requirements.

4.5 Foreign Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries and Affiliates operate or have employees or other individuals eligible for Awards, the Committee, in its sole discretion, shall have the power and authority to: (a) determine which Subsidiaries and Affiliates shall be covered by the Plan; (b) determine which individuals outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Committee determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/ or modifications shall increase the share limitations contained in Section 2.1 hereof; and (e) take any action, before or after an Award is made, that the Committee determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United

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States securities law, the Code, or any other applicable United States governing statute or law.

5. OPTIONS. An Option is the right but not the obligation to purchase a Share, subject to certain conditions, if applicable. The Committee may grant Options to eligible Employees, Consultants and Directors and will determine whether such Options will be Incentive Stock Options within the meaning of the Code (“ISOs”) or Nonqualified Stock Options (“NQSOs”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may vest and be exercised, and all other terms and conditions of the Option, subject to the following:

5.1 Option Grant. Each Option granted under this Plan will identify the Option as an ISO or an NQSO. An Option may be, but need not be, awarded upon satisfaction of such Performance Factors during any Performance Period as are set out in advance in the Participant’s individual Award Agreement. If the Option is being earned upon the satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for each Option; and (y) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to Options that are subject to different performance goals and other criteria.

5.2 Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, or a specified future date. The Award Agreement will be delivered to the Participant within a reasonable time after the granting of the Option.

5.3 Exercise Period. Options may be vested and exercisable within the times or upon the conditions as set forth in the Award Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further that no ISO granted to a person who, at the time the ISO is granted, directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary (“Ten Percent Stockholder”) will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.

5.4 Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted; provided that: (i) the Exercise Price of an Option will be not less than one hundred percent (100%) of the Fair Market Value of the Shares on the date of grant and (ii) the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with Section 11 and the Award Agreement and in accordance with any procedures established by the Company.

5.5 Method of Exercise. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Committee and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share. An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Committee may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Committee and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 2.4 of the Plan. Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

5.6 Termination of Participant. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee). The exercise of an Option will be subject to the following (except as may be otherwise provided in an Award Agreement):

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(a) If the Participant is Terminated for any reason except for Cause or the Participant’s death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such Options would have been exercisable by the Participant on the Termination Date no later than three (3) months after the Termination Date (or such shorter time period or longer time period as may be determined by the Committee, with any exercise beyond three (3) months after the Termination Date deemed to be the exercise of an NQSO), but in any event no later than the expiration date of the Options.

(b) If the Participant is Terminated because of the Participant’s death (or the Participant dies within three (3) months after a Termination other than for Cause or because of the Participant’s Disability), then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the Termination Date and must be exercised by the Participant’s legal representative, or authorized assignee, no later than twelve (12) months after the Termination Date (or such shorter time period not less than six (6) months or longer time period as may be determined by the Committee), but in any event no later than the expiration date of the Options.

(c) If the Participant is Terminated because of the Participant’s Disability, then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the Termination Date and must be exercised by the Participant (or the Participant’s legal representative or authorized assignee) no later than twelve (12) months after the

Termination Date (with any exercise beyond (a) three (3) months after the Termination Date when the Termination is for a Disability that is not a “permanent and total disability” as defined in Section 22(e)(3) of the Code, or (b) twelve (12) months after the Termination Date when the Termination is for a Disability that is a “permanent and total disability” as defined in Section 22(e)(3) of the Code, deemed to be exercise of an NQSO), but in any event no later than the expiration date of the Options.

(d) If the Participant is terminated for Cause, then Participant’s Options shall expire on such Participant’s Termination Date, or at such later time and on such conditions as are determined by the Committee, but in any no event later than the expiration date of the Options. Unless otherwise provided in the Award Agreement, Cause will have the meaning set forth in the Plan.

5.7 Limitations on Exercise. The Committee may specify a minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent any Participant from exercising the Option for the full number of Shares for which it is then exercisable.

5.8 Limitations on ISOs. With respect to Awards granted as ISOs, to the extent that the aggregate Fair Market Value of the Shares with respect to which such ISOs are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as NQSOs. For purposes of this Section 5.8, ISOs will be taken into account in the order in which they were granted. The Fair Market Value of the

Shares will be determined as of the time the Option with respect to such Shares is granted. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

5.9 Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code. Subject to Section 18 of this Plan, by written notice to affected Participants, the Committee may reduce the Exercise Price of outstanding Options without the consent of such Participants; provided, however, that the Exercise Price may not be reduced below the Fair Market Value on the date the action is taken to reduce the Exercise Price.

5.10 No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.

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6. RESTRICTED STOCK AWARDS.

6.1 Awards of Restricted Stock. A Restricted Stock Award is an offer by the Company to sell to an eligible Employee, Consultant or Director Shares that are subject to restrictions (“Restricted Stock”). The Committee will determine to whom an offer will be made, the number of Shares the Participant may purchase, the Purchase Price, the restrictions under which the Shares will be subject and all other terms and conditions of the Restricted Stock Award, subject to the Plan.

6.2 Restricted Stock Purchase Agreement. All purchases under a Restricted Stock Award will be evidenced by an Award Agreement. Except as may otherwise be provided in an Award Agreement, a Participant accepts a Restricted Stock Award by signing and delivering to the Company an Award Agreement with full payment of the Purchase Price, within thirty (30) days from the date the Award Agreement was delivered to the Participant. If the Participant does not accept such Award within thirty (30) days, then the offer of such Restricted Stock Award will terminate, unless the Committee determines otherwise.

6.3 Purchase Price. The Purchase Price for a Restricted Stock Award will be determined by the Committee and may be less than Fair Market Value on the date the Restricted Stock Award is granted. Payment of the Purchase Price must be made in accordance with Section 11 of the Plan, and the Award Agreement, and in accordance with any procedures established by the Company.

6.4 Terms of Restricted Stock Awards. Restricted Stock Awards will be subject to such restrictions as the Committee may impose or are required by law. These restrictions may be based on completion of a specified number of years of service with the Company or upon completion of Performance Factors, if any, during any Performance Period as set out in advance in the Participant’s Award Agreement. Prior to the grant of a Restricted Stock Award, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.

6.5 Termination of Participant. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).

7. STOCK BONUS AWARDS.

7.1 Awards of Stock Bonuses. A Stock Bonus Award is an award to an eligible Employee, Consultant or Director of Shares for services to be rendered or for past services already rendered to the Company or any Parent, Subsidiary, or Affiliate. All Stock Bonus Awards shall be made pursuant to an Award Agreement. No payment from the Participant will be required for Shares awarded pursuant to a Stock Bonus Award.

7.2 Terms of Stock Bonus Awards. The Committee will determine the number of Shares to be awarded to the Participant under a Stock Bonus

Award and any restrictions thereon. These restrictions may be based upon completion of a specified number of years of service with the Company or upon satisfaction of performance goals based on Performance Factors during any Performance Period as set out in advance in the Participant’s Stock Bonus Agreement. Prior to the grant of any Stock Bonus Award the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Stock Bonus Award; (b) select from among the Performance Factors to be used to measure performance goals; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Stock Bonus Awards that are subject to different Performance Periods and different performance goals and other criteria.

7.3 Form of Payment to Participant. Payment may be made in the form of cash, whole Shares, or a combination thereof, based on the Fair Market Value of the Shares earned under a Stock Bonus Award on the date of payment, as determined in the sole discretion of the Committee.

7.4 Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).

8. STOCK APPRECIATION RIGHTS.

8.1 Awards of SARs. A Stock Appreciation Right (“SAR”) is an award to an eligible Employee, Consultant or Director that may be settled in cash or Shares (which may consist of Restricted Stock), having a value equal to (a) the difference between

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the Fair Market Value on the date of exercise over the Exercise Price multiplied by (b) the number of Shares with respect to which the SAR is being settled (subject to any maximum number of Shares that may be issuable as specified in an Award Agreement). All SARs shall be made pursuant to an Award Agreement.

8.2 Terms of SARs. The Committee will determine the terms of each SAR including, without limitation: (a) the number of Shares subject to the SAR; (b) the Exercise Price and the time or times during which the SAR may be settled; (c) the consideration to be distributed on settlement of the SAR; and (d) the effect of the Participant’s Termination on each SAR. The Exercise Price of the SAR will be determined by the Committee when the SAR is granted, and may not be less than Fair Market Value. A SAR may be awarded upon satisfaction of Performance Factors, if any, during any Performance Period as are set out in advance in the Participant’s individual Award Agreement. If the SAR is being earned upon the satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for each SAR; and (y) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to SARs that are subject to different Performance Factors and other criteria.

8.3 Exercise Period and Expiration Date. A SAR will be exercisable within the times or upon the occurrence of events determined by the Committee and set forth in the Award Agreement governing such SAR. The SAR Agreement shall set forth the expiration date; provided that no SAR will be exercisable after the expiration of ten (10) years from the date the SAR is granted. The Committee may also provide for SARs to become exercisable at one time or from time to time, periodically or otherwise (including, without limitation, upon the attainment during a Performance Period of performance goals based on Performance Factors), in such number of Shares or percentage of the Shares subject to the SAR as the Committee determines. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee). Notwithstanding the foregoing, the rules of Section 5.6 also will apply to SARs.

8.4 Form of Settlement. Upon exercise of a SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying (i) the difference between the Fair Market Value of a Share on the date of exercise over the Exercise Price; times (ii) the number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment from the Company for the SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof. The portion of a SAR being settled may be paid currently or on a deferred basis with such interest or dividend equivalent, if any, as the Committee determines, provided that the terms of the SAR and any deferral satisfy the requirements of Section 409A of the Code.

9. RESTRICTED STOCK UNITS.

9.1 Awards of Restricted Stock Units. A Restricted Stock Unit (“RSU”) is an award to an eligible

Employee, Consultant or Director covering a number of Shares that may be settled in cash, or by issuance of those Shares (which may consist of Restricted Stock). All RSUs shall be made pursuant to an Award Agreement.

9.2 Terms of RSUs. The Committee will determine the terms of an RSU including, without limitation: (a) the number of Shares subject to the RSU; (b) the time or times during which the RSU may be settled; (c) the consideration to be distributed on settlement; and (d) the effect of the Participant’s Termination on each RSU. An RSU may be awarded upon satisfaction of such performance goals based on Performance Factors during any Performance Period as are set out in advance in the Participant’s Award Agreement. If the RSU is being earned upon satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for the RSU; (y) select from among the Performance Factors to be used to measure the performance, if any; and (z) determine the number of Shares deemed subject to the RSU. Performance Periods may overlap and participants may participate simultaneously with respect to RSUs that are subject to different Performance Periods and different performance goals and other criteria.

9.3 Form and Timing of Settlement. Payment of earned RSUs shall be made as soon as practicable after the date(s) determined by the Committee and set forth in the Award Agreement. The Committee, in its sole discretion, may settle earned RSUs in cash, Shares, or a combination of both. The Committee may also permit a Participant to defer payment under a RSU to a

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date or dates after the RSU is earned provided that the terms of the RSU and any deferral satisfy the requirements of Section 409A of the Code.

9.4 Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).

10. PERFORMANCE AWARDS. A Performance Award is an award to an eligible Employee, Consultant, or Director of a cash bonus or an award of Performance Shares denominated in Shares that may be settled in cash, or by issuance of those Shares (which may consist of Restricted Stock). Grants of Performance Awards shall be made pursuant to an Award Agreement that specifically references this Section 10.

10.1 Types of Performance Awards. Performance Awards shall include Performance Shares, Performance Units, and cash-based Awards as set forth in Sections 10.1(a), 10.1(b), and 10.1(c) below.

(a) Performance Shares. The Committee may grant Awards of Performance Shares, designate the Participants to whom Performance Shares are to be awarded and determine the number of Performance Shares and the terms and conditions of each such Award. Performance Shares shall consist of a unit valued by reference to a designated number of shares of Common Stock, the value of which may be paid to the Participant by delivery of shares of Common Stock or, if set forth in the instrument evidencing the Award, of such property as the Committee shall determine, including, without limitation, cash, shares of Common Stock, other property, or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee. The amount to be paid under an Award of Performance Shares may be adjusted on the basis of such further consideration as the Committee shall determine in its sole discretion.

(b) Performance Units. The Committee may grant Awards of Performance Units, designate the Participants to whom Performance Units are to be awarded and determine the number of Performance Units and the terms and conditions of each such Award. Performance Units shall consist of a unit valued by reference to a designated amount of property other than shares of Common Stock, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, shares of Common Stock, other property, or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee.

(c) Cash-Settled Performance Awards. The Committee may also grant cash-settled Performance Awards to Participants under the terms of this Plan. Such awards will be based on the attainment of performance goals using the Performance Factors within this Plan that are established by the Committee for the relevant performance period.

10.2 Terms of Performance Awards. The Committee will determine, and each Award Agreement shall set forth, the terms of each

Performance Award including, without limitation: (a) the amount of any cash bonus; (b) the number of Shares deemed subject to an award of Performance Shares (if any); (c) the Performance Factors and Performance Period that shall determine the time and extent to which each Performance Award will be settled; (d) the consideration to be distributed on settlement; and (e) the effect of the Participant’s Termination on each Performance Award. In establishing Performance Factors and the Performance Period the Committee will: (x) determine the nature, length and starting date of any Performance Period; (y) select from among the Performance Factors to be used and (z) determine the number of Shares deemed subject to the Performance Award (if any). Prior to settlement the Committee shall determine the extent to which Performance Awards have been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Performance Awards that are subject to different Performance Periods and different performance goals and other criteria. No Participant will be eligible for the grant of more than ten million dollars ($10,000,000) in Performance Awards denominated in cash in any calendar year under this Plan.

10.3 Value, Earning and Timing of Performance Shares. Any Award of Performance Shares will have an initial value equal to the Fair Market Value of a Share on the date of grant. After the applicable Performance Period has ended, the holder of an Award of Performance Shares will be entitled to receive a payout of the number of Shares earned by the Participant over the Performance Period, to be determined as a

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function of the extent to which the corresponding Performance Factors or other vesting provisions have been achieved. The Committee, in its sole discretion, may pay an earned Performance Share Award in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Shares at the close of the applicable Performance Period) or in a combination thereof. Performance Shares may also be settled in Restricted Stock.

10.4 Termination of Participant. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).

11. PAYMENT FOR SHARE PURCHASES. Payment from a Participant for Shares purchased pursuant to this Plan may be made in cash or by check or, where approved for the Participant by the Committee and where permitted by law (and to the extent not otherwise set forth in the applicable Award Agreement):

(a) by cancellation of indebtedness of the Company to the Participant;

(b) by surrender of shares of capital stock of the Company held by the Participant that have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Award will be exercised or settled;

(c) by waiver of compensation due or accrued to the Participant for services rendered or to be rendered to the Company or a Parent or Subsidiary of the Company;

(d) by consideration received by the Company pursuant to a broker-assisted or other form of cashless exercise program implemented by the Company in connection with the Plan;

(e) by any combination of the foregoing; or

(f) by any other method of payment as is permitted by applicable law.

12. GRANTS TO NON-EMPLOYEE DIRECTORS.

12.1 Types of Awards. Non-Employee Directors are eligible to receive any type of Award offered under this Plan except ISOs. Awards pursuant to this Section 12 may be automatically made pursuant to policy adopted by the Board, or made from time to time as determined in the discretion of the Board. The aggregate cash and equity compensation granted to a Non-Employee Director pursuant to this Section 12 in any calendar year shall not exceed $750,000.

12.2 Eligibility. Awards pursuant to this Section 12 shall be granted only to Non-Employee Directors. A Non-Employee Director who is elected, re-elected or appointed as a member of the Board will be eligible to receive an Award under this Section 12.

12.3 Vesting, Exercisability and Settlement. Except as set forth in Section 21, Awards shall vest, become exercisable and be settled as determined by the Board. With respect to Options and SARs, the exercise price granted to Non-Employee Directors shall not be less than the Fair Market Value of the Shares at the time that such Option or SAR is granted.

12.4 Election to receive Awards in Lieu of Cash. A Non-Employee Director may elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of cash or Awards or a combination thereof, as determined by the Committee. Such Awards shall be issued under the Plan. An election under this Section 12.4 shall be filed with the Company on the form prescribed by the Company.

13. WITHHOLDING TAXES.

13.1 Withholding Generally. Whenever Shares are to be issued in satisfaction of Awards granted under this Plan or a tax event occurs, the Company may require the Participant to remit to the Company, or to the Parent, Subsidiary or applicable Affiliate employing the Participant, an amount sufficient to satisfy applicable U.S. federal, state, local and international withholding tax requirements or any other tax or social insurance liability legally due from the Participant prior to the delivery of Shares pursuant to exercise or settlement of any Award. Whenever payments in satisfaction of Awards granted under this Plan are to be made in cash, such payment will be net of an amount sufficient to satisfy applicable U.S. federal, state, local and international withholding tax or social insurance requirements or any other tax liability legally due from the Participant. The Fair Market Value of the Shares will be determined as of the date that the taxes are required to be withheld and such Shares shall be valued based on the value of the actual trade or, if there is none, the Fair Market Value of the Shares as of the previous trading day.

13.2 Stock Withholding. The Committee, as permitted by applicable law, in its sole discretion and pursuant to such procedures as it may specify from time to time and to limitations of local law, may require or permit a Participant to satisfy such tax withholding obligation or any other tax liability legally due from the Participant, in whole or in part by (without limitation) (a) paying cash,

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(b) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld or such greater amount that will not cause adverse accounting treatment for the Company or any Parent or Subsidiary, (c) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld or such greater amount that will not cause adverse accounting treatment for the Company or any Parent or Subsidiary, or (d) withholding from proceeds of the sale of otherwise deliverable Shares acquired pursuant to an Award either through a voluntary sale or through a mandatory sale arranged by the Company for the minimum amount required to be withheld or such greater amount that will not cause adverse accounting treatment for the Company or any Parent or Subsidiary. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

14. TRANSFERABILITY. Unless determined otherwise by the Committee or its delegate(s) or pursuant to this Section 14, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner, other than by (i) a will or (ii) by the laws of descent or distribution. If the Committee makes an Award transferable, including, without limitation, by instrument to an inter vivos or testamentary trust in which the Awards are to be passed to beneficiaries upon the death of the trustor (settlor) or by gift or domestic relations order to a Permitted Transferee, such Award shall contain such additional terms and conditions as the

Committee or its delegate(s) deems appropriate. All Awards will be exercisable: (A) during the Participant’s lifetime only by (x) the Participant, or (y) the Participant’s guardian or legal representative; (B) after the Participant’s death, by the legal representative of the Participant’s heirs or legatees; and (C) in the case of all awards except ISOs, by a Permitted Transferee (for awards made transferable by the Committee) or such person’s guardian or legal representative.

15. PRIVILEGES OF STOCK OWNERSHIP; RESTRICTIONS ON SHARES.

15.1 Voting and Dividends. No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant, except for any dividend equivalent rights permitted by an applicable Award Agreement (“Dividend Equivalent Rights”). After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided, further, that the Participant will have no right to retain such stock dividends or stock distributions with respect to Shares that are repurchased at the Participant’s Purchase Price or Exercise Price, as the case may be, pursuant to Section 15.2. However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Shares underlying an Award during the period beginning on the date the Award is granted and ending, with respect to each Share subject to the Award, on the earlier of the date on which the Award is exercised or settled or the date on which it is forfeited. Such Dividend Equivalent Rights, if any, shall be credited to the Participant in the form of additional whole Shares as of the date of payment of such cash dividends on Shares. Notwithstanding the provisions of this Section, cash dividends, stock and any other property (other than cash) distributed as a dividend or otherwise with respect to any Award that vests based on achievement of performance goals shall either (i) not be paid or credited or (ii) be accumulated, shall be subject to restrictions and risk of forfeiture to the same extent as the underlying Award and shall be paid at the time such restrictions and risk of forfeiture lapse.

15.2 Restrictions on Shares. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) a right to repurchase (a “Right of Repurchase”) a portion of any or all Unvested Shares held by a Participant following such Participant’s Termination at any time within ninety (90) days (or such longer or shorter time determined by the Committee) after the later of the Participant’s Termination Date and the date the Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant’s Purchase Price or Exercise Price, as the case may be.

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APPENDIX A

16. CERTIFICATES. All Shares or other securities, whether or not certificated, delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable U.S. federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted and any non-U.S. exchange controls or securities law restrictions to which the Shares are subject.

17. ESCROW; PLEDGE OF SHARES. To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates.

18. REPRICING; EXCHANGE AND BUYOUT OF AWARDS. Other than pursuant to Section 2.4, the Committee shall not without the approval of the Company’s stockholders, (a) lower the exercise price per Share of an Option or SAR after it is granted, (b) cancel an Option or SAR when the exercise price per Share exceeds the Fair Market Value of one Share in exchange for cash or another Award (other than in connection with a Corporate Transaction pursuant to Section 21), or (c) take any other action with respect to an Option or SAR that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Shares are listed.

19. SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. An Award will not be effective unless such Award is in compliance with all applicable U.S. and foreign federal and state securities and exchange control laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/ or (b) completion of any registration or other qualification of such Shares under any state or federal or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any foreign or state securities laws, exchange control laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

20. NO OBLIGATION TO EMPLOY. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent, Subsidiary or Affiliate or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate to terminate Participant’s employment or other relationship at any time.

21. CORPORATE TRANSACTIONS.

21.1 Assumption or Replacement of Awards by Successor. In the event of a Corporate Transaction, all Shares acquired under the Plan and all Awards will be subject to the agreement governing such Corporate Transaction. Such agreement need not treat all Awards in an identical manner, and it will provide for one or more of the following with respect to each Award:

(a) The continuation of the Award by the Company (if the Company is the surviving corporation).

(b) The assumption of the Award by the surviving corporation or its parent and, with respect to an Award that is subject to Section 409A of the Code, in a manner that complies with Section 424(a) of the Code (whether or not the Award is an ISO).

(c) The substitution by the surviving corporation or its parent of a new Award, and with respect an Award that is subject to Section 409A of the Code, in a manner that complies with Section 424(a) of the Code (whether or not the Award is an ISO).

(d) The full or partial acceleration of exercisability or vesting and accelerated expiration of an outstanding Award and lapse of the Company’s right to repurchase or re-acquire shares acquired under an Award or lapse of forfeiture rights with respect to shares acquired under an Award.

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APPENDIX A

(e) A payment to the Participant equal to the excess of (i) the Fair Market Value of the Shares subject to the Award as of the effective date of such Corporate Transaction over (ii) the Exercise Price or Purchase Price of Shares, as the case may be, subject to the Award in connection with the cancellation of the Award. Such payment will be made in the form of cash, cash equivalents, or securities of the surviving corporation or its parent with a Fair Market Value equal to the required amount. The successor corporation may provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards). Subject to Section 409A of the Code, such payment may be made in installments and may be deferred until the date or dates when the Award would have become exercisable or such Shares would have vested. The amount of such payment initially will be calculated without regard to whether or not the Award is then exercisable or such Shares are then vested. However, such payment may be subject to vesting based on the Participant’s continuing service as an Employee, Consultant or Director. In addition, any escrow, holdback, earnout or similar provisions in the agreement for such Corporate Transaction may apply to such payment to the same extent and in the same manner as such provisions apply to the holders of Shares. If the Exercise Price of the Shares subject to an Option exceeds the Fair Market Value of such Shares, then the Option may be cancelled without making a payment to the Participant. For purposes of this subsection, the Fair Market Value of any security will be determined without regard to any vesting conditions that may apply to such security.

(f) The cancellation of outstanding Awards in exchange for no consideration.

The Board shall have full power and authority to assign the Company’s right to repurchase or re-acquire or forfeiture rights to such successor or acquiring corporation. In addition, in the event such successor or acquiring corporation refuses to assume, convert, replace or substitute Awards, as provided above, pursuant to a Corporate Transaction, the Committee will notify the

Participant in writing or electronically that such Award will be exercisable for a period of time determined by the Committee in its sole discretion, and such Award will terminate upon the expiration of such period. Awards need not be treated similarly in a Corporate Transaction.

21.2 Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company’s award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the Purchase Price or the Exercise Price, as the case may be, and the number and nature of Shares issuable upon exercise or settlement of any such Award will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option in substitution rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price. Substitute Awards will not reduce the number of Shares authorized for grant under the Plan or authorized for grant to a Participant in any calendar year.

22. ADOPTION AND STOCKHOLDER APPROVAL. This Plan shall be submitted for the approval of the Company’s stockholders, consistent with applicable laws, within twelve (12) months before or after the date this Plan is adopted by the Board.

23. TERM OF PLAN/GOVERNING LAW. Unless earlier terminated as provided herein, this Plan will become effective on the Effective Date and will terminate ten (10) years from the date this Plan is adopted by the Board. This Plan and all Awards granted hereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflict of laws rules.

24. AMENDMENT OR TERMINATION OF PLAN. The Board may at any time terminate or amend this Plan in any respect, including, without limitation, amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the

25. NONEXCLUSIVITY OF THE PLAN. Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be

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APPENDIX A

construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock awards and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

26. INSIDER TRADING POLICY; CLAWBACK OR RECOUPMENT POLICY. Each Participant who receives an Award shall comply with any policy adopted by the Company from time to time covering transactions in the Company’s securities by Employees, officers and/or directors of the Company. All Awards shall be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Board or required by law during the term of Participant’s employment or other service with the Company that is applicable to executive officers, employees, directors or other service providers of the Company, and in addition to any other remedies available under such policy and applicable law, may require the cancelation of outstanding Awards and the recoupment of any gains realized with respect to Awards.

27. DEFINITIONS. As used in this Plan, and except as elsewhere defined herein, the following terms will have the following meanings:

“Affiliate” means any person or entity that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company, including any general partner, managing member, officer or director of the Company, in each case as of the date on which, or at any time during the period for which, the determination of affiliation is being made. For purposes of this definition, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such person or entity, whether through the ownership of voting securities or by contract or otherwise.

“Award” means any award under the Plan, including any Option, Restricted Stock, Stock Bonus, Stock Appreciation Right, Restricted Stock Unit or Performance Award.

“Award Agreement” means, with respect to each Award, the written or electronic agreement between the Company and the Participant setting forth the terms and conditions of the Award, and country-specific appendix thereto for grants to non-U.S.

Participants, which shall be in substantially a form (which need not be the same for each Participant) that the Committee (or in the case of Award Agreements that are not used by Insiders, the Committee’s delegate(s)) has from time to time approved, and will comply with and be subject to the terms and conditions of this Plan.

“Board” means the Board of Directors of the Company.

“Cause” means (a) the commission of an act of theft, embezzlement, fraud, dishonesty, (b) a breach of fiduciary duty to the Company or a Parent or Subsidiary of the Company, or (c) a failure to materially perform the customary duties of employee’s employment, unless other provided in an individual agreement with the Award recipient.

“Code” means the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

“Committee” means the Compensation and Leadership Development Committee of the Board or those persons to whom administration of the Plan, or part of the Plan, has been delegated as permitted by law.

“Common Stock” means the common stock of the Company.

“Company” means Shutterfly, Inc., or any successor corporation.

“Consultant” means any person, including an advisor or independent contractor, engaged by the Company or a Parent, Subsidiary or Affiliate to render services to such entity.

“Corporate Transaction” means the occurrence of any of the following events: (a) any “Person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then-outstanding voting securities; provided, however, that for purposes of this subclause (a) the acquisition of additional securities by any one Person who is considered to own more than fifty percent (50%) of the total voting power of the securities of the Company will not be considered a Corporate Transaction; (b) the consummation of the sale or disposition by the Company of all or substantially all of the

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APPENDIX A

Company’s assets; (c) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation; (d) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company) or (e) a change in the effective control of the Company that occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by members of the Board whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purpose of this subclause (e), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Corporate Transaction. For purposes of this definition, Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company. Notwithstanding the foregoing, to the extent that any amount constituting deferred compensation

(as defined in Section 409A of the Code) would become payable under this Plan by reason of a Corporate Transaction, such amount shall become payable only if the event constituting a Corporate Transaction would also qualify as a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, each as defined within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and IRS guidance that has been promulgated or may be promulgated thereunder from time to time.

“Director” means a member of the Board.

“Disability” means in the case of incentive stock options, total and permanent disability as defined in Section 22(e)(3) of the Code and in the case of other Awards, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

“Dividend Equivalent Right” means the right of a Participant, granted at the discretion of the Committee or as otherwise provided by the Plan, to receive a credit for the account of such Participant in an amount equal to the cash dividends paid on one Share for each Share represented by an Award held by such Participant.

“Effective Date” means the date this Plan is approved by the Company’s stockholders, the date of which shall be within twelve (12) months before or after the date this Plan is adopted by the Board.

“Employee” means any person, including Officers and Directors, employed by the Company or any Parent, Subsidiary or Affiliate. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Exercise Price” means, with respect to an Option, the price at which a holder may purchase the Shares issuable upon exercise of an Option and with respect to a SAR, the price at which the SAR is granted to the holder thereof.

“Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:

(a) if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal or such other source as the Board or the Committee deems reliable;

(b) if such Common Stock is publicly traded but is neither listed nor admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal or such other source as the Board or the Committee deems reliable; or

(c) if none of the foregoing is applicable, by the Board or the Committee in good faith.

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APPENDIX A

“Insider” means an officer or director of the Company or any other person whose transactions in the Company’s Common Stock are subject to Section 16 of the Exchange Act.

“IRS” means the United States Internal Revenue Service

“Non-Employee Director” means a Director who is not an Employee of the Company or any Parent, Subsidiary or Affiliate.

“Option” means an award of an option to purchase Shares pursuant to Section 5 or Section 12 of the Plan.

“Parent” has the same meaning as “parent corporation” in Section 424(e) of the Code.

“Participant” means a person who holds an Award under this Plan.

“Performance Award” means cash or stock granted pursuant to Section 10 or Section 12 of the Plan.

“Performance Factors” means any of the factors selected by the Committee and specified in an Award Agreement, from among the following objective measures, either individually, alternatively or in any combination, applied to the Company as a whole or any business unit or Subsidiary, either individually, alternatively, or in any combination, on a GAAP or non-GAAP basis, and measured, to the extent applicable on an absolute basis or relative to a pre-established target, index, or other companies, to determine whether the performance goals established by the Committee with respect to applicable Awards have been satisfied:

•	Profit Before Tax;
•	Sales;

•	Expenses;

•	Billings;

•	Revenue;

•	Net revenue;

•	Earnings (which may include earnings before interest and taxes, earnings before taxes, net earnings, stock-based compensation expenses, depreciation and amortization);

•	Operating income;

•	Operating margin;

•	Operating profit;

•	Controllable operating profit, or net operating profit;

•	Net Profit;

•	Gross margin;

•	Operating expenses or operating expenses as a percentage of revenue;

•	Net income;

•	Earnings per share;

•	Total stockholder return;

•	Market share;

•	Return on assets or net assets;

•	The Company’s stock price;

•	Growth in stockholder value relative to a pre-determined index;

•	Return on equity;

•	Return on invested capital;
•	Cash Flow (including free cash flow or operating cash flows);

•	Balance of cash, cash equivalents and marketable securities;

•	Cash conversion cycle;

•	Economic value added;

•	Individual confidential business objectives;

•	Contract awards or backlog;

•	Overhead or other expense reduction;

•	Credit rating;

•	Completion of an identified special project;

•	Completion of a joint venture or other corporate transaction;

•	Strategic plan development and implementation;

•	Succession plan development and implementation;

•	Improvement in workforce diversity;

•	Employee satisfaction;

•	Employee retention;

•	Customer indicators and satisfaction;

•	New product invention or innovation;

•	Research and development expenses;

•	Attainment of research and development milestones;

•	Improvements in productivity;

•	Bookings;

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APPENDIX A

•	Working-capital targets and changes in working capital; and

•	Attainment of objective operating goals and employee metrics.

The Committee may, in recognition of unusual or non-recurring items such as acquisition- related activities or changes in applicable accounting rules, provide for one or more, equitable adjustments (based on objective standards) to the Performance Factors to preserve the Committee’s original intent regarding the Performance Factors at the time of the initial award grant. It is within the sole discretion of the Committee to make or not make any such equitable adjustments.

“Performance Period” means one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Factors will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance Award.

“Performance Share” means an Award granted pursuant to Section 10 or Section 12 of the Plan, the payment of which is contingent upon achieving certain performance goals established by the Committee.

“Performance Unit” means a right granted to a Participant pursuant to Section 10 or Section 12, to receive Stock (or cash or a combination thereof), the payment of which is contingent upon achieving certain performance goals established by the Committee.

“Permitted Transferee” means any child, stepchild, grandchild, parent, stepparent,

grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships) of the Employee, any person sharing the Employee’s household (other than a tenant or employee), a trust in which these persons (or the Employee) have more than 50% of the beneficial interest, a foundation in which these persons (or the Employee) control the management of assets, and any other entity in which these persons (or the Employee) own more than 50% of the voting interests.

“Plan” means this Shutterfly, Inc. 2015 Equity Incentive Plan.

“Purchase Price” means the price to be paid for Shares acquired under the Plan, other than Shares acquired upon exercise of an Option or SAR.

“Restricted Stock Award” means an award of Shares pursuant to Section 6 or Section 12 of the Plan, or issued pursuant to the early exercise of an Option.

“Restricted Stock Unit” means an Award granted pursuant to Section 9 or Section 12 of the Plan.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Shares” means shares of the Company’s Common Stock and the common stock of any successor security.

“Stock Appreciation Right” means an Award granted pursuant to Section 8 or Section 12 of the Plan.

“Stock Bonus” means an Award granted pursuant to Section 7 or Section 12 of the Plan.

“Subsidiary” has the same meaning as “subsidiary corporation” in Section 424(f) of the Code.

“Termination” or “Terminated” means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, officer, director, consultant, independent contractor or advisor to the Company or a Parent or Subsidiary of the Company. An employee will not be deemed to have ceased to provide services in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by the Committee; provided, that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute or unless provided otherwise pursuant to formal policy adopted from time to time by the Company and issued and promulgated to employees in writing. In the case of any employee on an approved leave of absence, the Committee may make such provisions respecting suspension of vesting of the Award while on leave from the employ of the Company or a Parent or Subsidiary of the Company as it may deem appropriate, except that in no event may an Award be exercised after the expiration of the term set forth in the applicable Award Agreement. In the event of military leave, if required by applicable laws, vesting will continue for the longest period that vesting continues under any other statutory or Company approved leave of absence and, upon a Participant’s returning from military leave (under conditions that would entitle him or her to protection upon

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such return under the Uniform Services Employment and Reemployment Rights Act), he or she will be given vesting credit with respect to Awards to the same extent as would have applied had the Participant continued to provide services to the Company throughout the leave on the same terms as he or she was providing services immediately prior to such leave. An employee will have terminated employment as of the date he or she ceases to provide services (regardless of whether the termination is in breach of local laws or is later found to be invalid) and employment will not be extended by any notice period or garden leave mandated by local law. The Committee will have sole discretion to determine whether a Participant has ceased to provide services for purposes of the Plan and the effective date on which the Participant ceased to provide services (the “Termination Date”).

“Treasury Regulations” means regulations promulgated by the United States Treasury Department.

“Unvested Shares” means Shares that have not yet vested or are subject to a right of repurchase in favor of the Company (or any successor thereto).

2018 PROXY STATEMENT	A-17

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1. Election of Directors
Nominees
01 Thomas D. Hughes 02 Eva Manolis 03 Elizabeth(Libby)Sartain
The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For Against Abstain
2    To approve, on an advisory basis, the compensation of Shutterfly’s named executive officers.    0 0 0
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4    To ratify the selection of PricewaterhouseCoopers LLP as Shutterfly’s independent registered public accounting    0 0 0    firm for the year ending December 31, 2018.
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SHUTTERFLY, INC.
Annual Meeting of Stockholders—May 23, 2018 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
The undersigned hereby appoints Christopher North and Michael Pope, and each of them, with full power of substitution, as proxies and attorneys-in-fact of the undersigned with all powers that the undersigned would possess if present at the Annual Meeting of Stockholders of Shutterfly, Inc. to be held on May 23, 2018, at 2800 Bridge Parkway, Redwood City, California 94065, and hereby authorizes each of them to represent and vote, as provided on the other side, all shares of Shutterfly, Inc. Common Stock that the undersigned is entitled to vote at the meeting, and, in their discretion, to vote upon such other business as may properly come before the meeting, or at any adjournment or postponement thereof. The undersigned hereby revokes all proxies previously given to vote at the meeting or any adjournment or postponement thereof.
THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR ALL” THE NOMINEES IN PROPOSAL 1 AND “FOR” PROPOSALS 2, 3 AND 4.
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Continued and to be signed on reverse side